UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________________________________________

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
_________________________________________________________________________

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FIRST HORIZON CORPORATION

Notice & Proxy Statement

for 2025 Annual Meeting of Shareholders

March 17, 2025

Dear Fellow Shareholder:

On behalf of the Board of Directors, we are pleased to invite you to attend our 2025 annual meeting of shareholders, to be held at 8:00 a.m. Central Time on April 29, 2025, in the Auditorium of the First Horizon Building, 165 Madison Avenue, Memphis, Tennessee 38103.

In order to provide the proxy materials to our shareholders in an expedited manner while significantly lowering the costs of delivery and reducing the environmental impact of our annual meeting, we are furnishing these materials to shareholders on the internet at www.proxydocs.com/FHN. You will receive a notice with instructions for accessing the materials and voting via the internet in addition to information about how to obtain paper copies of our proxy materials if you would prefer. Following this letter are the formal notice of the annual meeting and our 2025 proxy statement. The proxy statement contains detailed information on the matters to be voted on at the annual meeting.

Your vote is important. We encourage you to vote your proxy by telephone or via the internet or, if you received a paper proxy card by mail, you may also vote by signing, dating and returning it by mail. Even if you plan to attend the meeting, please vote your proxy as soon as possible.

In order to accommodate those attending, we ask that you let us know of your plans to attend by so indicating when you vote. Registration and seating will begin at 7:30 a.m. Central Time. We will ask you to sign in and present valid photo identification (or other identification acceptable to the company) as well as proof of ownership acceptable to the company, such as an appropriate brokerage statement. If you are the legal representative of a shareholder, also bring proof of that status as described on page 2 of this proxy statement. Cameras and recording devices will not be permitted at the meeting.

We thank you for your continued support of First Horizon and for the trust and confidence you place in our company.
D. Bryan Jordan
Chairman of the Board,
President & Chief Executive Officer

Notice of Annual Meeting of Shareholders
April 29, 2025
8:00 a.m. Central Time

The annual meeting of the holders of First Horizon Corporation’s common stock will be held at 8:00 a.m. Central Time on April 29, 2025, in the Auditorium of the First Horizon Building, 165 Madison Avenue, Memphis, Tennessee 38103.
The items of business are:
1.    Election of 12 directors to serve until the 2026 annual meeting of shareholders and until their successors are duly elected and qualified.
2.    Approval of an advisory resolution to approve executive compensation (“say on pay”).
3. Ratification of the appointment of auditors.
These items are described more fully in the following pages, which are made a part of this notice. The close of business on February 28, 2025 is the record date for the meeting. All holders of record of First Horizon’s common stock as of that time are entitled to vote at the meeting.
Management requests that you vote your proxy by telephone or over the internet or that you sign and return the form of proxy promptly, as applicable, so that if you are unable to attend the meeting your shares can nevertheless be voted. You may revoke a proxy at any time before it is exercised at the annual meeting in the manner described on page 7 of the proxy statement.
Shannon M. Hernandez
Senior Vice President,
Assistant General Counsel,
and Corporate Secretary
Memphis, Tennessee
March 17, 2025

IMPORTANT NOTICE
Please (1) vote your proxy by telephone, (2) vote your proxy over the internet, or (3) mark, date, sign and promptly mail the form of proxy, as applicable, so that your shares will be represented at the meeting.
If you hold your shares in street name, it is critical that you instruct your broker or bank how to vote if you want your vote to count in the election of directors and the advisory resolution to approve executive compensation (vote items 1 and 2 of this proxy statement). Under current regulations, if you hold your shares in street name and you do not instruct your broker or bank how to vote in these matters, no votes will be cast on your behalf with respect to these matters. For additional information, see page 8 of the proxy statement.

TABLE OF CONTENTS

Proxy Summary	2	Vote Item 2—Say on Pay	45
The Annual Meeting	2	Say on Pay Vote Last Year	45
Vote Items	2	Alignment of Pay with Performance	45
Performance Highlights	2	Say on Pay Resolution	45
Board, Governance & Compensation Highlights	4
		Vote Item 3—Auditor Ratification	46
Annual Meeting Matters	6	Appointment of Auditors for 2025	46
		Auditor Fees Past Two Years	46
Culture & Governance	9	Pre-Approval Policy for Auditor's Services	46
Our Firstpower Culture	9
Our Awards	10	Compensation Discussion & Analysis	48
Corporate Responsibility	10	CD&A Executive Summary	48
Corporate Governance	12	CD&A Glossary	54
		Pay Components & Decisions	54
Board Matters	13	Total Direct Compensation (TDC)	54
Independence & Categorical Standards	13	Salary	54
Board Structure & Role in Risk Oversight	15	Incentive Mix	55
Board Committees	18	Annual Cash Incentive	55
Committee Charters & Composition	18	Long-Term Incentive Awards	59
Audit Committee (incl'g Committee Report)	19	Compensation Practices & Philosophies	60
Compensation Committee (incl'g Committee Report)	21	Peer Group & Market Benchmarking	61
Executive Committee	24	Deferral, Retirement, & Other Benefits	61
Information Technology Committee	24	Clawback Policies & Practices	63
Nominating and Corporate Governance Committee	24	Equity Grant Processes	63
Risk Committee	26	Compensation Governance	63
Compensation Comm. Interlocks & Insider Participation	26	Compensation Committee Report	64
Director Meeting Attendance	26
Executive Sessions of the Board	27	Recent Compensation	65
Communication with the Board	27	Summary Compensation Table	65
		Grants of Plan-Based Awards	67
Director Compensation	28	Supplemental Compensation Disclosures	69
Directors in 2024	28	Awards Outstanding at Year-End	69
Director Programs	28	Awards Exercised & Vested	71
Director Compensation Table	29
Awards Outstanding at Year-End	30	Post-Employment Compensation	73
Director Awards Exercised & Vested	31	Pension Plans	73
		Nonqualified Deferred Compensation Plans	74
Stock Ownership Information	32	Employment & Termination Arrangements	75
Policies on Insider Trading and Hedging	33
		Pay Versus Performance	80
Vote Item 1—Election of Directors	35
Board Composition & Processes	35	Other Matters	89
Board Experiences, Qualifications, Attributes and Skills	37	2026 Annual Meeting—Proposal & Nomination Deadlines	89
Nominees for Election	39	Availability of Annual Report on Form 10-K	90
		Pay Ratio of CEO to Median Employee	90

1	2025 PROXY STATEMENT

PROXY SUMMARY
Proxy Summary
Please read the entire proxy statement before voting. This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information that you should consider. Page references are supplied to help you find further information in the proxy statement.

The Annual Meeting

Time and Date	8:00 a.m. Central Time, April 29, 2025
Place	The Auditorium of the First Horizon Building, 165 Madison Avenue, Memphis, Tennessee 38103
Record Date	February 28, 2025
Common Shares Outstanding	514,158,234 common shares were outstanding on the record date and entitled to vote
Internet Availability of Proxy Materials	First Horizon uses the SEC’s “notice and access” rule. Notice of internet availability of proxy materials will be sent on or about March 17, 2025.
Admission Requirements
To attend the meeting in person you will need proof of your stock ownership such as an appropriate brokerage statement and valid photo identification (or other identification acceptable to the company). If you are the legal representative of a shareholder, you must also bring a letter from the shareholder certifying (a) the beneficial ownership you represent and (b) your status as a legal representative. We will determine in our sole discretion whether the letter presented for admission meets the above requirements.

Vote Items

ITEM	MATTER	BOARD RECOMMENDATION	PROXY PAGE NUMBER
Vote Item 1	Election of directors. We are asking you to elect the 12 nominees named in this proxy statement as directors for a one-year term.	FOR each nominee	35
Vote Item 2	Say on pay advisory resolution on executive compensation. In accordance with SEC rules, we are asking you to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement.	FOR	45
Vote Item 3	Ratification of appointment of auditors. We are asking you to ratify the appointment of KPMG LLP as our auditors for 2025.	FOR	46
Performance Highlights
At First Horizon, our value is created through a focus on three clear principles – safety and soundness, profitability, and growth – in that order. We execute on these priorities by operating in an attractive footprint with a distinctive business model that performs across economic cycles.

Financial highlights for the year are built on these three principles and include:

•Our net charge-off ratio for the full year of 18 basis points declined 10 basis points from the prior year, highlighting the value of our disciplined client selection and underwriting process.
•We maintained strong capital levels, ending the year with a CET1 ratio of 11.2%. Our strong capital position supported $604 million of share repurchases in 2024 and the approval of $1 billion of repurchase authority late in 2024.

•We delivered a strong net interest margin of 3.35%, despite declining interest rates in the second half of the year.

•Total loans grew 3% and total deposits grew by 2% compared to 2023 average balances despite very competitive market conditions and only modest economic growth.

2	2025 PROXY STATEMENT

PROXY SUMMARY
•Our one-year total shareholder return in 2024 was +47.66%, meaning that a $100 investment made at year-end 2023 would have grown to $147.66 by year-end 2024, with dividends reinvested.

In 2024 we focused on several long-term strategic projects, including:
Operational Quality Initiatives. We reorganized how we manage our businesses, including responsibility changes throughout middle, upper, and senior management. Through a cross functional team and formalized process, our Quality Council completed more than 300 projects that enhance our ability to deliver exceptional associate and client experiences. Our Strategic Investment Board reviewed and approved projects across all business areas to ensure that they furthered our major priorities, including delivery of automation capabilities that leverage artificial intelligence, robotic process automation and other digital integrations. Through all these initiatives, we sought to live up to the promise of our marketing slogan: Big Bank Muscle, Small Bank Hustle.

Technology Transformation. We began implementing multi-year plans to transform our digital systems to enhance reliability, security, ease of use, productivity, and scalability. We aim to invest in data analytics to enable better client service as well as better fraud and intrusion detection and mitigation, to support heightened regulatory expectations as we grow in size, and to enable our retail strategy.

Retail Strategy. By the end of 2024 we created a roadmap to replace our consumer digital platform and put into place plans to expand or enhance specific products and product groups. We also implemented plans to enhance our presence in several specific retail markets by closing some financial centers and opening others, resulting in a net expansion of our network and an improvement in the efficiencies of our physical facilities. In support of these plans, we refocused associate hiring and training to emphasize specific skills and implemented systems, processes, and policies to improve performance management and profitability while maintaining or improving client experience.

In 2024, we celebrated our 160th year in business, honoring our predecessors, associates, clients, partners, communities and shareholders, all of whom have contributed to making First Horizon the highly-regarded financial institution it is today. In recognition of this milestone, we initiated a special Grants for Good Campaign through the First Horizon Foundation, awarding $1.6 million to 160 nonprofit organizations across our footprint. Overall, awards from our Foundations totaled approximately $20 million for the year, with 51% dedicated to low- and moderate-income communities. Tragically, during the year, a number of our communities were devastated by natural disasters. Our team responded by providing immediate and long-term support to affected associates, clients and communities, truly embodying our pledge to be “Here for Good” for each of the communities we serve.

3	2025 PROXY STATEMENT

PROXY SUMMARY
Board, Governance & Compensation Highlights
In the following tables we provide a high-level summary of selected practices, including statistical data, in the areas of corporate responsibility, governance, and executive compensation. The areas were selected based on feedback we have received from shareholders in recent years.
Board Composition and Governance

PRACTICE	FIRST HORIZON	PROXY PAGE NUMBER
Number of director nominees	12	35
Independence % of director nominees	92% (11 of 12)	13
Independence on key* board committees	100%	18
Is there majority voting for directors (in uncontested elections)?	Yes	7
Must director tender resignation if fails to receive majority vote?	Yes	35
Average director nominee age	63 years	39-44
Average director nominee tenure	9.3 years	39-44
Board refreshment	7 new directors in the past 5 years	39-44
Does the company disclose a director skills matrix?	Yes	38
Are CEO and Chairman of the Board separate?	No	15-18
Is the Chairman of the Board independent?	No	13
Is there an independent Lead Director?	Yes	15
Director terms	All directors are elected for a term of one year	35
Does the company disclose stock ownership guidelines for directors?	Yes	63
Mandatory retirement age**	72, for non-employee directors	35-36
Retirement age waivers	Board may waive each year for up to 3 additional terms	35-36
Resignation tender if director has major job change (other than promotion)?	Yes	35-36
Director nominees on more than two other public company boards	None	39-44
Annual Board & committee self-evaluations?	Yes	37
Annual individual director evaluations?	Yes	37
Third party engaged to conduct Board and director evaluations?	Yes; every 3 years or as determined by the Nominating and Corporate Governance Committee	37
Incumbent director attendance at Board & committee meetings	Average attendance > 96%	26
Total Board meetings held in 2024	4	26
Total Board committee meetings held in 2024	45	26
Do directors meet in executive session without management?	Yes, generally at each regular Board meeting	27
* Key board committees are Audit, Compensation, and Nominating and Corporate Governance.
* * Under the provisions of our merger agreement with IBERIABANK Corporation, the mandatory retirement provisions did not apply to director nominees Compton, Davidson, Jordan, Kemp, Maples, Palmer, Reed, Stewart or Taylor from the closing date of the merger (July 1, 2020) until the third anniversary of the merger (July 1, 2023).

4	2025 PROXY STATEMENT

PROXY SUMMARY

Shareholder Rights and Governance*

AREA	FIRST HORIZON
One share, one vote?	Yes
Dual or multiple class common stock?	No
Cumulative voting of stock?	No
Vote required for shareholders to amend Charter	Generally, votes cast favoring exceed votes cast opposing
Exceptions to general vote requirement in preceding row	80% for any provision of charter inconsistent with any provision of bylaws or for Article 12 of charter
Vote required for shareholders to amend Bylaws	80%
Shareholder right to act by written consent?	Yes; all shareholders must consent to take action
Shareholder right to call a special meeting?	Yes, upon demand of holders of 10% of outstanding common shares
Blank-check preferred stock authorized?	Yes
Blank-check preferred stock outstanding?	Four Series: B, C, E, and F
Outstanding shareholder rights plan?	No
Proxy access bylaw?	Yes
Exclusive forum bylaw?	Yes
*See our Amended and Restated Charter and our Bylaws, as amended and restated, both available on our website at https://ir.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”), for details.
Other Governance

AREA	FIRST HORIZON	PROXY PAGE NUMBER
Anti-hedging policy for directors and executives?	Yes	33
Code of Business Conduct and Ethics?	Yes	12
Code of Ethics for Senior Financial Officers?	Yes	12
Compliance and Ethics Program Policy?	Yes	12
Board oversight of cybersecurity?	Yes, by Risk Committee	16
Audit committee financial experts?	3 currently serve on Audit Committee	19

Executive Compensation

AREA	FIRST HORIZON	PROXY PAGE NUMBER
Independent consultant for the Compensation Committee	Meridian Compensation Partners, LLC	23
Frequency of say on pay vote?	Annual	45
Clawback policies?	Yes*	63
Clawback features in award plans?	Yes, long-term and annual bonus	63
Below-market options allowed?	Only in substitution, in a merger, limited to 5% of plan authorization	52
Stock ownership guidelines for executives?	Yes	63
Executive-level employment agreements?	1, with the CEO**	75
Portion of CEO's 2024 TDC that is at risk for performance	86%	51
Change in control (CIC) severance program?	Yes; executive plan & legacy agreements	77
Single-trigger CIC severance benefits?	No	77
Range of CIC severance benefit	1.5 to 3.0 times salary & bonus	77
Named Executive Officers in CIC severance program	5 out of 5	77
Tax gross-up paid on CIC severance benefit?	No	77
*Our Compensation Recovery Policy and our Erroneously Awarded Compensation Recovery Policy are both available on our website at https://ir.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”).
** See Jordan Employment Agreement beginning on page 75 for details.

5	2025 PROXY STATEMENT

ANNUAL MEETING MATTERS
Annual Meeting Matters
Our Board of Directors is soliciting proxies to be voted at our upcoming annual meeting of the holders of First Horizon’s common stock (and at any adjournment or adjournments of the meeting). At the meeting, our common shareholders will act to elect 12 directors; to vote on an advisory resolution to approve executive compensation (“say on pay”); and to ratify the appointment of KPMG LLP as our independent auditors for 2025.

Date, Time and Place
The annual meeting of the holders of our common stock will be held on Tuesday, April 29, 2025, at 8:00 a.m. Central Time in the Auditorium of our principal executive offices, the First Horizon Building, 165 Madison Avenue, Memphis, Tennessee 38103. To obtain additional information or directions to be able to attend the meeting and vote in person, contact our transfer agent at (877) 536-3558.

What You Will Need to Attend the Meeting in Person
You will need proof of your share ownership acceptable to the company (such as an appropriate brokerage statement if you hold your shares through a broker) and a form of valid photo identification (or other identification acceptable to the company). If you do not have proof of ownership and acceptable identification, you may not be admitted to the annual meeting. If you are the legal representative of a shareholder, you must also bring a letter from the shareholder certifying (a) the beneficial ownership you represent and (b) your status as a legal representative. We will determine in our sole discretion whether the documents presented for admission meet the above requirements.
No cameras, laptops, tablets, recording equipment, large bags, backpacks, briefcases, or similar items are permitted in the meeting room. Cell phones may not be used during the meeting, and we reserve the right to remove individuals who do not adhere to these requirements.

Terms Used in this Proxy Statement
In this proxy statement, First Horizon Corporation is referred to by the use of “we,” “us” or similar pronouns, or simply as “FHN” or “First Horizon,” and First Horizon and its consolidated subsidiaries are referred to collectively as “the company.” First Horizon and IBERIABANK Corporation completed a merger of equals in 2020. IBERIABANK Corporation is referred to in this proxy statement by the use of “IBKC.” The term “shares” means
First Horizon’s common stock, and the term “shareholders” means the holders of that common stock, unless otherwise clearly stated. The term “associates” means persons employed by the company. The notice of the 2025 annual meeting of shareholders, this proxy statement, our annual report on Form 10-K for the year ended December 31, 2024, and the proxy card are together referred to as our “proxy materials.”

Internet Availability of Proxy Materials
We use the SEC’s “notice and access” rule, which allows us to furnish our proxy materials over the internet to our shareholders instead of mailing paper copies of those materials to each shareholder. As a result, beginning on or about March 17, 2025, we sent to most of our shareholders by mail or email a notice of internet availability of proxy materials, which contains instructions on how to access our proxy materials over the internet and vote online. This notice is not a proxy card, and you cannot use it to vote your shares. If you received only a notice, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice.
If you received a paper copy of the notice, we encourage you to help us save money and reduce the environmental impact of delivering paper notices by signing up to receive all of your future proxy materials electronically.

6	2025 PROXY STATEMENT

ANNUAL MEETING MATTERS
If you own shares of common stock in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may have received more than one notice. To vote all of your shares, please follow each set of separate voting instructions that you received for the shares of common stock held in each of your different accounts.

Voting by Proxy & Revoking Your Proxy
The First Horizon Board of Directors is asking you to give us your proxy. Giving us your proxy means that you authorize another person or persons to vote your shares of our common stock at the annual meeting of shareholders in the manner you direct. Giving us your proxy allows your shares to be voted even if you do not attend the annual meeting. You may revoke your proxy at any time before it is exercised by writing to the Corporate Secretary, by timely delivering a properly executed, later-dated proxy (including by telephone or internet) or by voting by ballot at the meeting. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified on the proxy.
If you submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the recommendations of our Board of Directors as follows:
FOR:
1.    Election of 12 directors to serve until the 2026 annual meeting of shareholders and until their successors are duly elected and qualified.
2.    Approval of an advisory resolution to approve executive compensation ("say on pay").
3.    Ratification of the appointment of KPMG LLP as our auditors for 2025.
Solicitation of Proxies
First Horizon will pay the entire cost of soliciting the proxies. In following up the original solicitation of the proxies, we may request brokers and others to send proxy materials to the beneficial owners of the shares and may reimburse them for their expenses in so doing. If we deem it necessary, we may also use several of our associates to solicit proxies from the shareholders, either personally or by telephone, letter or email, for which they will receive no compensation in addition to their normal compensation. We have hired Sodali & Co., 333 Ludlow Street, Fifth Floor, Stamford, CT 06902 to aid us in the solicitation of proxies for a fee of $11,000, a fee of $2,500 for administration, technology, and research and data services, and out-of-pocket expenses. An additional charge of $6.50 per holder will be incurred should we choose to have Sodali & Co. solicit individual holders of record.

Quorum & Vote Requirements
Except for our depositary shares (each representing a fractional interest in a share of one of our series of non-cumulative perpetual preferred stock, Series B, C, E or F), all of which have limited voting rights and no right to vote at the annual meeting, our common stock is our only class of voting securities. There were 514,158,234 shares of common stock outstanding and entitled to vote as of February 28, 2025, the record date for the annual meeting.

Each share is entitled to one vote. A quorum of the shares must be represented at the meeting to take action on any matter at the meeting. A majority of the votes entitled to be cast constitutes a quorum for purposes of the annual meeting. Both “abstentions” and broker “non-votes” will be considered present for quorum purposes, but will not otherwise have any effect on the vote items.
The affirmative vote of a majority of the votes cast is required to elect the nominees as directors, and we have adopted a director resignation policy that requires a director who does not, in an uncontested election, receive the affirmative vote of a majority of the votes cast with respect to his or her election to tender his or her resignation. For additional information on our director resignation policy, see the summary of the policy under Director Resignation and Retirement Policies in vote item 1 of this proxy statement, which begins on page 35. The policy is also contained in our Corporate Governance Guidelines, which are available on our website at https://ir.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”). The affirmative vote of a majority of the votes cast is required to approve the advisory resolution on executive compensation and to ratify the appointment of auditors.

7	2025 PROXY STATEMENT

ANNUAL MEETING MATTERS
Effect of Not Casting Your Vote
Shares Held in Street Name. If you hold your shares in street name it is critical that you instruct your broker or bank how to vote if you want your vote to count in the election of directors and the advisory resolution to approve executive compensation (vote items 1 and 2 of this proxy statement). Under current regulations, your broker or bank will not have the ability to vote your uninstructed shares in these matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your broker or bank how to vote, no votes will be cast on your behalf with respect to these matters. Your broker or bank will have the ability to vote uninstructed shares on the ratification of the appointment of auditors (vote item 3).
Shareholders of Record. If you are a shareholder of record and you do not vote your proxy, no votes will be cast on your behalf on any of the items of business at the annual meeting unless you attend the annual meeting and vote your shares there.
Duplicate Mailings & Householding
Duplicate mailings in most cases are inconvenient for you and an unnecessary expenditure for us. We encourage you to eliminate them whenever you can as described below.
Multiple Accounts. Some of our shareholders own their shares using multiple accounts registered in variations of the same name. If you have multiple accounts, we encourage you to consolidate your accounts by having all your shares registered in exactly the same name and address. You may do this by contacting our stock transfer agent, Equiniti Trust Company (EQ), by phone toll-free at 1-877-536-3558, or by mail to EQ Shareowner Services, P.O. Box 64854, St. Paul, MN 55164-0854.
Shares Held in Street Name. If you and other members of your household are beneficial owners of shares, meaning that you own shares indirectly through a broker, bank, or other nominee, you may eliminate any duplication of mailings by contacting your broker, bank, or other nominee. If you have eliminated duplicate mailings but for any reason would like to resume them, you must contact your broker, bank, or other nominee.
Shareholders with the Same Address; Requesting Changes. If you are among the shareholders who receive paper copies of our proxy materials, SEC rules allow us to mail a single copy of those materials to all shareholders residing at the same address if certain conditions are met. This practice is referred to as "householding." Householding does not apply to either the proxy card or the notice of internet availability of proxy materials. If your household receives only one copy of the proxy materials and if you wish to start receiving separate copies in your name, apart from others in your household, you must request that action by contacting our stock transfer agent, EQ, by phone toll-free at (877) 536-3558 or by writing to EQ Shareowner Services, Attn: Householding, P.O. Box 64854, St. Paul, MN 55164-0854. That request must be made by each person in the household who desires a separate copy. Within 30 days after your request is received we will start sending you separate mailings. If you and members of your household are receiving multiple copies and you want to eliminate the duplications, please request that action by contacting EQ using the contact information given in this paragraph above. In either case, in your communications, please refer to your account number. Please be aware that if you hold shares both in your own name and as a beneficial owner through a broker, bank or other nominee, it is not possible to eliminate duplications as between these two types of ownership. If your household receives only a single copy of the proxy materials, and if you desire your own separate copies for the 2025 annual meeting, you may download them from our website using the website address listed in the box below. If you would like additional copies mailed, we will mail them promptly if you request them from our Investor Relations department at our website or by mail to Investor Relations, P.O. Box 84, Memphis, TN 38101. You may also request that additional copies be mailed by calling our transfer agent at (877) 536-3558. However, we cannot guarantee you will receive mailed copies before the 2025 annual meeting.

Important Notice Regarding Availability of Proxy Materials for the Shareholder Meeting to be held on April 29, 2025
This proxy statement, our proxy card, and our annual report on Form 10-K are available at www.proxydocs.com/FHN. Also available there is a letter to shareholders discussing our 2024 activities and performance.

8	2025 PROXY STATEMENT

GOVERNANCE & CULTURE
Culture & Governance
Our Firstpower Culture
Our 160-year history is rooted in our people-focused culture, centered around teamwork and collaboration to achieve best in class results. Everything we do is aligned with our Purpose, Core Values and Commitment, holding ourselves to the highest standards of ethical conduct and operational excellence.

Our Purpose: To help our clients unlock their full potential with capital and counsel.
Our Values:
▪Put Clients First – Go above and beyond to listen, understand and solve the client’s needs. Follow through and exceed expectations every step of the way.

▪Care About People – Treat others with respect and dignity. Foster a culture of collaboration. Demonstrate kindness and empathy for all.

▪Commit to Excellence in Everything We Do – Conduct business with professionalism and dignity. Embody a “can do” spirit that gets results for our clients.

▪Expand Access—Make it easy to work, invest and do business with us.

▪Foster Team Success – Measure wins in terms of “we” not “me.” Take pride in company success. Be invested in a shared vision for future growth.

Commitment: As teammates and as individuals, we must own the moment. We listen, understand and deliver.
Continuously adapting to the changing needs and expectations of our workforce remains a priority to ensure we attract and retain top talent, have a highly engaged workforce and are well positioned to effectively support and serve our associates, clients, communities and shareholders.

We strive to offer a workplace in which our associates feel valued, motivated and empowered to grow and excel.
In addition to competitive health care benefits, wellness programs and parental and care-giver support, we offer professional development opportunities through mentoring and career development programs. Associates can actively engage with their colleagues at work and be involved in the community in a variety of ways, including through volunteerism and by participating in our numerous associate resource groups.

We regularly communicate through a variety of channels and seek input through formal surveys and through the Firstpower Council, a group of associates representing various areas of the company that provides direct feedback on opportunities to enhance our culture and organizational effectiveness. In 2024, we launched HR Help, a new associate self-service platform, providing detailed information designed to broaden the knowledge and support the total health of every associate.

At December 31, 2024, First Horizon had:

•7,252 associates, or 7,155 full-time-equivalent and 97 part-time-equivalent associates, not including contract labor for certain services:
◦65% white, 20% African American, 9% Hispanic, 3% Asian, and 2% other races or ethnicities
◦62% female and 38% male
◦4% have disabilities

•1,230 corporate managers:
◦74% white, 14% African American, 7% Hispanic, 2% Asian, and 2% other races or ethnicities
◦54% female and 46% male
◦2% have disabilities
•37 members of the CEO's Operating Committee (composed of the CEO and senior leaders from across the organization):
◦84% white, 11% African American, 0% Hispanic, 5% Asian, and 0% other races or ethnicities
◦46% female and 54% male

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Awards and Recognition
First Horizon strives every day to strengthen the lives of our associates, clients and communities, and we are honored to be recognized for our efforts. In addition to numerous local, regional and industry awards, we received national recognition in 2024, including the following:

World's Best Companies America's Best Mid-Size Companies Time Magazine	America's Most Responsible Companies Newsweek

America's Best-In-State Banks (AL, TN) America's Best Employers for Women Best Employers for New Grads America's Dream Employers Forbes Magazine	13 Middle Market Awards 19 Small Business Banking Awards Greenwich Coalition

Most Powerful Women in Banking Most Powerful Women in Banking: Team Most Powerful Women in Banking: Next American Banker	Top 100 Most Adoption-Friendly Workplaces Dave Thomas Foundation for Adoption

Recognized Employer Vets Indexes

Corporate Responsibility
Operating responsibly is important to the growth and future of our organization. Our corporate responsibility strategy remains centered around five interrelated pillars – Governance, Associates, Clients, Communities and Environment. We continue to engage with our stakeholders, advisors, peers and industry groups to evolve our strategy in response to a dynamic operating environment. We continue to track regulatory changes, client sentiment and industry expectations. We engage with our stakeholders regularly to help keep us informed on the topics that matter most to them and to guide our strategy as we continue to navigate the changing landscape.

Our Nominating and Corporate Governance Committee has oversight responsibility for First Horizon's management of and commitment to environmental, social and governance matters and reporting, while management is responsible for execution of our initiatives in these areas. Management provides updates on these matters to the Nominating and Corporate Governance Committee at each regularly scheduled Committee meeting. Sustainability priorities are implemented through the efforts of a team of associates, led by one officer who has primary day-to-day responsibility for these matters, as well as through the efforts of a working group and several task forces. We continue to focus on qualitative and quantitative measurements to monitor our progress, engage with our advisors, and operationalize solutions.

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Corporate Responsibility - 2024 Highlights

Environmental
•Reduced Scope 1 & 2 (unaudited) location-based GHG emissions by 39% as of year-end 2023 (using 2019 as baseline year).
•Published 2023 Here for Good report (in summer 2024) with enhancements to align with industry and stakeholder expectations.
•Conducted climate related disclosure gap assessment.
•Responded to Carbon Disclosure Project questionnaire.
•Joined Woods Hole Oceanographic Institution’s National Chapter.
•Supported environmental, community and nature-based projects, including blue carbon and ocean alkalinity research.

Strategy. Refreshed focus areas with enhancements identified through stakeholder assessment and gap analysis, adding strategic enablers to guide execution of our strategic priorities.

Social
Community Investment/Philanthropy
•In celebration of our 160-year anniversary, we launched our Grants for Good program to celebrate our Company’s strength and stability over the years. The First Horizon Foundation awarded 162 grants for a total of $1.6 million.
•Over $20 million distributed to nonprofits from the First Horizon Foundations in 2024.
•Over 25,000 hours of service performed by associates (inclusive of CRA service hours).

CRA
•Over $15 million of 2024 foundation funds dedicated to low- and moderate-income communities.
•Continued to support financial literacy through Operation HOPE, Junior Achievement, and other programs.
•2024 associate CRA service hours totaled over 14,000.
•Over $320 million in community development loans.
•Over $240 million in community development investments.

Wellness & Benefits
•Continued to provide tools, resources and support to promote associates’ financial, emotional and physical well-being.
•Provided LinkedIn Learning Licenses for all associates.
•Added Service Recognition Weeks to provide an additional paid time off for milestone service anniversaries, starting with 25th service anniversary.
•Added an Inclusion Day for associates to provide paid time off to participate in a variety of celebrations or events that are meaningful to them.

Engagement and Disclosure
Disclosure. Published updated Here for Good report in 2024.
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                        Stakeholder Assessment. Reviewed data and feedback from stakeholder assessment conducted in late 2023 to refine areas of focus and identify risks and opportunities.

Ratings. Enhanced Here for Good report to provide information on topics identified through rating agency gap analysis performed in late 2023.

Shareholder Engagement
Dialogue with our shareholders is a critical part of our company's success. To remain aligned with the investor community, in 2024 we continued to reach out to our shareholders proactively to solicit their feedback and perspectives on a variety of topics. We engaged with shareholders through investor meetings, sell-side conferences, earnings calls and non-deal roadshows.
In 2024, senior management and three non-employee directors—Messrs. Compton, Maples, and Reed—met with a large (greater than 5%) institutional shareholder. As mentioned below, Mr. Compton chairs the Board's Nominating and Corporate Governance Committee, Mr. Maples chairs the Board's Compensation Committee, and Mr. Reed is our Lead Director. Those present discussed corporate governance (metrics, practices, and the like), recent financial and operating results, risk management organization and practices, and related topics.

Also in 2024, our head of Investor Relations held meetings with certain shareholders. Topics primarily concerned corporate governance matters, including traditional governance as well as environmental and social topics.

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Corporate Governance
First Horizon is dedicated to operating in accordance with sound corporate governance principles. We believe that these principles not only form the basis for our reputation of integrity in the marketplace but also are essential to our efficiency and overall success. Some of our corporate governance principles, policies and practices are highlighted below.
Key Corporate Governance Documents
Our Board has adopted the following key corporate governance documents. All of these are available, along with several other governance documents, such as our compensation recovery policies, stock ownership guidelines, and committee charters, on our website at https://ir.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”). Paper copies are also available to shareholders upon request to the Corporate Secretary.
Corporate Governance Guidelines. The Guidelines provide our directors with guidance as to their legal accountabilities, promote the functioning of the Board and its committees, and establish a common set of expectations as to how the Board should perform its functions.
Code of Business Conduct and Ethics. This code sets forth the overarching principles that guide the conduct of every aspect of our business. Any waiver of the Code of Business Conduct and Ethics for an executive officer or director must be promptly disclosed to shareholders in any manner that is acceptable under the NYSE listing standards, including but not limited to distribution of a press release, disclosure on our website, or disclosure on Form 8-K.
Code of Ethics for Senior Financial Officers. This code promotes honest and ethical conduct, proper disclosure of financial information and compliance with applicable governmental laws, rules and regulations by our senior financial officers and other associates who have financial responsibilities. We intend to satisfy our disclosure obligations under Item 5.05 of Form 8-K related to amendments or waivers of the Code of Ethics for Senior Financial Officers by posting such information on our website.
Compliance and Ethics Program Policy. We have also adopted a Compliance and Ethics Program Policy, which highlights our commitment to having an effective compliance and ethics program by exercising due diligence to prevent and detect criminal conduct and otherwise by promoting an organizational culture that encourages ethical conduct and a commitment to compliance with the law.
Related Party Transaction Procedures
The Audit Committee of the Board has adopted procedures for the approval, monitoring, and ratification of transactions between First Horizon, on the one hand, and our directors, executive officers or 5% shareholders, their immediate family members, their affiliated entities and their immediate family members’ affiliated entities, on the other hand. A copy of our procedures is available on our website at https://ir.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”). Our procedures require management to submit any proposed “related party transaction” (defined as a transaction that is required to be disclosed in our proxy statement pursuant to the requirements of Item 404(a) of Regulation S-K promulgated by the SEC) or amendment to an existing related party transaction to the Audit Committee for approval or ratification. In some cases, the matter may be determined by the chair of the Audit Committee. In considering whether to approve a given transaction, the Audit Committee (or chair) must consider:
•whether the terms of the related party transaction are fair to First Horizon and at least as favorable as would apply if the other party was not, or did not have an affiliation with, a director or executive officer of First Horizon;
•whether First Horizon is currently engaged in other related party transactions with the related party at issue or other related parties of the same director or executive officer; whether there are demonstrable business reasons for First Horizon to enter into the related party transaction; whether the related party transaction would impair the independence of a director; and
•whether the related party transaction would present an improper conflict of interest for any director or executive officer of First Horizon, taking into account the size of the transaction, the overall financial position of the director or executive officer, the direct or indirect nature of the interest of the director or executive officer in the transaction, the ongoing

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nature of any proposed relationship, and any other factors the Audit Committee deems relevant.
Transactions with Related Persons
First Horizon, the Bank and the subsidiaries of each, as applicable, have entered into lending transactions and/or other banking or financial services transactions in the ordinary course of business with our executive officers, directors, nominees, their immediate family members and affiliated entities, and the persons of which we are aware that beneficially own more than five percent of our common stock, and we expect to have such transactions in the future. Such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the company, and did not involve more than the normal risk of collectability or present other unfavorable features. We note that as a perquisite we offer all associates discounts on certain financial services (for example, no-fee domestic wire transfers). These discounts are available to our executive officers except in relation to credit extended at the time an executive officer is serving as such.
Board Matters
In accordance with our Bylaws, First Horizon is managed under the direction of and all corporate powers are exercised by or under the authority of our Board of Directors. Our Board of Directors currently has 14 members (two of whom, Mr. Barton and Ms. Sugrañes, will retire and not stand for re-election at the annual meeting). All of our directors are also directors of First Horizon Bank (the “Bank”). The Bank is our principal operating subsidiary.

Independence & Categorical Standards
Independence
Our common stock is listed on the New York Stock Exchange. The NYSE listing standards require a majority of our directors and all of the members of the Audit, Compensation, and Nominating and Corporate Governance Committees of the Board of Directors to be independent as defined in the listing standards. Under these standards, our Board of Directors is required to determine affirmatively that a director has no material relationship with the company for that director to qualify as independent. In order to assist in making independence determinations, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, has adopted the categorical standards set forth below. In making its independence determinations, each of the Board and the Nominating and Corporate Governance Committee considered the relationships between each director and the company, including those that fall within the categorical standards. In addition, the NYSE listing standards require that the Board specifically consider certain factors in determining the independence of any director who will serve on the Compensation Committee. These factors are described under the heading The
Compensation Committee—In General below in this proxy statement. Our Board specifically considered such factors in making the independence determinations for all of our directors, including those who serve on the Compensation Committee. Based on its review and the application of the categorical standards, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, determined that all 13 of our current non-employee directors (Messrs. Barton, Brown, Compton, Dietrich, Kemp, Maples, Reed, and Taylor and Mses. Carboni, Davidson, Palmer, Stewart, and Sugrañes) are independent under the NYSE listing standards and that two former non-employee directors who each served during part of 2024 (John N. Casbon and William H. Fenstermaker) were independent under the NYSE listing standards during the time that each served. Mr. Jordan, as our current Chairman of the Board, President and Chief Executive Officer, is not independent. The categorical standards established by the Board are set forth below and are also available on our website at https://ir.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”).

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Director Transactions by Category or Type
With respect to each director who is identified above as independent under the NYSE listing standards, the Board considered the following types or categories of transactions, relationships or arrangements in determining the director’s independence under the NYSE standards and our categorical standards.
•Provision by the company, in the ordinary course of business and on substantially the same terms and conditions as those prevailing at the time for comparable transactions with non-affiliated persons, of the following banking and financial services and services incidental thereto to directors, their immediate family members and/or to entities with which directors or their immediate family members are affiliated: deposit accounts (all independent directors except Mr. Brown and Mses. Carboni, Davidson and Stewart); treasury management products (Mr. Compton); loans (including mortgage loans and loans secured by obligations of a director-affiliated entity), letters of credit, guaranties, credit cards, lease financing, and/or other lines of credit (Messrs. Barton, Dietrich, Fenstermaker, Kemp, Maples, and Reed); broker/dealer services (Messrs. Fenstermaker and Reed); financial planning/family office services (Mr. Reed); trust services (Ms. Sugrañes); insurance brokerage (Mr. Reed); safe deposit boxes (Mr. Compton); purchasing card services (Mr. Fenstermaker), and currency exchange (Mr. Compton).
•Payment by the company to a business entity or charitable, educational, industry or professional organization affiliated with a director or his or her immediate family member, in the ordinary course of business and on substantially the same terms and conditions as those prevailing at the time for comparable transactions with non-affiliated persons, of the following: fees for sponsorships (Ms. Davidson and Mr. Compton); membership dues (Ms. Davidson and Mr. Kemp); shipping and print services (Mr. Dietrich); accommodation expenses for business travel by associates of the company (Mr. Reed).
•Charitable contributions by the company, the First Horizon Foundation or the Louisiana First Horizon Foundation to charitable organizations with which a director or immediate family member is affiliated (Messrs. Barton, Compton, Fenstermaker and Kemp).

Categorical Standards
Each of the following relationships between the Corporation (as defined below) and its subsidiaries, on the one hand, and a director, an immediate family member of a director, or a company or other entity as to which the director or an immediate family member is a director, executive officer, employee or shareholder (or holds a similar position), on the other hand, will be deemed to be immaterial and therefore will not preclude a determination by the Board of Directors that the director is independent for purposes of the NYSE listing standards:
1.Depository and other banking and financial services relationships (excluding extensions of credit which are covered in paragraph 2), including transfer agent, registrar, indenture trustee, other trust and fiduciary services, personal banking, capital markets, investment banking, equity research, asset management, investment management, custodian, securities brokerage, financial planning, cash management, insurance brokerage, broker/ dealer, express processing, merchant processing, bill payment processing, check clearing, credit card and other similar services, provided that the relationship is in the ordinary course of business and on substantially the same terms and conditions as those prevailing at the time for comparable transactions with non-affiliated persons.
2.An extension of credit, provided that, at the time of the initial approval of the extension of credit as to (1), (2) and (3), (1) such extension of credit was in the ordinary course of business, (2) such extension of credit was made in compliance with applicable law, including Regulation O of the Federal Reserve, Section 23A and 23B of the Federal Reserve Act and Section 13(k) of the Securities and Exchange Act of 1934, (3) such extension of credit was on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons, and (4) the extension of credit has not been placed on non-accrual status.
3.Contributions (other than mandatory matching contributions) made by the Corporation or any of its subsidiaries or First Horizon Foundation [including the Louisiana First Horizon Foundation] to a charitable organization as to which the director is an executive officer, director, or trustee or holds a similar position or as to which an immediate family member of the director is an executive officer; provided that the amount of the contributions to the charitable organization in a fiscal year does not exceed the greater of $500,000 or 2% of the charitable organization’s consolidated gross revenue

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(based on the charitable organization’s latest available income statement).
4.Vendor or other business relationships (excluding banking and financial services relationships and extensions of credit covered by paragraph 1 or 2 above), provided that the relationship is in the ordinary course of business and on substantially the same terms and conditions as those prevailing at the time for comparable transactions with non-affiliated persons.
5.All compensation and benefits provided to non-employee directors for service as a director.
6.All compensation and benefits provided in the ordinary course of business to an immediate family member of a director for services to the Corporation or any of its subsidiaries as long as such immediate family member is compensated comparably to similarly situated associates and is not an executive officer of the Corporation or based on salary and bonus within the top 1,000 most highly compensated associates of the Corporation.
Excluded from relationships considered by the Board is any relationship (except contributions included in category 3) between the Corporation and its subsidiaries, on the one hand, and a company or other entity as to which the director or an immediate family member is a director or, in the case of an immediate family member, an employee (but not an executive officer or significant shareholder), on the other hand.
The fact that a particular relationship or transaction is not addressed by these standards or exceeds the thresholds in these standards does not create a presumption that the director is or is not independent.
The following definitions apply to the categorical standards listed above:
“Corporation” means First Horizon Corporation and its consolidated subsidiaries.
“Executive Officer” means an entity’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice president of the entity in charge of a principal business unit, division or function, any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the entity.
“Immediate family members” of a director means the director’s spouse, parents, children, siblings, mother-in-law, father-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and anyone (other than domestic employees) who shares the director’s home.
“Significant shareholder” means a passive investor [meaning a person who is not in control of the entity] who beneficially owns more than 10% of the outstanding equity, partnership or membership interests of an entity. “Beneficial ownership” will be determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934.
Board Structure & Role in Risk Oversight
Evolution of Leadership Structure
First Horizon’s Board leadership structure has evolved significantly over the years. Prior to 2007, the Chairman of the Board and Chief Executive Officer roles were held by the same individual (except for two transition periods relating to CEO succession). In 2007, the Board made certain governance changes in order to facilitate the implementation of strategic changes it was then initiating, including the appointment of a new CEO and of a separate individual as the Chairman of the Board. In 2012, the Board elected Mr. Jordan, who had become our President and CEO in 2008, as Chairman of the Board as well. For a two-year period after the closing of the merger of equals with IBKC in 2020, IBKC's former President and CEO served as Executive Chairman of the Board of First Horizon and the Bank, with Mr. Jordan continuing in the roles of President and CEO. In 2022, Mr. Jordan again assumed the role of Chairman of the Board while continuing as President and CEO as well.

Current Leadership Structure
Under First Horizon’s current Bylaws, the Chairman of the Board presides at all meetings of the shareholders and of the Board (except, with respect to meetings of the Board, as the Board may otherwise determine) and has the powers and performs the duties as are normally incident to the position and as may be assigned by the Board. The Chief Executive Officer is responsible for carrying out the orders of and the resolutions and policies adopted by the Board, has general management of the business of the company and exercises general supervision over all of its

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affairs, and has the powers and performs the duties as are normally incident to the position and as may be assigned by the Board.
Mr. Reed, who is independent under the listing standards of the NYSE, is currently serving as Lead Director for the Board. His responsibilities as Lead Director include, among other things, supporting the Chairman of the Board in developing (in conjunction with the Corporate Secretary) the agenda for each Board meeting and in defining the scope, quality, quantity and timeliness of the flow of information between management and the Board; presiding (or, if he cannot be in attendance, designating another independent director to preside) at executive sessions of the Board; taking any actions he deems necessary or appropriate in connection with the Board and committee self-evaluation process (including contacting each director individually to obtain additional input on Board and committee effectiveness, if he deems appropriate); receiving reports from directors who have concerns about another director’s performance pursuant to our process for individual director performance evaluations; and receiving communications from shareholders pursuant to our process for communications with the Board.
Reasons for Current Leadership Structure
We believe that our current board leadership structure, with a combined CEO and Chairman position and with a separate Lead Director who is independent under the NYSE listing standards and has the principal duties specified in the Corporate Governance Guidelines, is most appropriate for our company at this time. We believe that combining the roles of CEO and Chairman facilitates our prudent management of the company. Holding both roles best positions Mr. Jordan as CEO and Chairman to be aware of major issues facing the company on a day-to-day and long-term basis and to identify key risks and developments facing the company that should be brought to the Board’s attention. The combined role also provides a single point of leadership for First Horizon so that the company maintains a unified message and strategic direction.
The combined CEO/Chairman position is counterbalanced by our strong Lead Director position, currently held by Mr. Reed. The Lead Director, who has the responsibilities described above, provides an independent voice on issues facing the company and ensures that key issues are brought to the Board’s attention. The Board and its committees also regularly hold executive sessions with no members of management present, thereby providing an opportunity for the non-management directors to discuss their views freely; the executive sessions of the Board are generally presided over by the Lead Director (or his designee, if he cannot attend). All four regular meetings of the Board in 2024 concluded with such an executive session. The Board itself has a high degree of independence, with 13 of the 14 current directors qualifying as independent under the NYSE listing standards. In addition, the Board values the fresh perspectives brought by new directors: 7 of our 14 current directors joined our Board within the last five years.
We recognize that different board leadership structures may be appropriate for First Horizon at different times and in different situations. As part of our Board self-evaluation process, the Board annually evaluates the company’s leadership structure to ensure that it remains the most appropriate one for the company. As stated in our Corporate Governance Guidelines, the Board is free to select its Chairman and First Horizon’s Chief Executive Officer in the manner it considers in the best interests of the company at any given point in time. The Board has separated the roles of Chairman and CEO in the past and will consider doing so in the future should circumstances arise that make such separation appropriate.
Board Role in Risk Oversight
As stated in our Corporate Governance Guidelines, oversight of risk management is central to the role of the Board. Our Board provides continuous oversight of overall risks, with emphasis on strategic risks and those related to reputation and corporate social responsibility. The Board reviews and approves our risk appetite statement, which defines the outside limit of risk that First Horizon is willing to assume in executing our business strategy through the business cycle, on an annual basis. Our risk management processes are reflected in a Board policy on risk management governance and in the Board risk appetite statement. The policy delegates primary responsibility for enterprise risk management oversight (including oversight of information security risk) to the Risk Committee. The role of that Committee, as well as that of the Audit, Compensation, and Nominating and Corporate Governance Committees, is outlined below. Each of these committees and the full Board receive regular reports from management regarding the company’s risks, and each committee reports regularly to the full Board concerning risk.
Risk Committee. In July 2022, the Executive & Risk Committee, which was formerly charged with oversight of risk management for the company, was bifurcated into two separate committees, an Executive Committee and a Risk Committee. The Board adopted a charter for the Risk Committee providing that the Committee shall have, as its sole and exclusive function, responsibility for the risk

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management policies of the company's global operations and oversight of the operation of the company's global risk management framework. The charter authorizes and directs the Committee to assist the Board in its oversight of (i) the establishment and operation of our enterprise risk management framework, including policies and procedures establishing risk management governance, risk management procedures, risk control infrastructure, and processes and systems for implementing and monitoring compliance with the framework with respect to the management of reputational, strategic, credit, market, operational, compliance, legal, liquidity, and capital adequacy risks, including emerging risks, (ii) the adoption, implementation and periodic review of significant risk management and compliance policies and (iii) our risk appetite statement. In fulfilling its risk responsibilities, the Board delegated the following duties to the Committee: to review periodically and recommend to the Board the risk appetite parameters to be employed by management in operating the company; to receive information on our business practices, policies and procedures related to the risks listed above; to monitor results to ensure alignment with First Horizon’s risk appetite; to review periodic risk and compliance reports from the Chief Risk Officer and the Chief Credit Officer, including reports on major risk exposures and steps taken to monitor, mitigate and control such exposures, and reports from the Chief Risk Officer on risk management deficiencies and emerging risks; to review periodically with management regulatory reports, regulatory correspondence and actions; to review First Horizon’s capital stress testing program and results; and to establish (or recommend to the Board the establishment of) risk management and compliance policies and periodically review such policies, as appropriate. The reports from the Chief Risk Officer referred to above take place on a quarterly basis and include information on artificial intelligence and information security (including cybersecurity) risks and the steps taken to monitor, mitigate and control them. The Committee’s charter specifically states that the Committee may meet separately in executive session with any of the Chief Risk Officer, Chief Credit Officer, Chief Human Resources Officer, or Chief Audit Executive as often as the Committee deems necessary or appropriate. The charter provides that the Chief Risk Officer reports directly to the Committee and the Chief Executive Officer.
In connection with its credit risk responsibilities, the Committee oversees First Horizon’s independent Credit Assurance Services department. The Committee charter requires the Committee to advise the Credit Assurance Services Director, who reports functionally to the Board through the Committee, that he or she is expected to provide the Committee summaries of and, as appropriate, significant reports to management prepared by the department and management’s responses thereto; to approve the department’s Annual Review Plan, schedule of activities, resource requirements, and charter; to meet quarterly with the Credit Assurance Services Director in separate executive session to discuss any matters that the Committee or the Credit Assurance Services Director believes should be discussed privately; and to review the annual Credit Assurance Services department Statement of Independence.
Federal Reserve regulations require banking organizations with assets greater than $50 billion to establish an independent risk committee of the board of directors that has, as its sole and exclusive function, responsibility for the risk management policies of the organization’s global operations and oversight of the organization’s risk management framework. The regulations also specify that the organization must have a risk committee that is chaired by a director who is independent as defined in the regulations and that has at least one member with “experience in identifying, assessing and managing risk exposures of large, complex firms.” The Risk Committee complies in all respects with the requirements outlined above.
Audit Committee. In accordance with the NYSE listing standards and its charter, the Audit Committee receives reports from the Chief Audit Executive regarding risk governance, risk assessment and risk management, the adequacy of the company’s policies and compliance with legal and regulatory requirements. These include reports from the IT Audit area on the company’s information security, including risk assessment and planning relating to cybersecurity, network security and physical security. Pursuant to its charter, the Audit Committee also reviews associate complaints or material reports or inquiries received from regulators or government agencies and management’s responses; meets periodically with the company’s Chief Risk Officer to discuss any risk and compliance matters that may have a material effect on the company’s financial statements or internal controls; discusses any significant compliance issues raised in reports or inquiries received from regulators or government agencies; reviews periodic reports regarding the Compliance and Ethics Program on the effectiveness of that program; and discusses with the General Counsel pending and threatened claims that may have a material impact on the financial statements.
Compensation Committee. The Compensation Committee is responsible for compensation-related risks. The charter of the Committee requires the Committee to oversee our compliance with all applicable laws and regulations relating to (i) appropriate management of the risks associated with incentive compensation programs or arrangements or (ii) public, regulatory, or other reporting associated with such risks, programs or arrangements. Additional information about the Committee’s role in risk management is included under the heading Compensation

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Risk within The Compensation Committee, which begins on page 21.
Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for overseeing risks relating to the company’s governance structure and Board succession, as well as those relating to the company's management of and commitment to environmental, social and governance matters and reporting.

Board Committees
Committee Charters & Composition
The Board has six standing committees: the Audit Committee, the Compensation Committee, the Executive Committee, the Information Technology Committee, the Nominating and Corporate Governance Committee and the Risk Committee. The charter of each of these six standing committees is currently available on our website at https://ir.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”). Paper copies are available to shareholders upon request to the Corporate Secretary. The Audit, Compensation, and Nominating and Corporate Governance Committees are each composed of directors who are independent, as defined above under the heading
Independence & Categorical Standards beginning on page 13. The chair of the Risk Committee is also independent, as defined by the Federal Reserve regulations that govern risk committees. The current membership of each of the Board’s standing committees is set forth in the table below. Membership and chairmanship continued during the entire period from January 1, 2024 through the filing of this proxy statement unless otherwise indicated in notes following the table.

Committees of the Board

AUDIT	COMPENSATION	EXECUTIVE	INFORMATION TECHNOLOGY	NOMINATING AND CORPORATE GOVERNANCE	RISK
Mr. Barton	Mr. Brown	Mr. Barton	Ms. Carboni	Mr. Compton (C)	Mr. Barton
Ms. Carboni	Ms. Davidson	Mr. Brown	Mr. Kemp	Mr. Dietrich	Mr. Brown
Ms. Davidson	Mr. Dietrich	Mr. Compton	Ms. Stewart (C)	Mr. Kemp	Mr. Compton
Mr. Kemp	Mr. Maples (C)	Mr. Jordan	Ms. Sugrañes	Mr. Taylor	Mr. Jordan
Ms. Palmer (C)	Ms. Palmer	Mr. Maples			Mr. Maples
Ms. Sugrañes	Mr. Reed	Ms. Palmer			Ms. Palmer
		Mr. Reed (C)			Mr. Reed (C)
		Ms. Stewart			Ms. Stewart
		Mr. Taylor			Mr. Taylor
(C) = Committee chair.
Mr. Brown joined our Board on January 27, 2025 and became a member of the Compensation, Executive, and Risk Committees. Ms. Davidson left the Information Technology Committee and became a member of the Compensation Committee on April 22, 2024. Mr. Dietrich joined our Board on January 22, 2024 and became a member of the Compensation and Nominating and Corporate Governance Committees at that time. Ms. Stewart left the Audit Committee and joined the Executive and Risk Committees on April 22, 2024. Mr. Taylor joined the Nominating and Corporate Governance Committee on April 22, 2024.
Mr. Barton left the Information Technology Committee and joined the Executive and Risk Committees on April 22, 2024. Mr. Barton and Ms. Sugrañes will not be standing for re-election at the 2025 annual meeting and will be retiring at that time.
Mr. Casbon served as a member of the Compensation, Executive, and Risk Committees until his retirement on April 23, 2024. Mr. Fenstermaker served as a member of the Executive, Nominating and Corporate Governance, and Risk Committees until his retirement on April 23, 2024.

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Audit Committee
Overview
The Audit Committee was established by our Board of Directors and operates under a written charter that was last amended in 2024, in large part in response to the 2024 Global Internal Audit Standards recently promulgated by the Institute of Internal Auditors (effective in 2025) to provide that the Committee would help management determine the internal auditor’s qualifications, review his performance, specifically consider whether the scope of the audit plan and department budget are sufficient, review the quality assurance program results and discuss the fundamental conditions for an effective internal audit function. In 2024, the Committee met 12 times for the principal purpose of executing its responsibilities under the Committee’s charter. Eight of those meetings concluded with an executive session during which management was not present.

Subject to the limitations and provisions of its charter, the Committee assists our Board in its oversight of our accounting and financial reporting principles and policies, internal controls and procedures, the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the independent auditor and our internal audit function. The Committee is directly responsible for the appointment (subject, if applicable, to shareholder ratification), retention, compensation and termination of the independent auditor as well as for overseeing the work of and evaluating the independent auditor and its independence. The members of the Committee are themselves independent, as that term is defined in the NYSE listing standards (described above), and meet the additional independence requirements prescribed by Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the rules of the SEC promulgated thereunder. In addition, the Board of Directors has determined that all the members of the Committee are financially literate as required by the NYSE listing standards. The Audit Committee’s Report is included below.
Audit Committee Financial Experts
Mr. Barton. The Board of Directors has determined that Harry V. Barton, Jr. (member of the Audit Committee) is an audit committee financial expert, as that term is defined in Item 407(d)(5) of SEC Regulation S-K. Prior to joining First Horizon’s Board in 2020, Mr. Barton had served as a director of IBKC since 1993. He was a member of IBKC’s audit committee from 2000 to 2020 and chaired the committee from 2005 to 2020, and IBKC’s board determined that Mr. Barton was an audit committee financial expert. IBKC’s financial statements were generally comparable to First Horizon’s in the breadth and complexity of the issues that they raised. Mr. Barton has been a practicing certified public accountant since 1984, for most of that time as the owner of his own accounting firm. In order to maintain his license as a practicing CPA, he has obtained the continuing education required for accountants every year. His broad professional experience as a practicing certified public accountant and his service on IBKC’s audit committee allowed him to gain an understanding of generally accepted accounting principles and financial statements, the ability to assess the general application of accounting principles in connection with the accounting for estimates, accruals and reserves, experience evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by First Horizon’s financial statements, an understanding of internal control over financial reporting, and an understanding of audit committee functions.
Ms. Davidson. The Board of Directors has determined that Wendy P. Davidson (member of the Audit Committee) is an audit committee financial expert, as that term is defined in Item 407(d)(5) of SEC Regulation S-K. Ms. Davidson received a Bachelor of Arts from Luther College and has also completed Harvard Business School executive education programs in strategic financial analysis for business valuation and in general management/country management. Over the course of her 30 year career, Ms. Davidson has served in various positions with Tyson Foods, Inc., McCormick & Company, Inc., Kellogg Company and Glanbia plc, culminating in her current positions as President and Chief Executive Officer and a director of The Hain Celestial Group, Inc. (“Hain Celestial”). In fiscal year 2024, Hain Celestial had approximately $1.7 billion in total revenue. As President and CEO of Hain Celestial, Ms. Davidson is responsible for the financial statements of the company. She actively supervises the company’s chief financial officer, who reports directly to her, regularly reviewing the company’s results in detail and discussing with the CFO issues relating to its financial statements, including issues relating to its estimates, accruals and reserves. She meets quarterly with Ernst & Young LLP to discuss financial statement and accounting matters and annually signs a certificate for Hain Celestial in connection with the certification process for the Sarbanes-Oxley Act and a management representation letter for Ernst & Young in connection with the firm’s audit of the financial results of Hain Celestial (the financial statements of which were audited in accordance with generally accepted accounting principles). Ms. Davidson regularly receives reports on the work of Hain Celestial’s Risk Management and Global Response Committees, whose oversight responsibilities include accounting risks and internal controls. She has served on First Horizon’s Audit Committee since 2019.

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Ms. Palmer. The Board of Directors has determined that Vicki R. Palmer (chair of the Audit Committee) is an audit committee financial expert, as that term is defined in Item 407(d)(5) of SEC Regulation S-K. After receiving her B.A. in economics and business administration from Rhodes College and her M.B.A. in finance from The University of Memphis, Ms. Palmer was employed as a commercial loan officer with the Bank, where she was trained in and worked daily in evaluating financial statements of corporate clients in connection with their credit applications. In 1978, she joined Federal Express Corporation as Manager of Corporate Finance, and her major areas of responsibility included debt financing, cash management and pension asset management. Ms. Palmer joined The Coca-Cola Company in 1983 as Manager of Pension Investments, thus becoming responsible for the company’s worldwide pension assets. Upon moving to Coca-Cola Enterprises, Inc. (“CCE”) in 1986, she was involved at the inception of the company with the evaluation of company-wide financial results and the establishment of internal controls. Until 2004, Ms. Palmer served as Senior Vice President, Treasurer and Special Assistant to the CEO. In this position, she was responsible for management of CCE’s $12 billion multi-currency debt portfolio; its $2.5 billion pension plan and 401(k) plan investments; currency management; global cash management; and commercial and investment banking relationships. In 2004, she became Executive Vice President, Financial Services and Administration, responsible for overseeing treasury, pension and retirement benefits, asset management, internal audit and risk management. In this position she was a member of CCE’s Risk Committee, which was charged with establishing policy and internal controls for hedging and financial and non-financial derivatives. In addition, she served on CCE’s Senior Executive Committee and had oversight responsibility for CCE’s enterprise-wide risk assessment process. Ms. Palmer also served for over ten years on CCE’s Financial Reporting Committee, which reviewed the company’s financial statements and dealt periodically with accounting issues, and in her most recent position with CCE she supervised the treasurer who served on this committee. Ms. Palmer retired as a CCE officer in 2009. She is currently the President of The Palmer Group, LLC, a general consulting firm. She was a member of our Audit Committee from 1995 to 1999 (chairing the Committee from 1996 to 1999), and she again served as chair from 2003 to 2014. She returned to the Committee once again as chair in 2020. She is also a member and chair of the audit committee of another public company, Haverty Furniture Companies Inc.; the board of Haverty has determined that she is an audit committee financial expert.
Mr. Barton, Ms. Davidson and Ms. Palmer meet in all respects the independence requirements of the NYSE and Section 10A(m)(3) of the Securities Exchange Act of 1934,
as amended, and the rules of the SEC promulgated thereunder.
Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings by reference, including this proxy statement, in whole or in part, the following Audit Committee Report and the statements regarding members of the Committee who are not independent (if any) shall not be incorporated by reference into any such filings.
Audit Committee Report
The roles of the Audit Committee (“Committee”) are (1) to assist First Horizon’s Board of Directors in its oversight of (a) the company’s accounting and financial reporting principles and policies and internal controls and procedures, (b) the integrity of its financial statements, (c) its compliance with legal and regulatory requirements, (d) the independent auditor’s qualifications and independence, and (e) the performance of the independent auditor and internal audit function; and (2) to prepare this report to be included in First Horizon’s annual proxy statement pursuant to the proxy rules of the SEC. The Committee operates pursuant to a charter that was last amended and restated by the Board in 2024. As set forth in the Committee’s charter, management of First Horizon is responsible for the preparation, presentation and integrity of the company’s financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures to provide for compliance with accounting standards and applicable laws and regulations, and the internal auditor is responsible for testing such internal controls and procedures. The independent auditor is responsible for planning and carrying out audits of First Horizon’s annual financial statements and effectiveness of internal control over financial reporting, reviews of First Horizon’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q and certain other procedures.
In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has discussed with the Chief Executive Officer and Chief Financial Officer their respective certifications that were included in First Horizon’s Annual Report on Form 10-K for the year ended December 31, 2024. The Committee has also discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (formerly the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight

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Board in Rule 3200T). Finally, the Committee has received the written disclosures and the letter (or other written communication) from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, has adopted an audit and non-audit services pre-approval policy and considered whether the provision of non-audit services by the independent auditors to First Horizon is compatible with maintaining the auditor’s independence and has discussed with the auditors the auditors’ independence. At each of its regular quarterly meetings, the Committee is scheduled to meet, in separate executive sessions with no members of management present, with both the independent auditors and the internal auditor to discuss any matters that the Committee in its discretion deems appropriate.
While the Board of Directors has determined that each member of the Audit Committee has the broad level of general financial experience required to serve on the Committee and that Mr. Barton and Mses. Davidson and Palmer are audit committee financial experts as that term is defined in Item 407(d)(5) of Regulation S-K, none of the members of the Committee is performing the functions of auditors or accountants with respect to the company, nor is any of them an expert in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Committee’s oversight does not provide an independent basis upon which to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions referred to above do not assure that the audit of First Horizon’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that First Horizon’s auditors are in fact “independent.”
Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Committee’s charter, the Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC.
Submitted by the Audit Committee of our Board of Directors.
Audit Committee
Vicki R. Palmer, Chair
Harry V. Barton, Jr.
Velia Carboni
Wendy P. Davidson
J. Michael Kemp, Sr.
Rosa Sugrañes

Compensation Committee
In General
The purposes of the Compensation Committee are (1) to discharge the Board’s responsibilities relating to the compensation of our executive officers and members of the CEO’s executive management committee, (2) to produce an annual report on executive compensation for inclusion in our proxy statement, in accordance with the rules and regulations of the SEC [the current report is set forth below], (3) to identify and recommend to the Board individuals for appointment as officers, (4) to evaluate our management, and (5) to carry out certain other duties as set forth in the Committee’s charter. The Compensation Committee operates under a written charter that was last amended and restated by the Board of Directors in 2024 to make minor updates.
All directors who served on the Committee during any portion of 2024, including all current Committee members, are independent as that term is defined in the
NYSE listing standards (described above) and meet the additional independence requirements that specifically apply to Compensation Committee members as set forth in the listing standards (as prescribed by Section 10C of the Securities Exchange Act of 1934, as amended, and the rules of the SEC promulgated thereunder). In affirmatively determining the independence of all of the current directors (other than Mr. Jordan), including those who serve on the Committee (as well as any director who served on the Board during any portion of 2024), the Board has considered all factors specifically relevant to determining whether any of those directors has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a Committee member, including, but not limited to, the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director, and whether such director is affiliated with First

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Horizon, a subsidiary of First Horizon, or an affiliate of a subsidiary of First Horizon.
Most of our executive compensation plans specify that they will be administered by a committee. The Committee’s charter provides that the Committee will administer plan-committee functions under our various executive-level compensation plans. Under the charter, at least two members of the Committee must be “non-employee directors” for purposes of Section 16 of the Securities Exchange Act of 1934. Many of our plans have a similar provision concerning their respective plan committees. The charter stipulates that if a Committee member is disqualified under this test, then that member must recuse him- or herself from participating in decisions impacted by the test. In that situation, the remaining members would constitute the Committee for that action. On occasion, in connection with a specific action, a Committee member may feel that his or her qualification under this test may be in doubt for some reason; in that case, the member may elect recusal to avoid any risk of possible disqualification.
Processes & Procedures Regarding Executive & Director Compensation
The Committee’s Authority
The charter of the Compensation Committee provides that the Committee has the authority to review and approve corporate goals and objectives relevant to the compensation of the CEO, to evaluate the performance of the CEO in light of those goals and objectives, to set the CEO’s compensation level based on this evaluation, and to fix the compensation, including bonus and other compensation and any severance or similar termination payments, of executive officers and members of the CEO’s executive management committee. The Committee also has the authority, pursuant to its charter, to make recommendations to the Board concerning the adoption or amendment of employee benefit plans, management compensation plans, incentive compensation plans and equity-based plans, including plans applicable to executive officers, and to make recommendations to the Board concerning director compensation. The charter also provides that the Committee will oversee the company’s compliance with all applicable laws, regulations and listing standards relating to (1) appropriate management of the risks associated with incentive compensation programs or arrangements, (2) the compensation of the company’s executive officers and (3) any reporting associated with either of the above or with the compensation of any other associates or directors. The Committee may not delegate any of the substantive authority described in this paragraph related to executive and director compensation to any other persons. In 2024, the Committee met five times for the principal purpose of executing its responsibilities under the Committee’s charter; two of the meetings included an executive session during which management was not present.
Director Compensation
The Committee periodically conducts a review of our director compensation program. The last comprehensive review took place in April 2024. During each comprehensive review, the design and amount of director compensation is considered by management, and any changes are recommended to the Committee, either as a short list of alternatives or as single-item recommendations. In general, management uses a consultant in formulating many of its recommendations, both for advice in designing director compensation and as a source of peer-company data. (Additional information on the use of consultants in compensation matters is provided below.) Management also prepares various presentations, analyses, and other tools for the Committee to use in considering director compensation decisions. A complete description of our current director compensation program can be found under the heading Director Compensation beginning on page 28 of this proxy statement.
Executive Compensation
The Committee determines the CEO’s salary and bonus in executive session independent of management, generally on an annual basis. That determination is based on a review of the CEO’s personal plan results for the prior year, along with peer CEO salary data provided by management’s compensation consultant as well as input from the Committee’s independent compensation consultant. The CEO participates in establishing his personal plan, but otherwise is not involved in the determination of his own salary.
Our CEO recommends to the Committee salary levels for the executive officers other than himself as well as for members of the CEO’s executive management committee. Other compensation matters (bonus, equity awards, etc.) involving these officers are reviewed by management, including the CEO, which then makes recommendations to the Committee, either as a short list of alternatives or as single-item recommendations. Management uses consultants in formulating certain of its recommendations, both for advice and as a source of peer-company data. Management also prepares various presentations, analyses, forecasts, and other tools for the Committee to use in considering compensation decisions during the year. The Committee’s independent consultant reviews all major proposals and makes recommendations to the Committee.
Benefit Programs and Plans
Management monitors and considers benefit programs used by other companies, or needed within our company, to attract and retain key associates. Recommendations are

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presented by management to the Committee for review and discussion. The CEO ultimately oversees these management processes. New benefit plans, or significant amendments to existing plans, typically are considered by the full Board based on recommendations from the Committee. Enrollment and other administrative actions associated with the benefit plans are handled mainly through third party vendors in accordance with the terms in the Board-approved plans. If executive-level exceptions are required for administration of the plans, such as approval of an early retirement, management generally reviews the facts of the situation and provides a recommendation to the Committee for approval.
Use of Consultants
Management uses national compensation consulting firms to provide advice with respect to executive and director compensation matters. Management also uses a number of other specialist firms to provide data relevant to specific needs such as funding for nonqualified deferred compensation and any special compensation arrangements that are unique to specific business units. The consultants provide competitive data/trends, keep management informed of best practices and work with management to develop programs that permit the company to attract and retain the talent needed. In addition, management engages nationally-recognized law firms as appropriate to provide advice on compliance with new laws, administration of stock plans, and compensation-related agreements and arrangements.
In 2024, the Compensation Committee continued its engagement of Meridian Compensation Partners, LLC (“Meridian”) to provide it with independent analysis and advice on executive compensation-related matters. Among other things, Meridian assists the Committee in its reviews of compensation program actions recommended by management, reviewing the chosen peer group and survey data for competitive comparisons and advising the Committee on best practices and ideas for board governance of executive compensation. The Committee specifically directed Meridian to undertake no work on behalf of management, and the firm has no other relationships with the company or management.
The NYSE listing standards require that all compensation consultants, legal counsel or other advisers to the Committee (which we collectively refer to as “advisers”) undergo an assessment of independence from management. The Committee must consider all factors relevant to each adviser’s independence from management, including the following:
•the provision of other services to the company by the person that employs the adviser;
•the amount of fees received from the company by the person that employs the adviser, as a percentage of the total revenue of the person that employs the adviser;
•the policies and procedures of the person that employs the adviser that are designed to prevent conflicts of interest;
•any business or personal relationship of the adviser with a member of the Committee;
•any stock of the company owned by the adviser; and
•any business or personal relationship of the adviser or the person employing the adviser with an executive officer of the company.
The Committee has assessed the independence of Meridian and all other advisers to the Committee as required by the NYSE listing standards, considering the factors described above, and has determined that Meridian (and the individual advisers that Meridian employs with respect to the engagement by the company) is independent of management. The Committee has also considered the factors listed above for determining whether the work performed by Meridian has raised any conflict of interest and has concluded that no such conflict of interest exists.
Compensation Risk
Management and the Committee seek to balance several competing corporate goals: to motivate associates to achieve key goals through appropriate risk-taking; to avoid incenting inappropriate risk-taking and to reinforce risk management practices; to promote retention in the face of efforts by competitors to hire away our talent; and to comply with regulatory standards concerning compensation and risk management. At least once each year the Committee meets with management to review and assess risks associated with incentive and other compensation plans.
As part of this year's review, management conducted a risk and culture assessment of all incentive plans company-wide, and generally of the top three tiers of management. The incentive plan assessment evaluated control effectiveness and adherence to sound risk management principles as well as regulatory expectations. The assessment concluded that each incentive plan utilized design and control features which resulted in a low level of residual risk. The “tone from the top” assessment evaluated leadership performance and behaviors against risk management expectations, and sought to ensure appropriate compensation adjustment or coaching for any persons who failed to meet expectations. The results of this assessment showed that substantially all leaders adhered to risk management expectations, and those who did not experienced appropriate consequences. All assessment results were reported to the Committee in early 2025.

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Other risk management features employed in various performance and retention incentives include a qualitative risk assessment used in annual personal plan performance, which can directly impact annual bonus and salary decisions; use of a mandatory deferral feature for many incentives; forfeiture of equity awards for termination for cause and certain misconduct; clawback of previously-paid awards for certain types of misconduct; and corrective clawback for incentive awards if payment is based on erroneous data.

Compensation Committee Report
Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings by reference, including this proxy statement, in whole or in part, the following Compensation Committee Report shall not be incorporated by reference into any such filings.
The Compensation Committee of our Board of Directors has reviewed and discussed with management, among other things, the section of this proxy statement captioned Compensation Discussion & Analysis beginning on page 48. Based on that review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion & Analysis section be included in this proxy statement.
Compensation Committee
Rick E. Maples, Chair
Jeffrey J. Brown
Wendy P. Davidson
John W. Dietrich
Vicki R. Palmer
Colin V. Reed

Executive Committee
The Executive Committee was established by our Board of Directors and operates under a written charter. The charter was last amended and restated in 2023 to add as a specific duty the oversight of trust and other fiduciary activities. During 2024, the Committee met eight times.
The Committee is authorized and empowered to exercise during the intervals between meetings of the Board all authority of the Board, except as prohibited by applicable law and provided that it may not approve (1) the acquisition of control of any bank; (2) other acquisitions, divestitures or the entry into definitive agreements (not in the ordinary course of business) where the purchase or sale price or transaction amount exceeds $150 million, or as to which the total assets being acquired are more than $2 billion, or (3) FDIC-assisted transactions where the total assets being offered by the FDIC exceed $2 billion. Also, no authority has been delegated to the Committee in its charter to approve any acquisition involving the issuance of our stock.

Information Technology Committee
The Information Technology Committee operates under a written charter that was last amended in 2021 to provide, in keeping with the Committee's actual practice, that the Committee generally meets four times yearly (and must meet at least twice yearly). The purposes of the Committee are (1) to assist management in its understanding of information technology trends, its development and maintenance of an information technology strategy, and its management of major information technology investments, and (2) to assist the Board in its oversight of information technology matters.
The Committee met four times in 2024 for the principal purpose of executing its responsibilities under its charter.

Nominating and Corporate Governance Committee
In General
The Nominating and Corporate Governance Committee operates under a written charter that was last amended in 2021. The purposes of the Nominating and Corporate Governance Committee are (1) to identify and recommend to the Board individuals for nomination as members of the Board and its committees, (2) to develop and recommend to the Board a set of corporate governance principles applicable to the company, (3) to oversee the evaluation of the Board and management, and (4) to perform such other duties and responsibilities as set forth therein. The Committee met four times in 2024 for the principal purpose of executing its responsibilities under its charter and took action by written consent jointly with the Board one time.

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In the past, the Committee has from time to time retained a director search firm to assist it in assessing Board competencies and identifying potential director candidates.
Director Nominations, Qualifications, and Considerations
With respect to the nominating process, the Nominating and Corporate Governance Committee in accordance with the Corporate Governance Guidelines discusses and evaluates possible candidates in detail and suggests individuals whose potential membership on the Board could be explored in greater depth. The Committee, with input from the Chairman of the Board, Chief Executive Officer and the Lead Director, recommends new nominees for the position of independent director, taking into consideration such factors as it deems appropriate, which may include:
•Personal qualities and characteristics, experience, accomplishments and reputation in the business community.
•Current knowledge and contacts in the communities in which the company does business and in the company’s industry or other industries relevant to the company’s business.
•Diversity of viewpoints, background, experience and other demographics.
•Ability and willingness to commit adequate time to Board and committee matters.
•The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective and responsive to its duties and responsibilities, and the needs of the Company.
The Board considers such criteria based on the recommendation of the Committee; however, there is no other requirement or policy with regard to the consideration of diversity or any other specific factors or criteria. Rather, the Corporate Governance Guidelines expressly provide that the Nominating and Corporate Governance Committee does not set specific, minimum qualifications that nominees must meet in order for the Committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the company and the composition of the Board of Directors.
Once a candidate is identified whom the Committee wants seriously to consider and move toward nomination, the Chairman, CEO and/or other directors as the Committee determines will enter into a discussion with that candidate.
Shareholder Recommendations and Nominations
Committee Consideration of Shareholder Recommendations of Nominees
The Nominating and Corporate Governance Committee will consider individuals recommended by shareholders as director nominees and will give any such individual appropriate consideration in the same manner as individuals recommended by the Committee, a director or executive officer, or a director search firm.
Shareholders who wish to submit individuals for consideration by the Nominating and Corporate Governance Committee as director nominees may do so by submitting, in compliance with the procedures and along with the other information required by our Bylaws (as described below), a notice in writing that gives such individuals’ names to the Corporate Secretary. A shareholder’s notice must state:
•The name, age, business address and residence address of the person whom the shareholder recommends; the principal occupation or employment of such person; the class and number of shares of First Horizon that are beneficially owned (as defined in the Bylaws) by such person on the date of the notice;
•any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);
•The name and address, as they appear on our books, of the shareholder giving the notice and any other shareholders known by such shareholder to be supporting the proposed nominee;
•The class and number of shares of our stock which are beneficially owned (as defined in the Bylaws) by the shareholder giving the notice on the date of the notice and by any other shareholders known by the shareholder giving the notice to be supporting the proposed nominee on the date of such shareholder’s notice; and
•Such other information as the company may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director of the company and to comply with applicable law.

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Director Nominations for Inclusion in our Proxy Statement (Proxy Access)
First Horizon has adopted a proxy access bylaw that allows a shareholder or group of up to 20 shareholders that has held at least 3% of our common stock for at least three years to nominate up to the greater of two directors or 20% of the Board and have those nominees appear in our proxy statement, subject to notice, eligibility and other specific requirements in our Bylaws. Any shareholder considering a proxy access nomination should carefully review our Bylaws, which are available on our website at https://ir.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”). The deadlines for a proxy access nomination are discussed on page 89 of this proxy statement.
Other Director Nominations to be Brought before the Annual Meeting
Any shareholder who is entitled to vote in the election of directors at any meeting of shareholders and who complies with the procedures described in our Bylaws may nominate an individual for election to the Board of Directors. A shareholder who wishes to nominate an individual in accordance with those procedures must submit a notice in writing to the Corporate Secretary. The notice must provide detailed information about the nominee (including but not limited to information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended) and about the shareholder giving the notice, all as described in detail in the Bylaws. Our Bylaws are available on our website at https://ir.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”). If a shareholder desires to nominate an individual in accordance with the procedures outlined above and wants the individual's name to be included on a universal proxy card, the notice must include, in addition to the information set forth above, the information required by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) under the Securities Exchange Act of 1934, as amended. The deadlines for submitting notice to the Corporate Secretary for proposals and nominations for the 2026 Annual Meeting are available on page 89 of this proxy statement.
Risk Committee
The Risk Committee operates under a written charter that was amended and restated in 2024 to revise the list of risks included in the duties and responsibilities of the Committee and to clarify the Committee's role in the capital stress testing process. The charter was amended and restated again in January of 2025 to provide that the Credit Assurance Services Director would report to the Board through the Committee and to specifically allow for executive sessions of the Committee with the Chief Credit Officer, Chief Human Resources Officer, or Chief Audit Executive (in addition to the Chief Risk Officer) in the Committee's discretion.

In accordance with Federal Reserve regulations requiring banking organizations with assets greater than $50 billion to establish an independent risk committee of the board of directors, the Committee has, as its sole and exclusive function, responsibility for the risk management policies of the organization’s global operations and oversight of the organization’s risk management framework. Additional information on the Committee’s risk-related duties is available under Risk Committee within the Board Structure & Role in Risk Oversight section, which begins on page 15 above. The Committee met eight times in 2024 and took action by written consent once, in every case for the principal purpose of executing its responsibilities under its charter.

Compensation Committee Interlocks & Insider Participation
Mr. Casbon (who retired as a director on April 23, 2024), Messrs. Dietrich, Maples, and Reed, and Mses. Davidson and Palmer, all non-employee directors, served as members of the Board of Director’s Compensation
Committee during 2024. No interlocking relationships existed with respect to any of the members of the Committee.

Director Meeting Attendance
During 2024, the Board of Directors held four meetings (all of which took place over a period of two days) and took action by written consent three times, one of which was taken jointly with the Nominating and Corporate
Governance Committee. The Audit Committee held twelve meetings, the Compensation Committee held five meetings, the Executive Committee held eight meetings, the Information Technology Committee held four

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meetings, the Nominating and Corporate Governance Committee held four meetings, and the Risk Committee held eight meetings and took action by written consent once. The average attendance at Board and committee meetings by our incumbent directors exceeded 96 percent. No incumbent director attended fewer than 75 percent of the meetings of the Board and the committees of the Board on which he or she served during 2024. As set forth in our Corporate Governance Guidelines, we expect our directors to make every effort to attend every meeting of our shareholders. For the last 10 years, all of our directors have been in attendance at every annual meeting of shareholders, except for one director in 2022 and one director in 2023.

Executive Sessions of the Board
To ensure free and open discussion and communication among the non-management directors of the Board and its committees, our Corporate Governance Guidelines provide that the non-management directors will meet in regularly scheduled executive sessions and as often as the Board shall request, with no members of management present, and that if any non-management directors are not independent under the NYSE listing standards, the independent, non-management directors will meet in executive session at least once a year. During 2024, these standards for executive sessions were met by our Board. The Lead Director presides (or, if he cannot be in attendance, designates another independent director to preside) at the executive sessions of the Board.

Communication with the Board
A shareholder who desires to communicate with the Board of Directors (other than to nominate a director pursuant to our Bylaws or recommend the nomination of a director to the Nominating and Corporate Governance Committee) should submit his or her communication in writing to the Lead Director, c/o Corporate Secretary, First Horizon Corporation, 165 Madison Avenue, Memphis,
Tennessee 38103, and identify himself or herself as a shareholder. The Corporate Secretary will forward all such communications to the Lead Director for a determination as to how to proceed. Other interested parties desiring to communicate with the Board of Directors should submit their communications in the same manner.

27	2025 PROXY STATEMENT

DIRECTOR COMPENSATION
Director Compensation
Directors in 2024
Fourteen directors currently serve on our Board, one of whom was first elected in 2025. Fifteen served during 2024, two of whom retired in April. One of our directors, D. Bryan Jordan (our Chairman and Chief Executive Officer), is an officer and employee. Our fourteen non-employee directors who served during part or all of 2024 are:
Table DC.1
Non-Employee Directors in 2024

Harry V. Barton, Jr.	John W. Dietrich	Vicki R. Palmer
Velia Carboni	Wm. H. Fenstermaker	Colin V. Reed
John N. Casbon	J. Michael Kemp, Sr.	Cecelia D. Stewart
John C. Compton	Rick E. Maples	Rosa Sugrañes
Wendy P. Davidson		R. Eugene Taylor
Mr. Casbon and Mr. Fenstermaker retired at the 2024 annual meeting. Jeffrey J. Brown was first elected to our
Board in 2025 and received no compensation during or related to 2024.
Background information concerning each of our nominees for director is provided in the discussion captioned Nominees for Election under vote item 1 beginning on page 35.
Mr. Jordan was paid during 2024 as an officer, but was not paid for Board service. No director program discussed in this Director Compensation discussion applies to him. No other director or retired director mentioned in this proxy statement is an employee of ours. For information concerning the compensation of Mr. Jordan, see Compensation Discussion & Analysis (CD&A), Recent Compensation, and Post-Employment Compensation beginning on pages 48, 65, and 73, respectively.

Director Programs
Non-employee director compensation falls into two categories: base retainer and additional retainers. Base retainer is paid in two parts: a cash retainer, paid in quarterly installments; and an RSU retainer, granted in late April or early May following the annual meeting of shareholders. Additional cash retainers are paid for particular assignments, such as lead director or Audit Committee chair. Each director may elect to be paid retainer amounts in the form of additional RSUs instead of cash, granted at the same time as base RSUs. The pay year for our directors starts April 1 and ends March 31, roughly synchronous with our annual meeting cycle. Director pay levels for the 2024-2025 cycle are shown in table DC.2:
Table DC.2
Annual Director Compensation Rates

Item	Ann. Amt.
Base Retainer – cash portion:	$90,000
Base Retainer – RSU portion:	$140,000
Additional Retainers (all cash):
Lead director	$50,000
Outside Chairman of the Board	$125,000
Chair – Audit	$40,000
Chair – other committee	$35,000
Non-Chair Service – Audit, Exec., Risk	$15,000
Non-Chair Service – Comp., NCG, IT	$10,000
In 2022 the Executive & Risk Committee was split into separate committees. Directors receive only one additional retainer if they serve on both the Executive Committee and the Risk Committee.
Director pay levels generally are considered for adjustment every three years. Director pay levels were last adjusted starting in April 2024 for the current pay cycle, benchmarked to peer market practices.
Non-employee directors may serve as members of our Bank’s regional boards and may be paid, as additional Board compensation, cash attendance fees up to $500 per regional board meeting. In addition, directors may receive the following benefits: a personal account executive, a no fee personal checking account for the director and his or her spouse, a debit card, a no-fee VISA card, no fee for a safe deposit box, no fee for traveler’s checks and cashier’s checks, use of tickets for marketing and other business events up to $5,000 in value annually, and, subject to certain restrictions and limitations, the repurchase of shares of our common stock under a Board-approved repurchase program with no fees or commissions. Directors may participate in a charitable gift matching program up to $25,000 per year.
Several directors have nonqualified deferred compensation accounts that earn interest or returns indexed to the performance of certain mutual funds selected by the director.

28	2025 PROXY STATEMENT

DIRECTOR COMPENSATION
Prior to 2006, directors could receive long-duration stock options in lieu of fees under certain deferral plans. The last of those options held by a current director expired in January 2024.
From 1985 to 1995, directors could defer fees and receive an accrual of interest at rates ranging from 17-22 percent annually. Although new deferrals under that old plan have not been permitted since 1995, interest continues to accrue on outstanding accounts. The rate is re-set annually. For many years, the rate has been set at seven percentage points above a benchmark rate. For the 2024 plan year, the interest rate was 12.04% for Ms. Palmer, who is the only active participant. For 2025, the rate increased to 12.25%, corresponding to an increase in the benchmark rate. The plan continues to promote retention since the above-market rates of return can be largely forfeited in a case of early departure from Board service.
Director Compensation Table
Table DC.3 shows compensation earned last year by non-employee directors, whether or not deferred. Directors who were on our board at any time during 2024 are shown, whether or not they are nominated for election at the 2025 annual meeting.
Table DC.3
Director Compensation 2024

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mr. Barton	90,000	139,986	—	—	—	25,000	254,986
Ms. Carboni	2,500	254,991	—	—	—	—	257,491
Mr. Casbon [1]	22,500	—	—	—	—	—	22,500
Mr. Compton	27,500	279,987	—	—	—	—	307,487
Ms. Davidson	—	254,991	—	—	—	—	254,991
Mr. Dietrich	102,500	170,470	—	—	—	—	272,970
Mr. Fenstermaker [1]	32,500	—	—	—	—	—	32,500
Mr. Kemp	92,813	171,243	—	—	—	—	264,056
Mr. Maples	—	279,987	—	—	—	—	279,987
Ms. Palmer	146,750	139,986	—	—	19,985	—	306,721
Mr. Reed	138,750	186,247	—	—	—	25,000	349,997
Ms. Stewart	132,500	139,986	—	—	—	25,000	297,486
Ms. Sugrañes	108,750	139,986	—	—	—	—	248,736
Mr. Taylor	108,750	139,986	—	—	—	—	248,736
1 Retired at the 2024 Annual Meeting of Shareholders. Did not receive stock awards for 2024-25.

Explanations of certain columns follow:
Col (c) Stock Awards. Includes RSUs granted to non-employee directors during calendar 2024. Amounts shown are the grant date fair values of awards using the accounting method applicable to our financial statements. For additional information about valuation, see the note for columns (e)-(f) to the Summary Compensation Table; discussion of that table begins on page 65. Additional information about outstanding awards appears under the caption Outstanding Director Equity Awards at Year-End below.
Col (e) Incentive Plan Compensation. Non-employee directors do not receive cash incentives.
Col (f) Deferred Compensation. Amount consists of above-market interest accrued during the year under a plan discontinued in 1995.
Col (g) All Other Compensation. For non-employee directors, amounts in this column consist of matching donations to eligible charitable organizations by First Horizon Foundation and cash attendance fees from regional board meetings.

29	2025 PROXY STATEMENT

DIRECTOR COMPENSATION
Awards Outstanding at Year-End
All non-employee directors receive annual RSU awards, as presented in Table DC.4. No non-employee director holds any stock options. All RSU awards shown were unvested at year-end. Awards held by Mr. Jordan are omitted from the table; see Awards Outstanding at Year-End beginning on page 69 for information about his awards. Mr. Casbon and Mr. Fenstermaker held no RSU or other awards at year-end and are omitted from Table DC.4.

Table DC.4
Outstanding Equity Awards at Year-End 2024 Held by Non-Employee Directors

(a)	(b)	(c)	(d)	(e)	(f)
	Stock Options			Restricted Stock or Unit Awards
Name	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock Held that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)
Mr. Barton	—	—	—	9,414	189,598
Ms. Carboni	—	—	—	17,148	345,361
Mr. Compton	—	—	—	18,829	379,216
Ms. Davidson	—	—	—	17,148	345,361
Mr. Dietrich	—	—	—	11,598	233,584
Mr. Kemp	—	—	—	11,516	231,932
Mr. Maples	—	—	—	18,829	379,216
Ms. Palmer	—	—	—	9,414	189,598
Mr. Reed	—	—	—	12,525	252,254
Ms. Stewart	—	—	—	9,414	189,598
Ms. Sugrañes	—	—	—	9,414	189,598
Mr. Taylor	—	—	—	9,414	189,598

Explanations of certain columns follow:
Col (e) RSUs & RS. Awards held by non-employee directors are RSUs that will vest on April 22, 2025.
Col (f) RSU & RS Values. Values are based on the year-end market price of our common stock ($20.14/share) with no discount for the risk that the award might be forfeited or for the time remaining before vesting. Values shown here are not based on financial accounting assumptions or methods.

30	2025 PROXY STATEMENT

DIRECTOR COMPENSATION
Director Awards Exercised & Vested
Table DC.5 provides information about stock options exercised during 2024 by our non-employee directors as well as RSUs that vested during 2024. Amounts in columns (c) and (e) represent the market values of shares on the exercise or vesting dates and dividend equivalents paid. Information for Mr. Jordan is omitted from this table; see Awards Exercised & Vested beginning on page 71 for information about his awards.

Table DC.5
Director Options Exercised & Stock Awards Vested During 2024

(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized upon Exercise ($)	Number of Shares Acquired or Units Paid on Vesting (#)	Value Realized upon Vesting ($)
Mr. Barton	—	—	12,086	187,454
Ms. Carboni	—	—	9,369	168,455
Mr. Casbon	—	—	6,955	107,872
Mr. Compton	—	—	6,955	107,872
Ms. Davidson	—	—	12,086	187,454
Mr. Dietrich [1]	—	—	—	—
Mr. Fenstermaker	—	—	6,955	107,872
Mr. Kemp	—	—	6,955	107,872
Mr. Maples	—	—	13,226	205,135
Ms. Palmer	—	—	6,955	107,872
Mr. Reed	—	—	8,950	138,815
Ms. Stewart	—	—	6,955	107,872
Ms. Sugrañes	—	—	6,955	107,872
Mr. Taylor	—	—	6,955	107,872
1 First elected to the Board in January 2024. No RSU awards vested during 2024.

31	2025 PROXY STATEMENT

STOCK OWNERSHIP INFORMATION
Stock Ownership Information
As of December 31, 2024, there were 8,317 shareholders of record of our common stock. To our knowledge, there were four persons who owned beneficially, as that term is defined by Rule 13d-3 of the Securities Exchange Act of 1934, more than five percent (5%) of our common stock as of December 31, 2024. Certain information concerning beneficial ownership of our common stock by those persons as of December 31, 2024 (or the date noted for each beneficial owner in the text below the table), is set forth in the following table:
Security Ownership by Certain Beneficial Owners

Name and Address* of Beneficial Owner	Amount & Nature* of Beneficial Ownership	Percent of Class
The Bank of New York Mellon Corporation	37,131,162	7.00%
BlackRock	61,787,102	11.50%
State Street Corporation	27,702,979	5.20%
The Vanguard Group, Inc.	56,946,272	10.19%
*    Addresses and information on nature of beneficial ownership appear in the text below.

The Bank of New York Mellon Corporation. The information in the table above with respect to The Bank of New York Mellon Corporation is based on information set forth in Amendment No. 1 to Schedule 13G, filed with the Securities and Exchange Commission on January 23, 2025, as of December 31, 2024, by The Bank of New York Mellon Corporation, on behalf of itself and its subsidiaries, BNY Mellon Trust of Delaware, The Bank of New York Mellon, BNY Mellon, National Association, Newton Investment Management Limited, BNY Mellon Securities Corporation, BNY Mellon ETF Investment Adviser, LLC, BNY Mellon Investment Adviser, Inc, BNY Mellon Advisors, Inc., Mellon Investments Corporation, Newton Investment Management North America, LLC, Pershing LLC, Newton Management Limited, BNY Mellon International Asset Management Group Limited, BNY Mellon Investment Management (Jersey) Limited, MBC Investments Corporation, BNY Mellon IHC, LLC, B.N.Y. Holdings (Delaware) Corporation, and Pershing Group LLC, 240 Greenwich Street, New York, New York 10286. According to this amendment to Schedule 13G, The Bank of New York Mellon Corporation has sole voting power with respect to 23,351,436 shares of our common stock, shared voting power with respect to 18,287 shares of our common stock, sole dispositive power with respect to 23,016,909 shares of our common stock and shared dispositive power with respect to 14,114,253 shares of our common stock.
BlackRock. The information in the table above with respect to BlackRock is based on information set forth in Amendment No. 16 to Schedule 13G, filed with the Securities and Exchange Commission on November 8, 2024, as of September 30, 2024, by BlackRock, Inc. on behalf of its subsidiaries BlackRock Life Limited, Aperio Group, LLC, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, SpiderRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Deutschland AG, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Managers Ltd, 50 Hudson Yards, New York, NY 10001. According to this amendment to Schedule 13G, BlackRock has sole voting power with respect to 60,215,289 shares of our common stock and sole dispositive power with respect to 61,787,102 shares of our common stock.
State Street. The information in the table above with respect to State Street is based on information set forth in Schedule 13G, filed with the Securities and Exchange Commission on February 4, 2025, as of December 31, 2024, by State Street Corporation on behalf of its subsidiaries SSGA Funds Management, Inc., State Street Global Advisors Asia Limited, State Street Global Advisors Europe Limited, State Street Global Advisors Limited, State Street Global Advisors Trust Company, State Street Global Advisors, Australia, Limited, and State Street Global Advisors, LTD., 1 Congress Street, Suite 1, Boston, MA 02114. According to this Schedule 13G, State Street has shared voting power with respect to 3,469,923 shares of our common stock and shared dispositive power with respect to 27,702,979 shares of our common stock.
Vanguard. The information in the table above with respect to The Vanguard Group, Inc. (“Vanguard”) is based on information set forth in Amendment No. 13 to Schedule 13G, filed with the Securities and Exchange Commission on February 13, 2024, as of December 29, 2023, by Vanguard, 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. According to this Schedule 13G, Vanguard has shared voting power with respect to 250,922 shares of our common stock, shared dispositive power with respect to 846,628 shares of our common stock and sole dispositive power with respect to 56,099,644 shares of our common stock.

32	2025 PROXY STATEMENT

STOCK OWNERSHIP INFORMATION
The table below sets forth certain information concerning beneficial ownership of our common stock by each director and nominee, each executive officer named in the Summary Compensation Table, and the directors and executive officers as a group. The information in the table is as of January 31, 2025, except as otherwise noted in the notes to the table.
Security Ownership by
Management

Name of Beneficial Owner	Amount & Nature of Beneficial Ownership(1)		Percent of Class
Harry V. Barton, Jr.	181,233	(2)	*
Jeffrey J. Brown	7,481		*
Velia M. Carboni	26,517		*
John C. Compton	149,198		*
Wendy P. Davidson	82,620		*
John W. Dietrich	11,598		*
Hope Dmuchowski	73,747	(3)	*
D. Bryan Jordan	1,835,272	(3)	*
J. Michael Kemp, Sr.	51,157		*
Tammy S. LoCascio	256,537	(3)	*
Rick E. Maples	108,217		*
Vicki R. Palmer	105,064		*
David T. Popwell	485,040	(3)	*
Colin V. Reed	205,273		*
Anthony J. Restel	542,660	(3)	*
Cecelia D. Stewart	75,065		*
Rosa Sugrañes	56,503		*
R. Eugene Taylor	614,815		*
Directors & Executive Officers as a Group (24 persons)	5,448,470	(3)	1.04%
* No current individual director, nominee or executive officer beneficially owns more than one percent (1%) of our outstanding common stock or depositary shares.

(1)    The respective directors, nominees and officers have sole voting and investment powers with respect to all of such shares except as specified in notes (2) and (3).
(2)    Includes 14,393 shares held indirectly by Mr. Barton in a trust for which he is one of three trustees and for which he shares voting and investment powers.
(3)    Includes the following shares as to which the named person or group has the right to acquire beneficial ownership through the exercise of stock options granted under our stock option plans, all of which are 100% vested or will have vested within 60 days of January 31, 2025: Ms. Dmuchowski—0; Mr. Jordan—242,441; Ms. LoCascio—12,492; Mr. Popwell—38,010; Mr. Restel—8,182; and the director and executive officer group—369,709. Also includes shares held at January 31, 2025, in 401(k) Savings Plan accounts. Includes no shares of restricted stock with respect to any named person or group.
No current director or executive officer beneficially owns any of the depositary shares, each representing a 1/4000th interest in a share of non-cumulative perpetual preferred stock, Series E and F, issued by First Horizon or any of the depositary shares, each representing a 1/400th interest in a share of non-cumulative perpetual preferred stock, Series B and C, respectively, issued by First Horizon, except for Mr. Restel, who owns 3,050 depositary shares representing interests in shares of our Series C non-cumulative perpetual preferred stock.
Policies on Insider Trading and Hedging
As part of our commitment to high standards of ethical business conduct and compliance with applicable laws, rules and regulations, First Horizon has adopted an Inside Information Policy and related procedures governing the purchase, sale, and/or other dispositions of our securities by directors, officers and associates, that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the NYSE listing standards. Copies of the Inside Information Policy and the related procedures are listed as Exhibits 19.1 and 19.2 to our annual report on Form 10-K for the year ended December 31, 2024. In addition, with regard to First Horizon's trading in its own securities, it is First Horizon's policy to comply with the federal securities laws and the applicable exchange listing standards.

First Horizon also has a policy that prohibits all “pre-clearance persons” from engaging in any activity that hedges an economic interest in First Horizon or Bank stock, unless approved by the CEO or General Counsel, or a designee, in accordance with the policy. To date, no such approval has been granted. For this purpose, a hedge

33	2025 PROXY STATEMENT

STOCK OWNERSHIP INFORMATION
includes any transaction, position, or financial instrument which offsets or ameliorates any decrease in the market value of First Horizon or Bank stock beneficially owned by the pre-clearance person, including any shares owned directly or indirectly as well as any unvested, deferred, or otherwise restricted stock-based awards. “Pre-clearance persons” consist of all executive officers, all First Horizon and Bank directors, all members of the CEO’s executive management committee, and certain additional associates.
When a person first becomes a pre-clearance person, he or she is required to inform the General Counsel of all derivative and short holdings, including any position that would constitute a hedge, which would violate the policy or the procedures if undertaken while the person has pre-clearance person status. Each pre-clearance person further is required to pre-clear any change in his or her derivative and short holdings from time to time other than a change caused by expiration due solely to the passage of time.

34	2025 PROXY STATEMENT

VOTE ITEM 1—ELECTION OF DIRECTORS
Vote Item 1—Election of Directors

Board Composition & Processes
Overview
First Horizon's Bylaws provide that the Board of Directors, by the affirmative vote of a majority of the entire Board, may change the number of directors that will comprise the Board. Pursuant to this provision of the Bylaws, the Board of Directors has currently set the size of the Board at 14 members until directors are elected at the 2025 annual meeting of shareholders (and 13 thereafter). We anticipate that the Board will act prior to the annual meeting to change the size of the Board in the Bylaws to 12 members, effective with the election of directors at the annual meeting. The Board is proposing for election 12 of our 14 current directors, Messrs. Brown, Compton, Dietrich, Jordan, Kemp, Maples, Reed, and Taylor and Mses. Carboni, Davidson, Palmer and Stewart, at the 2025 annual meeting, to hold office until the 2026 annual meeting of shareholders and until their successors are duly elected and qualified. Mr. Barton and Ms. Sugrañes, who are currently serving as directors, will retire and will not stand for re-election at the annual meeting of shareholders. Mr. Brown was elected by the Board of Directors in January 2025; he was recommended for a position on our Board by our Chief Executive Officer.

If any nominee proposed by the Board of Directors is unable to accept election (which the Board of Directors has no reason to anticipate) the persons named in the enclosed form of proxy will vote for the election of such other persons as directed by the Board pursuant to the Bylaws, unless the Board decides to reduce the number of directors pursuant to the Bylaws.

Director Resignation, Retirement, and Time Commitment Policies
Director Resignation Policy
Our Board has adopted a director resignation policy that requires a director who does not, in an uncontested election, receive the affirmative vote of a majority of the votes cast with respect to his or her election to tender his or her resignation. Under the policy, the Nominating and Corporate Governance Committee must promptly consider the resignation tender and a range of possible responses and make a recommendation to the Board. The Board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following certification of the shareholder vote. Thereafter, the Board will promptly disclose its decision regarding whether to accept the director’s resignation tender, including an explanation of the decision (or the reason(s) for rejecting the resignation offer, if applicable), in a Form 8-K (or other appropriate report) filed with or furnished to the Securities and Exchange Commission. If any director’s tender of resignation under the policy is not accepted by the Board, such director will serve until the next annual meeting of shareholders and until his or her successor has been duly elected and qualified. Any director who tenders his or her resignation pursuant to the director resignation policy shall not participate in the Nominating and Corporate Governance Committee recommendation or Board action regarding whether to accept the tender of resignation. If a majority of the members of the Nominating and Corporate Governance Committee did not receive the affirmative vote of a majority of the votes cast at the same election, then all the directors who are
“independent” under the listing standards of the New York Stock Exchange and who received the affirmative vote of a majority of the votes cast shall appoint a committee amongst themselves to consider the resignation tenders and recommend to the Board whether to accept them. This committee may, but need not, consist of all of the independent directors who received the affirmative vote of a majority of the votes cast. The director resignation policy is contained in our Corporate Governance Guidelines, which are available on our website at https://ir.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”).
Our Bylaws also provide that any director who has a major change in his or her principal position (other than by a promotion) must tender a resignation for consideration by the Board. The Board will accept unless it determines that (i) the director has assumed another position in which he or she continues to be actively engaged as a business or professional person, (ii) the director is engaged in a specific project for the Board so as to make his or her resignation detrimental to First Horizon, or (iii) it is beneficial to the Board and in the best interests of the company for the director to continue to serve.

35	2025 PROXY STATEMENT

VOTE ITEM 1—ELECTION OF DIRECTORS
Director Retirement Policy
Under our Bylaws, any non-employee director who reaches age 72 on or before the last day of his or her term must retire from the Board of Directors at the expiration of such term. Notwithstanding the foregoing, each year the Board in the exercise of its discretion may waive this age limit for any director for up to an additional three terms if it determines such waiver to be beneficial to the Board and in the best interests of First Horizon. Note, however, that under the merger agreement with IBKC, the retirement provisions outlined above did not apply to any directors who were serving on the First Horizon or IBKC boards at the time of the merger (Messrs. Compton, Jordan, Kemp, Maples, Reed, or Taylor or Mses. Davidson, Palmer or Stewart) during the three-year period from the closing of the merger on July 1, 2020 until July 1, 2023.

Director Time Commitments
The company values the experience directors bring from other boards on which they serve, but recognizes that those boards may also present demands on a director’s time and availability, and service on those boards may present conflicts or legal issues. In 2024, the company revised the Corporate Governance Guidelines to limit the number of public company boards, including the company’s Board of Directors, upon which any director may serve to four or fewer. Additionally, non-employee directors are expected to advise the Chairman of the Board, and employee directors are expected to advise the chair of the Nominating and Corporate Governance Committee, before accepting any new directorship or officer position with an entity not affiliated with the company.

Candidate Nominations Process
The Board and the Nominating and Corporate Governance Committee regularly assess the composition of the Board as a whole and the contributions of each director. The Nominating and Corporate Governance Committee’s charter assigns to that Committee the duty to identify individuals believed to be qualified to become Board members and to recommend to the Board the individuals to stand for election or re-election as directors. In nominating candidates, the Committee may take into consideration such factors as it deems appropriate, including personal qualities and characteristics, experience, accomplishments and reputation in the business community; current knowledge and contacts in the communities in which the company does business and in the company’s industry or other industries relevant to the company’s business; diversity of viewpoints, background, experience and other demographics; ability and willingness to commit adequate time to Board and committee matters; and the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective and responsive to its duties and responsibilities and the needs of the company.

Assessment of Board Composition
At each of its regularly scheduled meetings, the Nominating and Corporate Governance Committee reviews the composition of the Board as a whole, considering the mix of skills and experience that directors bring to the Board, and evaluates Board composition in light of the company’s then-current business needs as well as applicable legal, regulatory and NYSE requirements. Among the areas considered by the Committee are each director’s independence under the NYSE listing standards and other applicable laws and regulations; experience, including experience as a public company officer or director; primary area of business expertise; geographical markets experience; and projected retirement date. In accordance with the requirements of Tennessee banking law and regulations, the Committee also considers the proportion of directors who reside either in states in which the Bank has a main or branch office or within 100 miles of the location of any branch. In light of this review, the Committee assesses whether the Board has the necessary tools to perform its oversight functions effectively and recommends, as appropriate, new nominees for consideration by the Board. The Board's annual self-evaluation (described in the next section) includes an evaluation of whether Board members have an appropriately broad and diverse range of experience and whether committee members have the right expertise, background and skills to be effective and responsive to their duties and responsibilities as committee members.

36	2025 PROXY STATEMENT

VOTE ITEM 1—ELECTION OF DIRECTORS
Board and Committee Self-Evaluations; Individual Director Evaluations
The Board, with oversight provided by the Nominating and Corporate Governance Committee, conducts a self-evaluation at least annually to determine whether it is functioning effectively. Each committee of the Board, under the oversight of the Nominating and Corporate Governance Committee, also conducts a self-evaluation at least annually and reports the results to the Board. Each committee’s evaluation must compare the performance of the committee with the requirements of its written charter, if any.
The Nominating and Corporate Governance Committee also conducts annual individual director evaluations. To facilitate these evaluations, the Board has adopted a Statement of Expectations of Directors. The Statement of Expectations contains specific activities and conduct each director should engage in or adhere to and includes consideration of each director’s background, expertise and skills. The Statement of Expectations is provided to each new director at the time of orientation and to all directors once a year. Each year, the Nominating and Corporate Governance Committee conducts evaluations against the Statement of Expectations of the performance of each non-employee director who has been serving for at least six months (as of the time of the evaluations) prior to determining whether to recommend him or her to the Board for renomination.
At least every three years (or as otherwise determined by the Nominating and Corporate Governance Committee), the company engages a third party to conduct individual director assessments and to provide advice and reports on how individual directors and the Board can improve. These assessments may include both director self-assessments and peer assessments. In the years in which a third party conducts such assessments, no evaluation of individual directors against the Statement of Expectations (as described above) will be conducted unless otherwise determined by the chair of the Nominating and Corporate Governance Committee. The company most recently engaged a third party to conduct director assessments in 2024.

Board Experiences, Qualifications, Attributes and Skills
Our Board selected our 12 director nominees based on the belief that each one possesses significant experience and expertise that will serve First Horizon well. The breadth of their expertise and their mix of attributes is reflected in the chart and matrix below. See the matrix for a description of each of the categories of skills. Following the matrix is a biographical summary for each nominee of the particular experiences, qualifications, attributes or skills that led the Board to conclude that he or she should serve as a director of First Horizon, as well as the age, current principal occupation (which has continued for at least five years unless otherwise indicated), name and principal business of the organization in which his or her occupation is carried on, directorships in other reporting companies (including those held in the past but not currently held), and year first elected to our Board. All of our directors are also directors of the Bank.

Our Director Nominees at a Glance*

9 have experience as a CEO/President	10 have finance or accounting experience	6 have experience in the banking/financial services industry	12 have served as a director or executive officer of another public company	9 have experience in information technology/cybersecurity matters	9 have experience in digital innovation/fintech
12 have experience in human capital management	12 have strategic planning/leadership experience	11 have marketing or retail distribution experience	9 have experience in legal/regulatory/ethics/compliance matters	12 have experience in risk management	7 have experience in environmental matters
*Please see the matrix below for additional information on the scope of each category.

37	2025 PROXY STATEMENT

VOTE ITEM 1—ELECTION OF DIRECTORS
Nominee Skills and Characteristics Matrix

	Brown	Car-boni	Comp- ton	David- son	Die-trich	Jor- dan	Kemp	Map- les	Pal- mer	Reed	Stew- art	Tay- lor
CEO/President. Experience as CEO, President or similar position at a firm or major operating division.	x		x	x	x	x	x			x	x	x
Finance/accounting. Audit company financial expert, CFO, or experience (including oversight experience) in accounting or financial planning and analysis.	x	x	x	x	x	x		x	x	x		x
Banking/financial services industry. Executive experience in banking, investment banking, broker-dealer or insurance.	x					x		x	x		x	x
Strategic planning/leadership. Experience defining the strategic direction of a business or organization; service in a significant leadership position.	x	x	x	x	x	x	x	x	x	x	x	x
Public company. Experience as a public company director or executive officer.	x	x	x	x	x	x	x	x	x	x	x	x
Information technology/cybersecurity. Experience implementing information technology and cybersecurity systems or managing a business in which such systems play a significant role.	x	x		x	x	x	x			x	x	x
Digital Innovation/Fintech. Experience in the use of technology to facilitate business operations and customer service.	x	x	x	x		x		x		x	x	x
Environmental Matters. Experience understanding, evaluating and managing environmental risks and opportunities.	x		x	x	x		x			x		x
Human Capital Management. Experience in workforce management, compensation, access and opportunity efforts, culture, succession planning and talent management.	x	x	x	x	x	x	x	x	x	x	x	x
Risk Management. Experience with understanding and managing risk in a large organization.	x	x	x	x	x	x	x	x	x	x	x	x
Legal/regulatory/ethics/compliance matters. Experience (including oversight experience) managing legal, regulatory, ethical and compliance risks and obligations.	x	x	x		x	x			x	x	x	x
Marketing/retail distribution. Experience in building and maintaining customer relationships.	x	x	x	x	x	x	x	x		x	x	x

38	2025 PROXY STATEMENT

VOTE ITEM 1—ELECTION OF DIRECTORS
Nominees for Election

Jeffrey J. Brown
Jeffrey J. Brown is the President of Hendrick Automotive Group, LLC, a privately held automotive group headquartered in Charlotte, North Carolina. Prior to January 2024, Mr. Brown served as the Chief Executive Officer and a member of the board of directors of Ally Financial, Inc. for nine years. Before he became Ally Financial's CEO, he had held various leadership positions with the company, including President and Chief Executive Officer of Dealer Financial Services, Executive Vice President of Finance and Corporate Planning, and Corporate Treasurer. He also served as Corporate Treasurer of Bank of America prior to joining Ally Financial.

Skills and Expertise:
•Public company leadership and senior-level policy making experience in banking and financial services
•Experience in finance and accounting, human capital management, mergers and acquisitions, risk management and compliance, information technology/cybersecurity, civic affairs, government relations, corporate governance, securities markets and compliance, marketing and similar matters associated with leadership positions at public companies
•Knowledge of public company board matters due to public company board service
•North Carolina resident with knowledge of the North Carolina market

Prior Public Company Board Service: Ally Financial, Inc. (2015-2024)
Non-Profit Board Service: Serves on the board of a non-profit organization

President, Hendrick Automotive Group, LLC
Independent director since 2025
Age 52
Committees: •Compensation •Executive •Risk

Velia Carboni
Velia Carboni is the Chief Information Officer of SharkNinja, Inc., a global product design and technology company, where she is responsible for global end-to-end technology in support of direct-to-consumer business, data and enterprise applications and plays a key role in leveraging AI to optimize business processes and in supporting initiatives relating to the Internet of Things. Prior to April 2024, she had served since 2018 as the Executive Vice President and Chief Digital and Technology Officer of VF Corporation (“VF”), where she was responsible for the integration of digital capabilities across all aspects of the company’s business, led the company’s digital strategies and oversaw the analytics function. Prior to joining VF, Ms. Carboni spent more than 20 years at Fidelity Investments, where she held a series of leadership roles, most recently serving as senior vice president, mobile and emerging platforms for the company’s personal investing/retail division. Ms. Carboni is also a member of the Forbes Technology Council.

Skills and Expertise:
•Leadership experience in digital innovation and strategies, customer experience and data analytics
•Public company senior-level policy making experience
•Experience in information technology/cybersecurity, risk management and compliance, finance and accounting, human capital management, and similar matters associated with running a significant division of a public company

Chief Information Officer, SharkNinja, Inc.
Independent director since 2023
Age 55
Committees: •Audit •Information Technology

39	2025 PROXY STATEMENT

VOTE ITEM 1—ELECTION OF DIRECTORS

John C. Compton
John C. Compton is a Partner at Clayton, Dubilier & Rice, a New York-based private equity firm. Prior to 2015, he was a private investor and consultant and served as an Operating Advisor to Clayton, Dubilier & Rice. He served as CEO of Pilot Flying J, Knoxville, Tennessee, a national operator of travel centers, until February 2013. Prior to September 2012, he served for twenty-nine years in various senior leadership positions with PepsiCo Inc., a global food, snack and beverage company, including Chief Executive Officer of PepsiCo Americas Foods, President and CEO of Quaker, Tropicana, Gatorade and CEO of PepsiCo North America, culminating in his service as President of PepsiCo.

Skills and Expertise:
•Leadership experience at a public company
•Experience in matters affecting public companies, including finance and accounting, human capital management, mergers and acquisitions, risk management and compliance, information technology/cybersecurity, civic affairs, government relations, corporate governance, securities markets and compliance and similar matters
•Extensive experience in sales, marketing, operations, digital innovation, environmental matters and general management
•Knowledge of public company governance matters due to public company board service
•East Tennessee resident with knowledge of the east Tennessee market

Prior Public Company Board Service: US Foods Holding Corp. (2015-2018); Pepsi Bottling Group (2008- 2010)
Non-Profit Board Service: Serves on the boards of two non-profit organizations

Partner at Clayton, Dubilier & Rice
Independent director since 2011
Age 63
Committees: •Executive •Nominating and Corporate Governance (chair) •Risk

Wendy P. Davidson
Wendy P. Davidson became the President and Chief Executive Officer and a director of The Hain Celestial Group, Inc. (“Hain Celestial”), an organic and natural products company, on January 1, 2023. Prior to assuming her position with Hain Celestial, she served as the President–Americas for the Performance Nutrition segment of Ireland-based Glanbia plc from November 2020 until December 2022. Ms. Davidson served as President, Away from Home of Kellogg Company from 2013 until 2020. From 2010 to 2013, she served in various senior roles at McCormick & Company, Inc., including as Vice President, Custom Flavor Solutions, U.S. & Latin America, and from 1993 to 2009 she held a variety of executive positions at Tyson Foods, Inc., including Senior Vice President and General Manager – Global Customer and Group Vice President – Foodservice Group, culminating in her service as Senior Vice President and General Manager – Prepared Foods.

Skills and Expertise:
•Public company leadership and senior-level policy making experience
•Extensive general management experience, including marketing, sales, operations, supply chain, strategic planning, new market development, disruptive business model innovation, crisis management, digital commerce, brand building and commercial execution
•Experience in finance and accounting, human capital management, mergers and acquisitions, risk management and compliance, information technology/cybersecurity, environmental matters, civic affairs, government relations, corporate governance, securities markets and compliance and similar matters associated with leadership positions at public companies
•Knowledge of public company board matters due to public company board service

Other Current Public Company Board Service: The Hain Celestial Group, Inc. (since 2023)
Non-Profit Board Service: Serves on the boards of several non-profit organizations

President and Chief Executive Officer, The Hain Celestial Group, Inc.
Independent director since 2019
Age 55
Committees: •Audit •Compensation
Audit Committee Financial Expert

40	2025 PROXY STATEMENT

VOTE ITEM 1—ELECTION OF DIRECTORS

John W. Dietrich
John W. Dietrich is Executive Vice President and Chief Financial Officer of FedEx Corporation (“FedEx”), a provider of transportation, e-commerce and business services. Mr. Dietrich is responsible for all aspects of FedEx’s global financial functions, including financial planning, treasury, tax, accounting and controls, internal audit, investor relations, and corporate development. He is also a member of the six-person Executive Committee, which plans and executes the corporation’s strategic business activities. Prior to joining FedEx, Mr. Dietrich served as President and Chief Executive Officer and a member of the board of directors of Atlas Air Worldwide Holdings, Inc. (“Atlas”) from 2019 until it was acquired by an investor group in 2023. He joined Atlas in 1999 as Associate General Counsel, was promoted to Senior Vice President, General Counsel and Corporate Secretary in 2004, and served as Chief Operating Officer from 2006 until 2019. Prior to joining Atlas, he worked at United Airlines for 13 years.

Skills and Expertise:
•Executive experience at a public company
•Experience in matters affecting public companies, including finance and accounting, human capital management, mergers and acquisitions, risk management and compliance, information technology/cybersecurity, civic affairs, government relations, corporate governance, securities markets and compliance and similar matters
•Knowledge of public company board matters due to public company board service

Current Public Company Board Service: AAR Corporation (2023-present)
Prior Public Company Board Service: Atlas Air Worldwide Holdings, Inc. (2019-2023)
Non-Profit Board Service: Serves on the board of several non-profit organizations

Executive Vice President and Chief Financial Officer, FedEx Corporation
Independent director since 2024
Age 60
Committees: •Compensation •Nominating and Corporate Governance

D. Bryan Jordan
D. Bryan Jordan has served as President and Chief Executive Officer and a director of First Horizon and the Bank since 2008. In 2012, he was elected Chairman of the Board of First Horizon and the Bank as well, and he has served in that position since that time (except for a two-year period from July 1, 2020, to July 1, 2022, pursuant to the provisions of the merger agreement with IBKC). Mr. Jordan was the Chief Financial Officer of First Horizon and the Bank from 2007 to 2008, and prior to that he served in various positions at Regions Financial Corporation and its subsidiary Regions Bank, including (beginning in 2002) as Chief Financial Officer. Prior to 2000, he held various finance and accounting related positions at Wachovia Corporation.

Skills and Expertise:
•Extensive experience in the banking and financial services industry, including digital innovation/fintech
•Public company leadership and senior-level policy making experience
•Experience in finance and accounting, human capital management, mergers and acquisitions, risk management and compliance, information technology/cybersecurity, civic affairs, government relations, corporate governance, securities markets and compliance and similar matters associated with leadership positions at public companies
•Knowledge of public company audit and governance matters due to public company board service

Prior Public Company Board Service: AutoZone, Inc. (2013-2024)
Non-Profit Board Service: Serves on the boards of several non-profit organizations

Chairman of the Board, President and Chief Executive Officer of First Horizon Corporation and First Horizon Bank
Director since 2008
Age 63
Committees: •Executive •Risk

41	2025 PROXY STATEMENT

VOTE ITEM 1—ELECTION OF DIRECTORS

J. Michael Kemp, Sr.
J. Michael Kemp, Sr. is the Founder and CEO of Kemp Management Solutions (“KMS”), a program management and consulting firm based in Birmingham, Alabama. With 30 years in the construction industry, he has managed or built more than $6.8 billion in construction projects. Mr. Kemp founded KMS in January 2011 to provide program management services and consulting on environmental and sustainability matters in the U.S. and Europe to the healthcare, financial, retail, municipal, infrastructure and higher education sectors. Mr. Kemp became a director of First Horizon in 2020 upon the closing of the merger of equals of IBKC and First Horizon. He had previously served as a director of IBKC since 2019.

Skills and Expertise:
•Extensive general management experience, including finance, operations, human capital management, information technology/cybersecurity and risk management
•Expertise in environmental matters gained from management of large environmental-related projects and consulting on environmental/sustainability matters
•Knowledge of public company governance matters due to public company board service
•Birmingham resident with knowledge of the Birmingham market

Prior Public Company Board Service: IBERIABANK Corporation (2019-2020)
Non-Profit Board Service: Serves on the boards of several non-profit organizations

Founder and CEO, Kemp Management Solutions
Independent director since 2020
Age 54
Committees: •Audit •Information Technology •Nominating and Corporate Governance

Rick E. Maples
Rick E. Maples retired after 31 years at Stifel, Nicolaus and Company Incorporated (“Stifel Nicolaus”), in 2015 and served as a Senior Advisor to Stifel Financial Corp. (“Stifel Financial”) from 2016 until 2018. Headquartered in St. Louis, Missouri, Stifel Financial is a diversified financial services holding company which conducts business through several subsidiaries. Its primary broker dealer subsidiary is Stifel Nicolaus, which is a full service brokerage and investment banking firm. Mr. Maples joined Stifel Nicolaus in 1984, and in 1991, he became Head of Investment Banking. With Stifel Financial’s acquisition of Legg Mason Capital Markets in 2005, Mr. Maples became Co-Head of Investment Banking for the combined investment bank. In addition, when in 2013 Stifel Financial acquired Keefe, Bruyette & Woods, Inc. (“KBW”), an investment banking firm specializing in investment banking services for the financial services industry, Mr. Maples was named Executive Vice President and Co-Head of Global Investment Banking of KBW. Mr. Maples became a director of First Horizon in 2020 upon the closing of the merger of equals of IBKC and First Horizon. He had previously served as a director of IBKC since 2016.

Skills and Expertise:
•Understanding of corporate finance, business value, business risk, digital innovation/fintech and strategic decision-making with a focus on the financial services industry
•Experience analyzing various matters, including finance and accounting, securities markets, corporate governance, mergers and acquisitions, and risk assessment, that affect public companies
•Knowledge of public company audit, executive compensation, human capital management and governance matters due to public company board service

Prior Public Company Board Service: IBERIABANK Corporation (2016-2020)

Retired Co-Head of Investment Banking, Stifel, Nicolaus and Company Incorporated
Independent director since 2020
Age 66
Committees: •Compensation (chair) •Executive •Risk

42	2025 PROXY STATEMENT

VOTE ITEM 1—ELECTION OF DIRECTORS

Vicki R. Palmer
Vicki R. Palmer is the President of The Palmer Group, LLC, Atlanta, Georgia, a general consulting firm. Between 2004 and 2009, she served as Executive Vice President, Financial Services and Administration, Coca-Cola Enterprises Inc. (“CCE”), Atlanta, Georgia, a bottler of soft drink products. She was responsible for overseeing treasury, pension and retirement benefits, asset management, internal audit and risk management, was a member of CCE’s Risk Committee, served on CCE’s Senior Executive Committee and had oversight responsibility for CCE’s enterprise-wide risk assessment process.

Skills and Expertise:
•Extensive experience in public company finance, risk management, human capital management and general administration
•Senior-level policy-making experience at a public company
•Knowledge of public company audit, executive compensation, human capital management, and governance matters due to public company board service
•
Other Current Public Company Board Service: Haverty Furniture Companies Inc. (since 2001)
Non-Profit Board Service: Serves on the boards of several non-profit organizations

President of The Palmer Group, LLC
Independent director since 1993
Age 71
Committees: •Audit (chair) •Compensation •Executive •Risk
Audit Committee Financial Expert

Colin V. Reed
Colin V. Reed became the Executive Chairman of Ryman Hospitality Properties, Inc. (“Ryman”), Nashville, Tennessee, a real estate investment trust, effective at the end of 2022. Prior to that time, he had served as the Chairman of the Board and Chief Executive Officer of Ryman or Ryman's predecessor, Gaylord Entertainment Company, since 2005 and 2001, respectively.

Skills and Expertise:
•Leadership experience at a public company
•Extensive experience in finance and accounting as well as human capital management, mergers and acquisitions, risk management and compliance, environmental matters, information technology/cybersecurity, digital innovation/fintech, civic affairs, government relations, corporate governance, securities markets and compliance and similar matters associated with leadership positions at public companies
•Knowledge of public company matters due to public company board service
•Nashville resident with knowledge of the Nashville market

Other Current Public Company Board Service: Ryman Hospitality Properties, Inc. (since 2001)
Prior Public Company Board Service: Rite Aid Corporation (2003-2005)

Executive Chairman of Ryman Hospitality Properties, Inc.
Independent director since 2006 Lead Director
Age 77
Committees: •Compensation •Executive (chair) •Risk (chair)

Cecelia D. Stewart
Cecelia D. Stewart retired as the President of U.S. Consumer and Commercial Banking of Citigroup, Inc., a global diversified financial services holding company, in 2014. She had held that position since 2011. From 2009 to 2011, she was President of the retail banking group and CEO of Morgan Stanley Private Bank N.A. Ms. Stewart’s career in banking began at Wachovia Bank N.A. in 1978, where she held a variety of regional banking positions, culminating in her service as Executive Vice President and Head of Retail and Small Business Banking from 2003 to 2008.

Skills and Expertise:
•Extensive experience in banking and financial services
•Senior-level policy-making experience at a public company
•Experience in human capital management, finance and accounting, risk management and compliance, and similar matters associated with running a large division of a public company
•Knowledge of public company audit, executive compensation, human capital management, information technology/cybersecurity, digital innovation/fintech and other matters due to public company board service

Other Current Public Company Board Service: United States Cellular Corporation (since 2013)

Retired President of U.S. Consumer and Commercial Banking of Citigroup, Inc.
Independent director since 2014
Age 66
Committees: •Executive •Information Technology (chair) •Risk

43	2025 PROXY STATEMENT

VOTE ITEM 1—ELECTION OF DIRECTORS

R. Eugene Taylor
R. Eugene Taylor served until 2020 as the Vice Chairman of the Board of Directors of First Horizon, a position he assumed upon the closing in 2017 of First Horizon’s acquisition of Capital Bank Financial Corp. (“Capital Bank”), a financial services company. He served as Chairman of the Board of Directors and Chief Executive Officer of Capital Bank from 2009 until 2017. Prior to 2009, Mr. Taylor spent 38 years at Bank of America Corporation, most recently as the Vice Chairman of the firm and President of Global Corporate & Investment Banking.

Skills and Expertise:
•Extensive experience in the banking and financial services industry, including digital innovation/fintech
•Experience in finance and accounting, human capital management, mergers and acquisitions, risk management and compliance, information technology/cybersecurity, environmental matters, civic affairs, government relations, corporate governance, securities markets and compliance and similar matters associated with leadership positions at public companies
•Knowledge of public company executive compensation and governance matters due to public company board service
•North Carolina resident with knowledge of the North Carolina market

Other Current Public Company Board Service: Sonic Automotive, Inc. (since 2015)
Prior Public Company Board Service: DHB Capital Corp. (2021-2022) Capital Bank Financial Corp. (2009- 2017), Capital Bank Corp. (2011-2012), Green Bankshares, Inc. (2011-2012) and TIB Financial Corp. (2011-2012)

Retired Chairman of the Board of Directors and Chief Executive Officer, Capital Bank Financial Corp.
Director since 2017; independent since 2023
Age 77
Committees: •Executive •Nominating and Corporate Governance •Risk

The Board of Directors unanimously recommends that
shareholders vote FOR the election of all director nominees as described in vote item 1.

44	2025 PROXY STATEMENT

VOTE ITEM 2—SAY ON PAY
Vote Item 2—Say on Pay

Say on Pay Vote Last Year
At our 2024 annual meeting, the advisory resolution to approve executive compensation— commonly known as “say on pay”—received a FOR vote of 97% of the shares voted.
Alignment of Pay with Performance
We remain committed to the principle of paying our executives based on their performance and the company’s financial and strategic results. Our compensation policies and practices continue to be designed to align the interests of all of our associates, including our executives, with the interests of our shareholders. As always, we seek to attract, retain, incent, and reward individuals who contribute to the long-term success of the company. Key practices linking performance to compensation include significant weighting of pay mix in favor of performance-based pay and equity-based compensation, meaningful share retention requirements for executives, use of total shareholder return as a metric for performance stock unit awards, and correlation of the payouts of performance awards with total shareholder return and other financial performance metrics. A detailed discussion of the executive compensation decisions made by the Compensation Committee, including information on the achievement of key performance indicators directly related to goals established for 2024's annual incentive awards, can be found in the Compensation Discussion & Analysis portion of this proxy statement beginning on page 48.
Say on Pay Resolution
Under Section 14A of the Securities Exchange Act, our shareholders are entitled to an advisory vote on the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, compensation tables and the related material. This advisory vote, commonly known as a “say on pay” proposal, gives our shareholders the opportunity to endorse or not endorse our executive pay program. At the 2023 annual meeting, our shareholders had the opportunity to cast an advisory vote on how frequently we should hold a say on pay vote. The Board recommended and the shareholders approved an annual frequency for the say on pay vote, and the Board subsequently determined that we would in fact conduct a say on pay vote at each annual meeting.
We believe that the information we have provided in the Compensation Discussion & Analysis, the executive compensation tables and the related disclosure contained in this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our shareholders’ interests to support the long-term success of First Horizon. Accordingly, the Board of
Directors unanimously recommends that you vote in favor of the following resolution:

RESOLVED, that the holders of the common stock of First Horizon Corporation (“Company”) approve, on an advisory basis, the compensation of the Company’s executive officers named in the Summary Compensation Table of the Company’s proxy statement for the 2025 annual meeting of shareholders as such compensation is disclosed in such proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, the executive compensation tables and the related disclosure contained in the proxy statement.

Because your vote is advisory, it will not be binding upon the Board, and the vote on this item will not be construed as overruling a Board decision or as creating or implying any additional fiduciary duty on the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors unanimously recommends that
shareholders vote FOR vote item 2.

45	2025 PROXY STATEMENT

VOTE ITEM 3—AUDITOR RATIFICATION
Vote Item 3—Auditor Ratification

Appointment of Auditors for 2025
KPMG LLP audited our annual consolidated financial statements for the year 2024. The Audit Committee has appointed KPMG LLP to be our auditors for the year 2025. Although not required by law, regulation or the rules of the New York Stock Exchange, the Board has determined, as a matter of good corporate governance and consistent with past practice, to submit to the shareholders as vote item 3 the ratification of KPMG LLP’s appointment as our auditors for the year 2025, with the recommendation that the shareholders vote for item 3. Representatives of KPMG LLP are expected to be present at the annual meeting of shareholders with the opportunity to make a statement and to respond to appropriate questions. The 2024 engagement letter with KPMG LLP was subject to alternative dispute resolution procedures that comply with applicable federal bank regulatory guidance. If the shareholders do not vote to ratify KPMG LLP’s appointment as our auditors for the year 2025, the Board of Directors will consider what course of action would be appropriate.

Auditor Fees Past Two Years
The table below and the paragraphs following it provide information regarding the fees billed to us by KPMG LLP during 2023 and 2024 for services rendered in the categories of audit fees, audit-related fees, tax fees and all other fees.
KPMG Fees Paid 2023-2024

Service Type	2023	2024
Audit Fees	$3,959,515	$4,314,267
Audit-Related Fees	130,000	137,000
Tax Fees	166,709	—
All Other Fees	—	—
Total	$4,256,224	$4,451,267
Audit Fees. Represents the aggregate fees billed to us by KPMG LLP for professional services rendered for the audit of our consolidated financial statements, including the audit of internal controls over financial reporting, and review of our quarterly financial statements, or for services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements, including registration statements and offerings, and acquisition-related audit procedures.
Audit-Related Fees. Represents the aggregate fees billed to us by KPMG LLP for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and that are not reported under Audit Fees above. The amount for both years consists of fees for attestation and reports on controls placed in operation and tests of operating effectiveness.
Tax Fees. Represents the aggregate fees (if any) billed to us by KPMG LLP for professional services for tax compliance, tax advice, and tax planning.
All Other Fees. Represents the aggregate fees (if any) billed to us by KPMG LLP for products and services other than those reported under the three preceding paragraphs.
None of the services provided to us by KPMG LLP and described in the paragraphs entitled Audit-Related Fees, Tax Fees and All Other Fees above were approved pursuant to the de minimis exception of SEC Rule 2-01(c)(7)(i)(C).

Pre-Approval Policy for Auditor's Services
The Audit Committee has adopted a policy providing for pre-approval of all audit and non-audit services to be performed by KPMG LLP, as the registered public accounting firm that performs the audit of our consolidated financial statements that are filed with the SEC. Services either may be approved in advance by the Audit Committee specifically on a case-by-case basis
(“specific pre-approval”) or may be approved in advance as described below (“advance pre-approval”). Advance pre-approval requires the Committee to identify in advance the specific types of services that may be provided and the fee limits applicable to such types of services, which limits may be expressed as a limit by type of service or by category of services. All requests to

46	2025 PROXY STATEMENT

VOTE ITEM 3—AUDITOR RATIFICATION
provide services that have been pre-approved in advance must be submitted to the Chief Accounting Officer prior to the provision of such services for a determination that the service to be provided is of the type and within the fee limit that has been pre-approved. Unless the type of service to be provided by KPMG LLP has received advance pre-approval under the policy and the fee for such service is within the limit pre-approved, the service will require specific pre-approval by the Committee.
The terms of and fee for the annual audit engagement must receive the specific pre-approval of the Committee. Audit, Audit-related, Tax, and All Other services, as those terms are defined in the policy, have the advance pre-approval of the Committee, but only to the extent those services have been specified by the Committee and only in amounts that do not exceed the fee limits specified by the Committee. Such advance pre-approval shall be for a term of 12 months following the date of pre-approval unless the Committee specifically provides for a different term. Unless the Committee specifically determines otherwise, the aggregate amount of the fees pre-approved for All Other services for the fiscal year must not exceed seventy-five percent (75%) of the aggregate amount of the fees pre-approved for the fiscal year for Audit services, Audit-related services, and those types of Tax services that represent tax compliance or tax return preparation.
The policy delegates the authority to pre-approve services to be provided by KPMG LLP, other than the annual audit engagement and any changes thereto, to the chair of the Committee. The chair may not, however, make a determination that causes the 75% limit described above to be exceeded. Any service pre-approved by the chair will be reported to the Committee at its next regularly scheduled meeting.

The Board of Directors unanimously recommends that
shareholders vote FOR the ratification of our auditors under vote item 3.

47	2025 PROXY STATEMENT

COMPENSATION DISCUSSION & ANALYSIS (CD&A)
Compensation Discussion & Analysis

CD&A Selected Contents
The Compensation Committee of the Board oversees compensation for executives, as discussed under Compensation Committee beginning on page 21 of this proxy statement. This CD&A section discusses and analyzes exe cutive compensation decisions made by the Committee related to 2024. Several technical terms are used in this section. A glossary is provided on page 54.
This CD&A section, along with the two compensation sections that follow, focuses on the compensation of five executives. These five are our “Named Executive Officers” or “NEOs” for 2024:
Table CDA.1
2024 NEOs

Name	Position
D. Bryan Jordan	Chairman of the Board, President & Chief Executive Officer
Hope Dmuchowski	Senior Executive Vice President—Chief Financial Officer
Anthony J. Restel*	Senior Executive Vice President—Chief Banking Officer
David T. Popwell*	Senior Executive Vice President—Senior Strategic Executive
Tammy S. LoCascio*	Senior Executive Vice President—Chief Operating Officer
*    Prior to October 2024, Mr. Restel was President—Regional Banking and Mr. Popwell was President—Specialty Banking. Ms. LoCascio's title did not change in 2024 but she became responsible for several business units formerly part of Specialty Banking.

CD&A Executive Summary
Financial Results Highlights for 2024
In 2024 we had four consecutive quarters of good results even while the operating environment continued to be challenging. Key 2024 results include:
•Our one-year total shareholder return in 2024 was +47.66%, meaning that a $100 investment made at year-end 2023 would have grown to $147.66 by year-end 2024, with dividends reinvested.
•Total loans grew $1.3 billion (2.0%) compared to year-end 2023 despite very competitive market conditions and only modest economic growth.
•Total deposits were flat compared to year-end 2023 despite very competitive market conditions, and despite allowing brokered certificates of deposit to run off late in 2024. Due to loan growth, our year-end loan to deposit ratio rose very modestly to 95.4%.
•Net income available to common shareholders (NIAC) declined 14.7% from 2023. The decline was driven largely by the decline in noninterest income discussed below.
•Net interest income declined modestly as increased funding costs, primarily for deposits, outweighed increased lending.
•Noninterest income declined significantly from 2023, driven largely by two factors:
◦2023 noninterest income was positively impacted $225 million (pretax) by a fee paid to us when a merger transaction was terminated. Of course that fee did not recur in 2024. Expenses in 2023 related to the merger and its termination reduced the impact of that fee, but on balance these non-recurring items resulted in 2024 under-performing 2023.
◦2024 noninterest income was negatively impacted $91 million (pretax) by losses incurred from repositioning part of our investment portfolio. This

48	2025 PROXY STATEMENT

COMPENSATION DISCUSSION & ANALYSIS (CD&A)
action reduced income in 2024, but will improve our investment returns over the next few years.
•Return on tangible common equity (ROTCE) in 2024 declined 22.1% from 2023, and pretax pre-provision net revenue (PPNR) in 2024 declined 16.8%. The declines were driven by the same factors mentioned above, particularly for noninterest income.
•Our non-performing asset (NPA) ratio in 2024 was 0.97%, higher than 2023's 0.76%. However, our net charge off (NCO) ratio in 2024 was 0.18%, improving substantially over 2023's 0.28%. Non-performing assets grew throughout 2024 driven by grade migration. Net charge offs declined due to successful problem loan management and recovery experience. A significant fraction of non-performing assets, especially in our commercial & industrial portfolio, were current on their loan payments during the year.
•Our efficiency ratio in 2024 was 62.1%, higher than 2023's 59.9%. The increase was driven significantly by 2024's investment portfolio repositioning losses along with 2023's non-recurring merger termination fee, mentioned above.
Compensation-Related Performance Priorities & Outcomes in 2024
Near-Term Priorities in 2024
In 2024 our executive team focused on several single-year or other near-term priorities, the two most important of which were:
•Achieve Earnings-related Targets. The primary earnings measure used for 2024 executive bonuses was adjusted pretax pre-provision net revenue (PPNR). The 2024 budget target for adjusted PPNR was $1.382 billion, nearly equal to 2023's unadjusted PPNR. Setting the 2024 target that high represented a sizable hike to the 2024 target because, as noted above, 2023's unadjusted PPNR included a substantial non-recurring merger termination fee.
•Focus on Sound and Profitable Risk Culture, especially (in the near-term) credit quality management. Two single-year credit quality measures were used for 2024 executive bonuses: the non-performing asset (NPA) ratio and the net charge-off (NCO) ratio. The 2024 budget NPA target was 0.775%. The NCO target was 0.30%. These were similar to 2023's actual NPA ratio of 0.76% and NCO ratio of 0.28%. Management viewed the 2023 NPA and NCO ratios as being quite good. The wider context for this priority is regulatory expectations as we approach and eventually exceed $100 billion in assets.
Strategic Priorities in 2024
Early in 2024 our executive team began work on several long-term strategic projects:
•Operational Quality Initiatives. A wide-ranging group of initiatives intended to substantially enhance, modernize, and streamline most operating functions throughout the company, including (for example) consumer lending, banking center operations, treasury management, ATMs, account management, system stability, and fund transfers.
•Technology Transformation Roadmap. A comprehensive initiative to transform our digital systems, many of which are stand-alone or are becoming outdated, into a well-integrated platform that is scalable, modular, adaptive, efficient for our current and future size, anchored in cloud technology, and built from the start for security. This initiative requires significant capital expenditures initially and ongoing upgrades in software and staffing, especially for engineers.
•Retail Strategy. A multi-pronged effort, substantially linked to the Operational Quality Initiatives and Technology Transformation Roadmap. This strategy is focused on enhancing client experience, modernizing and simplifying client-facing systems, obtaining and retaining deposit-account relationships, and "winning with talent" that understands the importance of client focus.
•Efficiency. Efficiency remains—and likely will continue to remain—a top priority for us. FHN believes that higher-quality systems and operations usually are simpler to use and more efficient, and vice-versa. They are driven by targeted applications of technology that improve customer experience while removing delays and cost.
In short, we are embarking on major long-term transformations designed to position First Horizon as a top-quartile regional bank. The projects listed above figured prominently in executive personal plans for 2024, as discussed below, and in executive pay decisions generally.
Performance Outcomes and Progress
•PPNR. After all adjustments, PPNR for 2024 was $1.299 million, modestly below the target-level range established for 2024 bonuses.
•NPA Ratio. Our NPA ratio for 2024 was 0.97%, higher than the target set early in the year.
•NCO Ratio. Our NCO ratio for 2024 was 0.18%, lower than the target set early in the year.
•Operational Quality. In 2024 we:
◦Reorganized how we manage our businesses in both significant and minor ways, including responsibility changes throughout middle, upper, and senior management. Retirement incentives were offered. Associate headcount has been reduced as the job functions of many retiring persons were altered and redistributed.

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◦Sought to take advantage of many system and process changes implemented or begun in 2024, including those mentioned in Technology Transformation.
◦Sought to thoughtfully and deliberately preserve the high level of service our associates bring to clients, even as that service in some ways is provided differently going forward. Created associate groups, such as the Quality Council, to further this objective.
◦Created a management group to oversee strategic investments across all business areas. Investment proposals will need to further one or more major priorities and be amenable to robust monitoring and measuring of progress and performance.
◦Sought to live up to the promise of our marketing slogan: Big Bank Muscle, Small Bank Hustle.
•Technology Transformation. In 2024 we created or began implementing multi-year plans to:
◦Re-think and transform our digital systems with critical goals of reliability, security, ease of use for clients, productivity gains for associates, and scalability.
◦Invest in data analytics both to better serve clients and to better detect and mitigate fraud and intrusions.
◦Allow smooth transitions to heightened regulatory needs as we grow in size.
◦Improve operating efficiency overall.
•Retail Strategy. By the end of 2024 we created detailed multi-year plans to:
◦Replace our consumer digital platform consistent with the other retail plans mentioned below and the technology plans mentioned above.
◦Hire specific numbers of customer-facing associates in specific areas with specific skills, and to enhance the skills of specific groups of existing associates.
◦Enhance many systems, processes, and policies to improve performance measurement and profitability while maintaining or improving client experience.
◦Expand or enhance several specific products and product groups.
◦Expand or enhance several specific retail markets.
◦Close some financial centers and open others, resulting in a net expansion of our network and a net improvement in the efficiencies of our physical facilities.
Pay & Performance Alignment
First Horizon’s compensation policies and practices are designed to align the interests of our executives with those of our shareholders. We seek to attract, retain, incent, and reward individuals who contribute to our long-term success. Key practices linking performance to compensation include:
•Significant weighting of pay mix in favor of performance-based pay and equity-based compensation. 86% of the CEO's total direct compensation was at risk for financial or market performance in 2024.
•Meaningful share retention requirement, with executives required to hold a minimum of 50% of all shares realized after-tax from stock awards until retirement. Share ownership by executives aligns directly with the financial interests of shareholders.
Financial performance goals established in February 2024 were focused on important metrics that management could control and that are meaningful to shareholders' long-term interests in stock value. Specifically:
Table CDA.2
2024 Financial Performance Metrics

2024 Annual Cash Incentive
•50%: Adjusted Pretax pre-provision net revenue (PPNR) – target payout at budget performance; threshold at 75% of budget, maximum at 125% of budget
•25%: Credit Quality – Half based on non-performing asset (NPA) ratio, half based on net charge-off (NCO) ratio, each with target payout at budget performance
•25%: Strategic – non-quantitative assessment of strategic outcomes, with emphasis on quality initiatives, IT roadmap, retail strategy, and efficiency

2024 Annual PSU Long-Term Incen-tive Award	•ROTCE Rank – target payout at median performance vs KRX index banks over 3-yr period •TSR-rank modifier – ROTCE outcome adjusted based on TSR rank vs KRX banks over 3-yr period
Our strong alignment of pay with performance and shareholder interests is discussed further in Financial Performance Related to Incentives and in CEO Pay & Performance, which immediately follow.

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COMPENSATION DISCUSSION & ANALYSIS (CD&A)
Financial Performance Related to Incentives
Annual Incentive for 2024
The key financial performance indicators for 2024's annual incentive were: (i) pretax pre-provision net revenues (PPNR), adjusted to exclude merger and certain other expenses and gains; (ii) non-performing asset (NPA) ratio; and (iii) net charge off (NCO) ratio. In all cases "target" (100%) outcomes were set at budgeted levels. Results are summarized in Table CDA.3.
Table CDA.3
KPIs for 2024 Annual Incentive

KPI	Target Goal	Achieved
PPNR*	Target Range: $1,313 to $1,451 million	$1,298 million
NPA	Target Range: 0.850% to 0.700%	0.960%
NCO	0.30%	0.18%
*    PPNR is adjusted to exclude merger expenses and gains, non-strategic results, and certain other amounts. See Annual Cash Incentive starting on page 55.

Adjusted PPNR was modestly below the target range, resulting in 97% performance. The two credit quality metrics were above and below target, resulting in 102% performance. A non-quantitative factor—strategic initiatives—was determined to be 100%. After a very modest round-up discretionary adjustment, the final corporate rating for the annual incentive was 100%. These actions and their outcomes are explained in more detail in Annual Cash Incentive beginning on page 55.
PSUs Vested in 2024
The most recent performance stock units to vest were granted in 2021 and vested in May 2024. The primary performance goal was our return on tangible common equity (ROTCE) averaged over the three years 2021-2023, ranked against the ROTCEs of the banks in the KRX regional bank index over the same period. The ROTCE outcome, shown in Table CDA.4, was adjusted based on total shareholder return achieved over three years (March 2021 to March 2024) ranked against the TSRs of the KRX banks.
Table CDA.4
KPIs for 2021 PSUs

KPI	KRX Median	FHN Achieved
Average ROTCE over the period 2021-2023	ROTCE = 15.14%	ROTCE* = 18.38%
Quartile = Top
Perf. = 150%
TSR over the period 3/15/2021 to 3/15/2024	TSR = (7)%	TSR = (4)%
Quartile = 2nd
Perf. = 108.33%
Overall Performance		162.5%
*    As provided in the original grant terms, FHN's ROTCE was adjusted to exclude merger expenses and gains, changes in accounting standards, and certain other amounts. No discretionary adjustments were made or allowed.
CEO Pay & Performance
Overview
Early each year, the CEO develops a personal plan that contains financial and strategic goals aligned with the Board-approved company plan for the year. The CEO submits that personal plan to the Committee for review and approval. The Board of Directors also reviews his personal plan. After the end of each year, the Committee reviews the CEO’s achievement of plan objectives.
The Compensation Committee considered Mr. Jordan’s significant contributions to our financial results and competitive position when making decisions about his pay for 2024. In each of the past five years, Mr. Jordan has met or exceeded his personal goals. He continues to provide consistent, critical leadership.
CEO Pay At Risk for Performance
Of the CEO's 2024 total direct compensation, 86% of TDC is at risk for market or financial performance, or for both, as illustrated in this chart:
CEO Pay Mix: 86% At Risk

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COMPENSATION DISCUSSION & ANALYSIS (CD&A)
Executive Compensation Changes
The Compensation Committee reviewed executive compensation early in 2024 against benchmarked pay levels and components. The Compensation Committee adjusted NEO salary and other pay components upward for 2024 in line with market data available at that time. These changes are summarized in Table CDA.5:
Table CDA.5
2024 Total Direct Compensation Changes

NEO	TDC 2023 $	TDC 2024 $	TDC Change
Mr. Jordan	7,056,100	8,400,000	19%
Ms. Dmuchowski	2,010,000	2,600,000	29%
Mr. Restel	2,800,000	2,900,000	4%
Mr. Popwell	2,800,000	2,900,000	4%
Ms. LoCascio	2,600,000	2,900,000	12%
The general increase in executive TDC for 2024 was the first since 2021 due to restrictions imposed by the TD Transaction. Mr. Jordan's TDC was comprehensively re-assessed in the third quarter of 2023 in connection with his employment agreement, discussed under Jordan Employment Agreement beginning on page 75.
As described in the footnote to Table CDA.1 (see page 48), the roles of Mr. Restel, Mr. Popwell, and Ms. LoCascio were modified late in 2024. No adjustments were made to 2024 TDC components.
Say on Pay Vote History
Each year, we present to our shareholders an advisory resolution to approve executive compensation. This is commonly known as “say on pay.” We ask our shareholders to approve, on an advisory basis, our executive compensation programs. Table CDA.6 shows that for each of the past five years, our FOR vote has exceeded 90%:
Table CDA.6
Recent Say on Pay Outcomes

Year	FOR Vote
2020	94%
2021	97%
2022	94%
2023	96%
2024	97%

Shareholder Outreach
We are committed to enhancing our corporate governance outreach to engage with, and solicit feedback from, external stakeholders. See Shareholder Engagement within the Corporate Responsibility section of this proxy statement beginning on page 10 for a discussion of recent outreach activities.

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Best Practice Policies
Our programs are designed to align with industry best practices, as illustrated in Table CDA.7.
Table CDA.7
Best Practice Policies

	Practices We Employ Include		Practices We Avoid or Prohibit Include
✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓
Majority of executive pay is performance-based (at-risk)
All executive long-term incentives are stock-based and aligned with shareholder interests
Incentive measures reflect outcomes that our executives control and that we believe drive shareholder value
Performance measures emphasize controllable outcomes for which management is accountable
Committee uses an independent compensation consultant
Stock ownership guidelines require holding 50% of after-tax vested stock awards during career with the company, rising to 75% if multiple-of-salary minimum stock ownership levels are not met
Change in control features and plans include double-trigger (CIC event plus qualifying termination)
Clawbacks are mandated for certain restatements of financial results or if executive engages in misconduct or fraud
✗ ✗ ✗ ✗ ✗ ✗ ✗
NO tax gross-up features
NO stock option repricings
NO discount-priced stock options
NO single-trigger change in control plans, awards, or agreements
NO dividends paid on long-term incentive awards until vesting; failure to vest means no dividends
NO employment agreements*
NO hedging transactions allowed in First Horizon stock (e.g., no trading derivatives, no taking short positions, no hedging long positions) unless approved

*    Although we do not generally have employment agreements with our executives, we entered into a five-year employment agreement with Mr. Jordan in 2023, when he was 61 years old. See Jordan Employment Agreement beginning on page 75 for additional information.

Direct Compensation Components Overview
The major components of executive compensation in 2024 consisted of cash salary, annual cash incentive, and annual long-term incentive (LTI) awards. Regular annual LTI awards for executives in 2024 consisted of PSUs and RSUs.
Table CDA.8 presents an overview of the total direct compensation components for our executives.
Table CDA.8
Direct Compensation Components in 2024

Component	Primary Purpose	Key Features
Cash salary	To provide competitive baseline compensation to attract and retain executive talent.	Salaries are determined based on prevailing market levels with adjustments for individual factors such as performance, experience, skills, and tenure.
Annual cash incentive	To motivate and reward executives for achieving and exceeding annual performance goals, both company-wide and individual, that support our business strategies.
Key metrics were PPNR, NPA, and NCO, coupled with a non-quantitative strategic component along with several other factors, including earnings quality, efficiency, risk management, and individual performance. See Annual Cash Incentive starting on page 55 for details.

Annual LTI awards: PSUs and RSUs	To motivate and reward long-term performance by providing performance and service-vested, equity-based, long-term incentives that reward achievement of specific corporate goals, provide a retention incentive, and promote alignment with shareholders’ interests.
PSUs vest based on pre-defined three-year goals relative to an industry index, modified by our TSR ranking within that index over the same period. RSUs vest after three years and are paid in shares of stock. See Long-Term Incentive Awards starting on page 59 for details.

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COMPENSATION DISCUSSION & ANALYSIS (CD&A)
CD&A Glossary
NEO    Executive officer named in this CD&A
TDC    Total direct compensation (salary, annual cash incentive, & annual long-term incentive awards)
EBP    Executive Bonus Plan
IP    2021 Incentive Plan (long-term incentive awards starting April 2021)
PSU    Performance stock unit award
RSU    Restricted stock unit award; variations include ARSU (regular annual award), BRSU (award granted in lieu of annual cash incentive), and RRSU (targeted retention or other special award)
LTI    Long-term incentive
RCU    Restricted cash award
Full-value award    Any long-term award other than stock options
CIC    Change in control
IBKC    IBERIABANK Corporation
TD    The Toronto-Dominion Bank
TD transaction    The proposed acquisition of First Horizon by TD, agreed to in February 2022 and terminated in May 2023
KPI    Key performance indicator
PPNR    Pretax pre-provision net revenues
NPA    Non-performing asset ratio
NCO    Net charge off ratio
ROA    Return on average assets
ROE    Return on average equity
ROCE    Return on average common equity
ROTCE    Return on average tangible common equity
TSR    Total shareholder return
EPS    Earnings per share
GAAP     Generally accepted accounting principles

Pay Components & Decisions
Total Direct Compensation (TDC)
The Committee’s goals are to align target total direct compensation of executives with peer medians, recognizing that individual packages may be higher or lower at any particular time based on individual factors including performance, experience, skills, tenure, and retention needs (see Peer Group & Market Benchmarking beginning on page 61 below). TDC focuses on regular pay components, ignoring special retention, promotion, or other idiosyncratic awards.
Salary
Salary is the foundation for all major components of direct compensation: the size of each incentive is a percentage of base salary (see Incentive Mix immediately below). Early each year the Compensation Committee reviews the salaries of the CEO and other executives, considering market data, competitive practices within the industry and the company’s performance.
Executive salary rates early in 2024 were increased based mainly on benchmarking against peer banks. See Peer Group & Market Benchmarking beginning on page 61. Most executive salaries had not been increased for two years because of contractual commitments made in the TD Transaction, which was pending from February 2022 until May 2023. NEO salaries in 2024 are summarized in Table CDA.9.

Table CDA.9
NEO Salaries 2024

NEO	Annual Rate	Change %
Mr. Jordan	1,200,000	6.7%
Ms. Dmuchowski	650,000	8.3%
Mr. Restel	725,000	3.6%
Mr. Popwell	725,000	3.6%
Ms. LoCascio	725,000	11.5%

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COMPENSATION DISCUSSION & ANALYSIS (CD&A)
Incentive Mix
Key factors considered when incentive target levels are set include the appropriate mix of salary versus pay at risk for financial performance or stock value performance and the mix between short- and long-term compensation. Table CDA.10 shows that the CEO’s regular compensation package is more heavily weighted in favor of financial performance, and more heavily at risk overall, than the other NEOs. This practice is consistent with the greater responsibilities of the CEO position, prevalent market practices among our peer group, and our compensation philosophy, which endeavors to link a substantial portion of executive pay to performance. For all NEOs, PSUs were 60% of total LTI awards, while RSUs were 40%.
Table CDA.10
2024 Incentive Mix
(at target level, as a percentage of salary)

NEO	Annual Incentive	Long-Term Incentive Awards
		PSUs	RSUs	Total LTI
Mr. Jordan	150%	270%	180%	450%
Ms. Dmuchowski	100%	120%	80%	200%
Mr. Restel	100%	120%	80%	200%
Mr. Popwell	100%	120%	80%	200%
Ms. LoCascio	100%	120%	80%	200%
Annual Cash Incentive
The Committee created 2024 cash incentive opportunities driven largely by a "corporate rating," similar to structures used in the past. This year, the corporate rating was driven by three factors, unequally weighted, described in Table CDA.11a. The Committee retained the ability to adjust calculated outcomes if appropriate, and individual ratings could impact the outcome for a particular executive.
Table CDA.11a
Annual Cash Incentive 2024 Program
Factors & Adjustments

Corporate Rating Factors: •Adjusted Pre-Provision Net Revenue (PPNR) vs. budget (50% weight) •Credit Quality (25% weight) •Strategic (25% weight)
Possible Adjustments: •Overall Corporate Rating Adjustment •Individual Rating
These factors and the adjustments are discussed in the following sections.
Adjusted PPNR (50% weight)
PPNR is a performance measure often used by financial industry analysts and regulators in forecasting, modeling, and risk management. It is an income measure (revenues net of expenses) which excludes the quantitative impact of provision expense. Provision expense is an earnings charge taken by banks to increase reserves for loan loss. PPNR, therefore, is less affected by economic downturns which, generally, can result in significant volatility in provision expense. In February 2024, the Committee believed that uncertainty concerning the direction of the economy for the coming year warranted using PPNR rather than another income measure. PPNR also excludes tax expense, which the Committee has often excluded from annual incentive income measures in recent years.
PPNR Factor Performance Grid
For 2024 the Committee created a performance grid based on the 2024 budget. Consistent with many recent years, achieving budget would result in 100% or "target" performance, achieving 125% of budget would result in 150% performance, and achieving 75% of budget would result in 50% performance. Below 75% of budget, the PPNR factor performance would be zero. PPNR performance outcomes falling inside those ranges would be interpolated.
Table CDA.11b
2024 Adj'd PPNR vs. Budget
Performance Grid (50% wt)

Adjusted PPNR	% of Budget	PPNR Factor
$1,728 million & above	125% & above	150%
$1,451 to $1,728 million	105% to 125%	100% to 150%
$1,313 to $1,451 million	95% to 105%	100% (target)
$1,037 to $1,313 million	75% to 95%	50% to 100%
below $1,037 million	below 75%	0%
For 2024 the Committee decided to create a target performance range. PPNR performance between 95% and 105% of budget would be considered achieving budget and would result in a PPNR factor of 100%, which is the target level. As mentioned above, uncertainty regarding the direction of the economy was a concern; providing for a "budget" outcome if results were within 5% of achieving budget addressed that concern.
Pre-Defined (Required) PPNR Adjustments
In setting the PPNR performance grid, the Committee provided that PPNR would be adjusted for certain specific items, including changes in accounting principles and

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certain unusual or non-recurring items, such as litigation settlements. Similar adjustments have been used by the Committee for many years.
Credit Quality (25% weight)
Because PPNR excludes provision expense, the Committee wanted to hold management accountable for credit quality outcomes. Accordingly, the Committee determined that half of the credit quality factor would be driven by the Committee's assessment of FHN's non-performing asset (NPA) ratio for the year, and half would depend on the net charge-off (NCO) ratio. Moreover, those assessments measure NPA and NCO outcomes against specific targets set by the Committee: 0.775% NPA ratio, and 0.30% NCO ratio. This structure is shown in the performance grids of Tables CDA.11c and CDA.11d.
Table CDA.11c
2024 NPA Ratio vs. Target
Performance Grid (12.5% Wt)

NPA Ratio	Deviation from Target	NPA Factor
< 0.625%	< –15.0 bps	150%
0.700% to 0.625%	–7.5 bps to –15.0 bps	100% to 150%
0.850% to 0.700%	+7.5 bps to –7.5 bps	100%
1.000% to 0.850%	+22.5 bps to +7.5 bps	50% to 100%
> 1.000%	> +22.5 bps	0%
Table CDA.11d
2024 NCO Ratio vs. Target
Performance Grid (12.5% Wt)

NCO Ratio	Deviation from Target	NCO Factor
< 0.15%	< –15 bps	150%
0.30% to 0.15%	none to –15 bps	100% to 150%
0.30%	none	100%
0.60% to 0.30%	+30 bps to none	50% to 100%
> 0.60%	> +30 bps	0%
In addition, the Committee determined that the credit quality factor overall, as calculated according to the grids above, would be reduced by 10% for each loan over $5 million which, within any single quarter of 2024, changed from a loan grade of pass to charge-off. A grade decline of that sort would be unusually sudden and substantial.
Strategic (25% weight)
In the aftermath of the turbulence of 2023 for FHN and entire banking industry, and given significant economic and regulatory uncertainties for 2024 and beyond, the Committee chose to base 25% of the annual incentive on its non-quantitative assessment of management's achievements during the year on strategic initiatives generally, with special focus on four areas:
Table CDA.11e
2024 Strategic Focus Areas

Focus Area	What it is
Progress on FHN's operational quality initiatives	Long-term initiatives to improve many operational processes in most business lines and departments company-wide
Progress on FHN's information technology roadmap	Long-term multi-part plan to invest in IT systems and processes to "change the bank", emphasizing valuable differentiation from peers. Examples of goals: cloud-first mindset; simplified, nimble, and scalable work and client environments; peer-leading IT efficiencies
Deployment of FHN's retail strategy	Strategy to drive top-quartile performance in FHN's retail business lines, focusing on: protecting profitability (seeking profitable new business while maintaining expense discipline); accelerating transformation (upgrading systems with a focus on client experience); and elevating people and communities
Efficiency management	In the current low-growth environment, FHN must continue to increase revenues per dollar of expense
Discretionary Corporate Rating Adjustment
The calculated corporate rating—with all required adjustments—can be further adjusted by the Committee to arrive at a final corporate rating. This adjustment could encompass both quantitative and non-quantitative considerations, including, among other things:
•Balanced scorecard results
•Quality of earnings assessment (up to +/–20%)
•Other adjustments, as determined by the Committee
The balanced scorecard process ranks our company relative to peer group companies on various financial measures. The scorecard process uses quantitative financial measures and peer rankings but is not used in a quantitative manner to determine a specific numerical rating.
For quality of earnings, the Committee intended, among other things, to take account of unusual shortfalls or windfalls in revenues associated with interest rate movements, asset sales, and other uncontrollable or unusual events during the year relative to budgetary expectations.
Individual Ratings
In addition to the corporate rating, which applies to all NEOs, the Committee also considers each NEO’s individual performance in determining final results. Each individual rating is based on the Committee’s assessment of personal plan results and any other individual factors the Committee chooses to consider. Individual ratings range from 0% to 150% and are multiplied by the corporate rating to arrive at a final performance percentage for each executive. The Committee retained the ability to adjust the personal plan outcome for a given executive for any

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reason, but with a focus in most cases on these broad areas: financial, credit, and strategic performance.
Mr. Jordan's personal plan is approved by the Committee each year. Other executive personal plans support, and substantially overlap with, Mr. Jordan's. Mr. Jordan’s 2024 personal plan included three major performance groups, all well-aligned with the three corporate rating factors shown in Table CDA.10a above.
CEO Personal Plan Goals for 2024
Financial Performance (50% weighting)
•Drive strong financial results through PPNR, as well as earnings per share, tangible book value per share, common equity tier 1 capital, and return on tangible common equity
•Financial performance at or better than budget and market expectations
•Efficiency and productivity to support PPNR
•Continued engagement and communications with key shareholders
•Investments filtered for strategic fit and return on capital
Credit Performance (25% weighting)
•Execute on strong credit and risk culture with focus on soundness, profitability, and value
•Credit results at or better than budget and market expectations for net charge-offs, classified & criticized assets, and average loan yields
•Effective monitoring of segments, industries, and regions that provide higher risk-adjusted returns
•Appropriate risk and credit management
Strategic Priorities (25% weighting)
•Focus on operational quality initiatives, IT roadmap, retail strategy, efficiency management, and associates and communities
•Improved quality and reliability of core banking systems and service
•Enhanced business resiliency, cybersecurity, and fraud management capabilities
•Accelerate improvements in technology advancements, including scalability, automation, and productivity gains
•Deploy retail strategy consistently across FHN's footprint, including market prioritization, clarity on target client segments, delivery of cohesive digital offering, performance marketing support, and a differentiated value proposition focused on relationship-based client growth
•Enhanced talent experiences that differentiate FHN from competitors and maintain FHN's reputation as an employer of choice
•Elevate our communities through strategic reinvestments and sound social responsibility initiatives
Actual individual rating outcomes are discussed under 2024 Annual Cash Incentive Outcomes below.
Target Amounts
The dollar amount of each executive bonus opportunity that would be paid for target-level performance was determined by the Committee as a percentage of salary, as described above under the caption Incentive Mix beginning on page 55. The NEO target amounts for 2024 are presented in Tables CDA.10 above (as percentages of salary) and CDA.11h below (as dollar amounts).
2024 Annual Cash Incentive Outcomes
The calculated outcomes of the three quantitative goals, after all required adjustments and before any discretionary ones, were:
PPNR: $1,313 to $1,451 million budget range, $1,298 million achieved
NPA: 0.85% to 0.70% budget range, 0.96% achieved
NCO: 0.30% budget, 0.18% achieved
The calculated PPNR outcome for 2024, with all required quantitative adjustments, was modestly below the budgeted range, resulting in a performance factor of 97% (with target being 100%).
The NPA outcome for 2024, which was not subject to adjustment, was worse than budget due to adverse loan grade migration over the year, resulting in a performance factor of 63% (with target being 100%). The NCO outcome for 2024, which was not subject to adjustment, was better than budget, resulting in a performance factor of 140%. Combining the two credit measures resulted in a performance factor of 102%, slightly above target. The budget anticipated a modest worsening of credit conditions in 2024. The rise in the NPA ratio suggests that actual worsening outpaced expectations, while the fall in the NCO ratio shows that the worsening of credit grades did not translate into an increase in actual charge-offs. Loan-loss provision expense likewise fell, from $260 million in 2023 to $150 million in 2024, despite a 2.0% increase in loans during the year.
The final corporate rating item this year—strategic initiatives—was not quantitative. The Committee determined to set strategic performance at target-level: 100%. As mentioned above, 2024 is the first of two or three years during which FHN intends to transform its operations and systems to efficiently support and fully take advantage of current and future growth opportunities. Although the Committee believes that very good progress has been made, the Committee decided that final judgment on the effectiveness of these

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investments, and the degree to which management should be rewarded, is best left to a later year.
Overall, the calculated corporate rating, after all required adjustments, was 99.02%.
Discretionary Adjustments to Corporate Rating
The Committee considered several factors when deciding whether to make a discretionary adjustment to the calculated corporate rating for 2024 annual incentives. Key among those was the company's steady and consistent performance during the entire year, the improvement in FHN's stock price well beyond most peer banks, and senior management's excellent progress on FHN's long-term goals of replacing or enhancing many large and small operational systems and practices. A more ambitious factors was noninterest expense, which was modestly above budget overall. Although a significant part of that uptick was due to higher commission expense associate with higher revenues, overall progress on improving efficiency was fairly flat. In addition, the quality of earnings in 2024 was in line with overall expectations.
Final Corporate Rating
Based on those factors, the Committee determined that the corporate rating simply should be rounded up from 99.02% to 100.00%, an adjustment of +0.98%. The quantitative and qualitative determinations leading to the final corporate rating are summarized in Table CDA.11f.
Table CDA.11f
2024 Corporate Rating

Drivers (Wt)	Results & Rationales	Corp. Rating
PPNR (50%) •Outcome: 97%	PPNR for 2024, after all adjustments mentioned above, was $1,298 million, modestly below the target range	100%
Credit (25%) •Outcome: 102%	NPA outcome (12.5% wt): 63% NPA ratio 0.96%, +20.5 bps fr. target NCO outcome (12.5% wt): 140% NCO ratio 0.18%, –12 bps from target Sudden NCO event: 0% (zero events)
Strategic (25%) •Outcome: 100%	Key factors: excellent progress on strategic initiatives
Discretionary Adjustments: •+0.98%	Key factors: 2024 was a good transition year; long-term outcomes of strategic investments remain uncertain
Individual Ratings
The Committee determined that Mr. Jordan achieved an individual rating of 100%. The other NEOs received individual ratings ranging from 100% to 108%, as shown in Table CDA.11g. Mr. Jordan's rating was driven by the considerations noted above. Other individual rating outcomes among the NEOs were based on individual performance during the year.
2024 Outcomes
Applying these processes and determinations to the target opportunities established early in the year for each NEO led to the outcomes in Table CDA.11g.
Table CDA.11g
2024 Annual Incentive Outcomes

NEO	Target ($)	Corp. Rating	Indiv. Rating	Incentive Paid ($)
Mr. Jordan	1,800,000	100%	100%	1,800,000
Ms. Dmuchowski	650,000	100%	108%	700,000
Mr. Restel	725,000	100%	100%	725,000
Mr. Popwell	725,000	100%	100%	725,000
Ms. LoCascio	725,000	100%	100%	725,000

Preview of Annual Incentive Changes for 2025
The Committee has decided to use pretax income ("PTI") as the primary driver of the 2025 annual incentive for executives, with a 75% weighting. If adjusted PTI—using categorical adjustments similar to those in 2024—is achieved within a range of 95% to 105% of budget, then performance will be 100%, or target. Threshold PTI performance for 2025 is 75% of budget. Like PPNR, PTI is a measure of company income. Unlike PPNR, PTI includes the effects of loan-loss provision expense. PTI, therefore, would be impacted up or down if provision expense were less than or greater than budget. In 2025, strategic initiatives will remain as an important non-quantitative factor for the annual incentive, with a 25% weighting.

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COMPENSATION DISCUSSION & ANALYSIS (CD&A)
Long-Term Incentive Awards
2024 Regular Annual LTI Award Mix
In 2024, the annual long-term incentive award mix for all NEOs was 60% PSUs, 40% RSUs. The Committee believes that these components provided an appropriate balance between performance and retention. First Horizon granted no compensatory stock option awards in 2024.
Further information about each award type is provided in the remainder of this discussion.
Performance Stock Units (PSUs)
Consistent with our philosophy to tie a significant portion of our executives’ pay to our long-term performance and align executives' interests with shareholders', the Committee believes PSUs should comprise a majority of the long-term incentive program. PSU awards vest only if pre-defined goals are achieved over a three-year performance period. The metrics are established at the beginning of each performance period. The Committee approves the performance metrics and goals each year based on the company’s objectives at that time, and may change the types and amounts of awards compared to prior years based on desired managerial focus, competitive pressures, and other factors.
For the 2024 PSUs, payout is based on how we rank relative to the group of banks included in the KBW regional bank index (symbol KRX), an objective industry comparator group. We believe these metrics and the relative perspective reflect how many shareholders view our performance. Specifically, the vesting percentage of 2024 PSUs will be based on achievement of two metrics:
•Our adjusted ROTCE averaged over the three-year period 2024-2026, ranked against the average ROTCE results of the KRX banks.
•A TSR modifier, applied to the ROTCE outcome. Our TSR performance will be ranked against the KRX banks.
Both rankings will follow our traditional practice: top-quartile performance will result in maximum payout, and bottom-quartile performance will result in 0% (ROTCE) payout or minimum (TSR) modification. For the middle quartiles, the percentages are interpolated. The ROTCE percentage (of target) will range from 0% to 150% (with 50% the “threshold” level), the TSR percentage will range from 75% to 125%, and the final payout calculation will multiply the two with equal weighting. Dividends accrue until payment and are paid to the extent the underlying units vest.
Payout potential is illustrated in the chart below. If the TSR percentage outcome is similar to the ROTCE outcome, the TSR adjustment will amplify the degree to which the overall payout percentage deviates from target. For example, if both percentages are 109%, overall payout will be 119%; if both percentages are 85%, overall payout will be 72%. On the other hand, if one measure is above target and the other is below, the TSR adjustment will moderate the degree to which overall payout will deviate from target. The Committee believes using the TSR modifier in this manner more closely aligns PSU awards with the interests of shareholders.
The adjustments to our ROTCE are the same as the required adjustments associated with the 2024 annual incentive opportunity, discussed earlier under Annual Cash Incentive starting on page 55.
For the 2024 PSUs, the KRX index represented 50 regional banks, a wider range of institutions than those in our peer group used for most benchmarking purposes. For 2024 PSU awards, the Committee believed that an independently-selected comparator group, like the banks in the KRX index, provided a larger, more stable group against which to measure our performance over a three-year period. This rank structure was continued from recent years primarily because the use of a relative-rank goal rather than an absolute measure should provide a better reflection of our results versus competitors, from an investor perspective. It was chosen in part because of the volatile environment for us and our industry. The awards should self-adapt to industry events that will unfold over a three-year time horizon and cannot be predicted in advance.
Most Recent PSU Performance
The most recent PSUs with final performance determined were granted in February 2021 with a 2021-23 ROTCE performance period, vesting in May 2024. The performance outcome for that award is presented above under Financial Performance Related to Incentives beginning on page 51, especially in Table CDA.4.
Restricted Stock Units (RSUs)
RSUs align executives’ interests with shareholder interests by providing awards whose values rise and fall with our

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stock. These awards also promote ownership and retention through service-based vesting and our stock ownership guidelines. Regular annual RSUs cliff-vest in March three years after grant if the NEO remains employed with the company through the vesting date. Special RSU awards can and often do have longer vesting periods. Like PSUs, RSUs are settled in shares.
Special LTI Awards
The Committee occasionally approves special retention awards on a targeted basis, or in connection with a new-hire situation.
In 2024 the Committee granted special retention LTI awards to three NEOs: Ms. Dmuchowski, Mr. Restel, and Ms. LoCascio. Each special award consisted of additional PSUs (60%) and additional RSUs (40%). Each award type had the same terms and conditions as the regular annual awards except that the performance and vesting periods were five years rather than three. The dollar values of the awards at grant were: Ms. Dmuchowski, $500,000; Mr.
Restel, $2,000,000; and Ms. LoCascio, $2,000,000. The Committee granted these targeted awards after an assessment of the retention value of outstanding awards in relation to the risk of competitor recruitment. These awards increased the retention value for those executives who were judged to be inappropriately at risk on that basis.
Dividends Related to LTI Awards
For PSUs and RSUs, cash dividends accrue during the vesting period but are paid (without interest) only if and when the award vests. If an award forfeits, dividends also forfeit.
Valuation of LTI Awards
All regular annual 2024 long-term incentive awards were based upon the 2024 salary rates and incentive mix discussed above. Our closing stock price on the grant date, February 12, 2024, was $14.07 per share. See Incentive Mix on page 55 for details.

Compensation Practices & Philosophies
Our compensation programs are designed to attract and retain experienced and talented executives who develop and execute strategic goals driving long-term shareholder value. We recruit from a broad talent pool including other large regional banks as well as other industries. In return, our people may be recruited by competitors, other financial services firms, and firms in other industries. Our executive compensation program is designed to provide pay opportunities that are competitive and enable us to attract and retain top talent. While target pay is designed to be competitive, a substantial majority of regular annual executive pay is variable and tied to overall company and individual performance, stock price, or both. The mix of fixed and at-risk components is examined in the Pay & Performance Alignment section, which begins on page 50.

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Peer Group & Market Benchmarking
Peer Benchmarking
The Committee’s independent consultant conducts comprehensive benchmarking of our peer group to provide reference for pay levels as well as program designs for the organization. The Committee uses this information to set or adjust salaries, target incentive opportunities and determine the components of direct compensation for executives. The Committee’s preferences and goals are to set target total direct compensation aligned with peer median, recognizing that individual packages may be higher or lower at any particular time based on individual factors including performance, experience, skills, tenure and retention needs.
For the 2023 pay year, executive compensation levels were frozen by the terms of the TD Transaction. Benchmarking and other normal pay-review and pay-adjustment practices were diminished in 2023 for executives. Normal practices resumed after the TD Transaction terminated in May 2023.
Peer Group Composition
To ensure our pay programs are competitive and fair, the Compensation Committee normally reviews the compensation practices of a peer group of selected U.S. banks of roughly comparable size and business mix. The Committee uses peer group data to benchmark our executive compensation and to provide context and reference points when setting pay levels.
In July 2023, after the TD transaction was terminated, the Committee assessed recent consolidations and failures among regional banks near our size. Based on that review, the Committee significantly revised the peer group for 2024. The revised peer group, shown in Table CDA.12, includes 17 banks. In table CDA.12, asset sizes are shown as of December 31, 2023. One peer—New York Community Bancorp, Inc.—experienced financial difficulty in 2024 and will not be a peer for 2025.
Table CDA.12
Peer Banks for 2024

Rank	Peer	Assets $B
1	Citizens Financial Group, Inc.	222
2	Fifth Third Bancorp	215
3	First Citizens Bancshares, Inc.	214
4	M&T Bank Corporation	208
5	Huntington Bancshares	189
6	KeyCorp	188
7	Regions Financial Corporation	152
8	New York Community Bancorp, Inc.	114
9	Zions Bancorporation	87
10	Comerica, Inc.	86
	First Horizon Corporation	82
11	Webster Financial Corporation	75
12	Western Alliance Bancorporation	71
13	Valley National Bancorp	61
14	Synovus Financial Corp.	60
15	Wintrust Financial Corporation	56
16	Cullen/Frost Bankers, Inc.	51
17	Pinnacle Financial Partners, Inc.	48
Tally Sheets
The Committee uses tally sheets to review executive pay packages and when considering adjustments to executive pay levels and mix. A “sheet” for each executive summarizes all major categories of current and recent direct compensation, including the aggregate retention value and duration of unvested awards. Tally sheets are reviewed in conjunction with peer group market data related to each executive position.

Deferral, Retirement, & Other Benefits
Benefits other than Change in Control
In order to remain competitive in retaining and recruiting talent, we provide retirement and other post-employment benefits that we believe are customary in our industry. Table CDA.13 summarizes the major types of benefits provided to NEOs. Several of these benefits are broad-based, meaning that they are available to most or all full-time associates, and many others are available generally to associates whose compensation levels exceed certain thresholds, regardless of officer status.

Table CDA.13
Non-CIC Benefits Summary

Benefit	Type	Benefit Provided	Further Information
Savings Plan (broad-based)	Tax-qualified defined contribution (retirement savings)	Participants may defer a portion of salary into a fully funded tax-advantaged savings account, up to IRS dollar limits. We provide a 100% match on the first 6% of salary deferred, subject to IRS limits.	Match amounts for the NEOs are included in column (i) of the Summary Compensation Table on page 65, with additional information provided in Table RC.1b and its explanatory notes.

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Benefit	Type	Benefit Provided	Further Information
Savings Restoration Plan	Nonqualified deferral	Provides a restorative benefit to savings plan participants whose compensation exceeds IRS limits, as if the savings plan were not subject to those limits.
Restoration match amounts for the NEOs are included with savings plan match amounts; see the row above. Match amount and withdrawal information is provided under Nonqualified Deferred Compensation Plans beginning on page 74.

Deferred Compensation Plan	Nonqualified deferral	Participants may defer payment of a portion of salary, annual incentive, and other cash compensation. Taxation deferred until paid; no company match. Plan pays at-market returns indexed to the performance of certain mutual funds selected by the participant.	Deferral and withdrawal information for the NEOs, along with other plan information, is provided under Nonqualified Deferred Compensation Plans beginning on page 74.
Pension Plan (broad-based)	Tax-qualified defined benefit (retirement)	Participants earned a defined retirement benefit dependent mainly on salary level (up to IRS limits) and tenure. The plan was closed to new hires after August 31, 2007; the benefit was frozen at year-end 2012. Of the NEOs, only Messrs. Jordan and Popwell participate.
Pension benefit information for the NEOs, along with other plan information, is provided under Pension Plans beginning on page 73. Any change in pension value for the NEOs is included in column (h) of the Summary Compensation Table on page 65 and the related note.

Pension Restoration Plan	Nonqualified defined benefit (retirement)	Provides a restorative benefit to pension plan participants. The two plans work together as if the IRS limits did not exist.	Restoration benefits and value changes are included with those of the pension plan; see the row above.
Health & Welfare Programs (broad-based)	Cafeteria benefit program	Associates may elect annually to participate in several programs such as health and dental insurance, vision, dependent care, etc. We provide an allowance for this purpose based on salary, tenure, and certain wellness incentives, subject to IRS limits. A participant may elect to use any leftover allowance for the savings plan.	The amounts of these broad-based benefits for the NEOs are not reported in other tables or charts of this proxy statement, except that any savings plan contributions made by the company are reported as part of the match amounts. See the Savings Plan row above.
Survivor Benefit Plan	Death benefit	Provides a benefit of 2.5 times base salary if death occurs during active service, which is reduced to 1.0 times salary if death occurs following departure due to disability or retirement. This executive benefit substitutes for a broad-based survivor benefit.	Cost amounts for the NEOs are included in column (i) of the Summary Compensation Table on page 65, with additional information provided in Table RC.1b and its explanatory notes.
Executive Disability Program	Disability benefit	The executive benefit cap is $25,000 per month. An executive may elect to purchase, with personal funds, an additional disability benefit of up to $5,000 per month. This executive benefit substitutes for a broad-based survivor benefit.	Cost amounts for the NEOs are included in column (i) of the Summary Compensation Table on page 65, with additional information provided in Table RC.1b and its explanatory notes.
Other	Miscellaneous	We provide items customary in our industry, including financial counseling, an executive charitable gift match program, executive home security, limited usage of corporate aircraft, and executive wellness.	Cost amounts for the NEOs are included in column (i) of the Summary Compensation Table on page 65, with additional information provided in Table RC.1b and its explanatory notes.
Change in Control (CIC) Benefits
The financial services industry experiences periods of significant consolidation, driven by efficiency pressures and regulatory compliance cost structures. Although consolidation has created substantial business opportunities for us and others, it also has created substantial personal uncertainties for associates. Our CIC plan and legacy agreements were put in place to address these uncertainties.
Our Board of Directors has adopted a Executive Change in Control Severance Plan (the “CIC Plan”). All of the NEOs except Mr. Popwell are participants in the Plan. When it was created, in 2021, we stopped offering individual CIC severance agreements and began offering participation in the CIC Plan. Each legacy CIC severance agreement (discussed below) will remain in place unless the executive is invited to participate in the CIC Plan and agrees to switch. We expect the CIC Plan to supplant the legacy agreements by attrition over time.
The CIC Plan provides benefits if employment is terminated in connection with a CIC event. It provides no employment protection if a CIC event occurs—merely benefits if employment ends in particular ways—and it provides no benefits at all absent a CIC event. Also, it provides no tax gross-up protection if benefits exceed certain tax-law limits. Additional information about the CIC Plan is provided under the caption CIC Severance Plan within the Change in Control (CIC) Arrangements section, which begins on page 77.
The primary objective of our CIC Plan is to allow us to compete for executive talent during normal times, mitigating the personal risk that a CIC would present. If a CIC situation arises, the Plan also provides an incentive for our executive team to remain with the company, focused on corporate objectives, during the pursuit, closing, and transition periods that accompany CIC transactions in our industry.
We have a legacy CIC severance agreement with Mr. Popwell. It is not an employment agreement. Like the CIC Plan, the agreement provides benefits if employment is

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terminated in connection with a CIC event, but otherwise provides no employment protection. His and other legacy CIC severance agreements offered benefits similar to the CIC Plan described above and were used for the same purposes: to allow us to compete for executive talent during normal times and to provide an incentive for our executive team to remain with the company, focused on corporate objectives, during the pursuit, closing, and transition periods that accompany CIC transactions. Additional information about these contracts is provided under the caption CIC Severance Agreements within the Change in Control (CIC) Arrangements section, which begins on page 77.
The IBKC merger of equals that closed in 2020 was a CIC transaction under legacy IBKC’s CIC agreements. Mr.
Restel signed a letter agreement with regard to his legacy CIC severance agreement with IBKC. Additional information about his letter agreement is provided under the caption Restel Letter Agreement beginning on page 76.
Under many of our programs, a CIC event can cause awards or benefits to vest, be paid, or be calculated and paid at target payout levels. The main objective of these features is to allow us to offer competitive compensation packages in an industry where robust periods of consolidation occur. Like our CIC severance agreements, these program features have a double trigger, which means that vesting or payment is accelerated only when a CIC event results in termination of employment.
Clawback Policies & Practices
Performance compensation under our executive bonus programs, long term incentive awards, or otherwise that is paid based on erroneous financial data is recoverable under our Compensation Recovery Policy if the recipient caused the error or is responsible for the data’s accuracy.
Additional clawback provisions apply to most types of stock awards if certain misconduct occurs, such as fraud or solicitation; if grant or payment of an award is based on erroneous financial data; or if employment is terminated for cause. The look-back period for recovery for stock awards is two years after vesting.
Under our Erroneously Awarded Compensation Recovery Policy, certain financial restatement events will trigger an assessment by the Compensation Committee to determine if previously-paid executive compensation was incorrectly too high. If compensation paid was too high, we are required to recover the overpayment from each applicable executive. The Policy requires recovery whether or not the executive is at fault in relation to the restatement or the overpayment. Generally, the Policy applies only to compensation that has performance conditions to vesting (e.g., bonuses and PSUs) or had performance conditions to initial grant (e.g., bonus-driven RSUs), and applies only to executives.
If the same compensation is subject to recovery under more than one policy, it may be recovered only once.

Equity Grant Processes
The Compensation Committee approves and grants equity awards at approximately the same time each year, with awards granted each year at the February meeting. Outside of the annual grant cycle, we may also award equity compensation in connection with a new hire package, retention grant or severance package.
We do not currently grant stock options as part of any of our compensation programs. If stock options were to be granted in the future, FHN would not grant such options in anticipation of the release of material nonpublic information, and the timing of the release of material non-public information would not be based option grant dates.
Compensation Governance
Stock Ownership Guidelines
Under our stock ownership guidelines, all NEOs and directors are required to retain 50% of the net after-tax shares received from stock awards. The retention level increases to 75% if the person fails to meet certain minimum stock ownership levels. For each person, the retention requirement applies during the rest of their career with us, although executives who reach age 55 are permitted to sell shares held at least three years to diversify ahead of retirement. Supportive of the guidelines, a separate policy prohibits hedging our stock unless specially approved.
The CEO’s minimum ownership level under the guidelines is six times cash salary. The minimum levels for the other named executives are two or three times their respective cash salaries, depending upon position. For this purpose, shares owned outright, restricted stock, RSUs paid in shares, and shares held in tax-deferred plans are counted, while PSUs, stock options, and RSUs paid in cash are not counted.

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COMPENSATION DISCUSSION & ANALYSIS (CD&A)
We intend for the combined emphasis on corporate performance in setting executive compensation and meaningful stock retention to strongly link the interests of our executives with those of our shareholders.
Guideline ownership levels are assessed annually in the third quarter. In the 2024 assessment, all active NEOs except Ms. Dmuchowski exceeded guideline ownership levels, and all complied with the retention requirement. Ms. Dmuchowski was hired in late 2021, and our stock price at the time of this year's assessment was only $15.64.
Compensation Consultants
For 2024, the Committee engaged Meridian Compensation Partners, LLC (“Meridian”) to provide analysis and advice on all executive and director compensation-related matters, including peer group development, market benchmarking, trends and best practices, and incentive program design. Among other things, Meridian assisted the Committee in its reviews of compensation program actions recommended by management in 2024.
Key engagement items were:
•Review and discuss written Committee materials in preparation for meetings
•Confer with the Committee chair and management regarding compensation matters
•Regularly meet with the Committee
•Provide observations on current external trends and developments
•Advise the Committee regarding executive programs for annual cash incentives and long-term equity awards approved during and for 2024
•Advise the Committee regarding current peer and market practices related to annual incentive, long-term incentive, and change in control plans and programs
•Advise the Committee regarding the CIC Plan and CIC arrangements
•Assist the Committee in preparing for shareholder outreach and engagement
The Committee determined that Meridian is independent and has no other relationships with the Company or management.
Additional information concerning our use of compensation consultants appears under the caption Use of Consultants, which begins on page 23.
Management Role
Management administers our compensation plans, monitors compensation programs used by other companies, and considers whether new or amended compensation programs are needed to maintain the competitiveness of our executive compensation packages. Management provides information and presents recommendations to the Committee for approval. The CEO provides recommendations to the Committee related to executives reporting to him. No member of management, including the CEO, is a participant in the meeting(s) during which his or her pay is discussed. The Committee regularly meets in executive session without management.

Compensation Committee Report
The Compensation Committee Report is provided under the caption Compensation Committee Report at the end of the Board Committees—Compensation Committee discussion, which begins on page 21 of this proxy statement.

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RECENT COMPENSATION
Recent Compensation
This Recent Compensation section provides detailed information about the compensation paid to our NEOs in 2024. This section should be read in conjunction with the immediately preceding Compensation Discussion & Analysis section.

Summary Compensation Table
The amounts shown in the Summary Compensation Table, Table RC.1, represent all compensation earned by our NEOs for 2024, including amounts deferred by those persons, for all services rendered in all capacities to us and our subsidiaries. Compensation amounts from the prior two years are also included. Additional compensation information is provided in the remainder of this Recent Compensation section. No NEO who served as a director was separately compensated as a director.

Table RC.1
Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
NEO Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compen-sation ($)	Total ($)
D.B. Jordan [1] Chairman, President & CEO	2024	1,200,000	—	5,200,413	—	1,800,000	1,081,500	148,067	9,429,980
	2023	1,087,418	—	9,243,562	—	1,434,375	1,134,668	143,018	13,043,041
	2022	1,060,900	—	4,243,600	—	1,830,053	—	103,216	7,237,769
H. Dmuchowski SEVP—Chief Financial Officer	2024	650,000	—	1,733,466	—	700,000	16,863	58,815	3,159,144
	2023	600,000	—	899,980	—	510,000	12,508	69,660	2,092,148
	2022	600,000	—	900,000	—	586,500	—	307,263	2,393,763
A.J. Restel SEVP—Chief Banking Officer	2024	725,000	—	3,322,476	—	725,000	—	60,257	4,832,733
	2023	700,000	—	1,399,969	—	595,000	—	55,848	2,750,817
	2022	700,000	—	1,400,000	—	805,000	—	66,564	2,971,564
D.T. Popwell SEVP—Senior Strategic Executive	2024	725,000	—	1,396,405	—	725,000	—	106,061	2,952,466
	2023	700,000	—	1,399,969	—	595,000	53,513	101,783	2,850,265
	2022	700,000	—	1,400,000	—	805,000	—	98,428	3,003,428
T.S. LoCascio SEVP—Chief Operating Officer	2024	725,000	—	3,322,476	—	725,000	24,062	77,392	4,873,930
	2023	650,000	—	1,299,971	—	595,000	30,964	67,227	2,643,162
	2022	650,000	—	1,300,000	—	747,500	—	85,524	2,783,024
1    Stock award column includes five-year special equity PSUs (grant date value of $3 million) and RSUs (grant date value of $2 million) granted in August 2023 in connection with Mr. Jordan's employment agreement. See Jordan Employment Agreement beginning on page 75.

Explanations of certain columns follow:
Col (c) Salary. Cash salary is shown in full, whether or not deferred.
Col (d) Bonus. Column (g) shows the annual cash incentive awards for each year under our bonus plan for executive officers, to the extent earned and whether or not deferred. Column (d) reports discretionary off-plan bonuses, if any. No NEO received a Col (d) bonus for any of the years shown.
Cols (e)-(f) Grant Date Accounting Values. Columns (e) and (f) show the grant date fair value of the awards using the accounting methods applicable to our financial statements, with no discount for the risk of forfeiture. The grant date values ignore future changes in our stock price and are shown based on target (100%) performance for the PSUs. The actual values realized by an award holder are likely to differ substantially from the grant date values shown in Table RC.1.
Col (e) Stock Awards. Column (e) includes the accounting grant date values of RSU and PSU awards granted by First

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Horizon during each year. These do not represent amounts paid or earned; they are the values attributed to awards under applicable accounting rules.
Col (e) Regular PSUs. PSUs are performance based, using a three-year performance period. Eventual payout may be higher or lower than the accounting values used in column (e) and may be zero. PSUs also have a service-vesting requirement. For the years shown, PSU performance depends upon our adjusted ROTCE ranking relative to certain peer banks during the performance period, and a total shareholder return (TSR) modifier, also measured against peers. PSUs will vest if threshold or higher performance goals are achieved during the performance period and if the holder remains employed with the company through the vesting date. PSUs settle with shares rather than cash. In column (e), PSU amounts are shown at their original accounting values assigned at grant. Those accounting values are substantially less than the possible payouts if all performance conditions are maximally achieved.
Col (e) Retention PSUs and CEO Special Equity PSUs. In 2024, Ms. Dmuchowski, Mr. Restel, and Ms. LoCascio were granted targeted retention PSUs. The RPSUs had the same terms and conditions as the regular annual 2024 PSUs, except the vesting and performance periods were five years rather than three. In 2023, in connection with his employment agreement, we granted Mr. Jordan $3 million of special equity PSUs. His SE PSUs were structured similarly to the regular annual PSUs in 2023, except the performance period is five years from July 1, 2023 through June 30, 2028, and the service period is satisfied August 3, 2028. See Jordan Employment Agreement beginning on page 75.
Col (e) PSU Maximum Values. Table RC.1a provides a summary of the maximum payouts of the PSU awards granted, both regular and retention, to each NEO based on our stock values on the respective grant dates.
Table RC.1a
Maximum Dollar Values of PSUs
(Based on Share Price at Grant Date)

	Year Granted
Name	2024	2023	2022
Mr. Jordan [1]	5,850,464	10,399,017	4,774,030
Ms. Dmuchowski [2]	1,950,155	1,012,478	1,012,475
Mr. Restel [2]	3,737,775	1,574,965	1,574,983
Mr. Popwell	1,570,951	1,574,965	1,574,983
Ms. LoCascio [2]	3,737,775	1,462,468	1,462,475
1    2023 includes regular PSUs and special equity PSUs.
2    2024 includes regular PSUs and targeted retention PSUs.
Col (e) Regular RSUs. The annual equity award package includes RSUs which vest in three years and settle in shares.
Col (e) Retention RSUs and CEO Special Equity RSUs. In 2024, Ms. Dmuchowski, Mr. Restel, and Ms. LoCascio were granted targeted retention RSUs. The RRSUs had the same terms and conditions as the regular annual 2024 RSUs, except the vesting period was five years rather than three. In 2023, in connection with his employment agreement, we granted Mr. Jordan $2 million of special equity RSUs. The SE RSUs vest August 3, 2028. See Jordan Employment Agreement beginning on page 75.
Col (e) 2020 Annual Incentive RSUs granted in 2021. The Committee significantly reduced the annual cash incentive paid for the 2020 bonus year and correspondingly increased the 2021 annual RSU awards.
Cols (e)-(g) Retention & Other Special Awards. On occasion special awards are made to selected individuals based on a targeted need. Special awards reflected in Table RC.1, all of which are discussed above, are: retention PSU and RSU awards to Ms. Dmuchowski, Mr. Restel, and Ms. LoCascio in 2024; and special equity PSU and RSU awards to Mr. Jordan granted in 2023 (see Jordan Employment Agreement beginning on page 75). Not included in Table RC.1 are retention RCU awards granted in 2023 to all NEOs other than Mr. Jordan. Those RCUs will be paid in 2026 in cash amounts that will vary depending on a performance outcome. They are not included in Table RC.1 for 2023, but will be reflected in that table for 2026, the year of vesting.
Col (f) Stock Options. Column (f) includes the accounting values of stock options granted. None were granted to NEOs during the past three years.
Col (g) Annual Plan-based Cash Bonus Awards. This column shows the annual plan-based bonus earned for each year. For 2022, bonuses were based upon achievement in the following areas: pre-set levels of adjusted annual pretax earnings; expense control; execution of personal plan goals; individual contribution to risk management, quality of earnings, and objectives for our non-strategic business segment; and the results of a balanced scorecard process ranking us among selected peer banks on a matrix of balance sheet, capital, expense, earnings, and other measures. For 2023, bonuses were based upon achievement in the following areas: pre-set levels of adjusted annual pretax earnings; execution of personal plan goals; individual contribution to risk management, quality of earnings, and objectives for our non-strategic business segment; and the results of a balanced scorecard process ranking us among selected peer banks on a matrix of balance sheet, capital, expense, earnings, and other measures. For 2024, bonuses were based upon achievement in the following areas: pre-set levels of adjusted annual pre-provision net revenue; pre-

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set levels of non-performing asset and net charge-off ratios; execution of strategic initiatives; execution of personal plan goals; individual contribution to risk management, quality of earnings, and objectives for our non-strategic business segment; and the results of a balanced scorecard process ranking us among selected peer banks on a matrix of balance sheet, capital, expense, earnings, and other measures.
Col (g) RCUs with a Performance Feature. In 2023, shortly after the termination of the TD merger transaction, we granted retention RCUs to all NEOs other than Mr. Jordan. They are not included in Table RC.1 for 2023, but will be reflected in that table for 2026, the year of vesting.
Col (h) Pension & Deferred Compensation. Column (h) includes changes in defined benefit pension actuarial values, which are the aggregate increase during the year in actuarial value of both pension plans (qualified and restoration). Our pension plans were closed to new associates in 2007; among the NEOs, only Mr. Jordan and Mr. Popwell participate. Pension benefits were frozen in 2012. Incremental changes in actuarial pension values occur after 2012 mainly due to changes in discount rates, mortality tables, and life expectancy due to the passage of time. No above-market earnings on deferred compensation were accrued during the year for any of the named executives.

Col (i) All Other. Elements of “All Other Compensation” for 2024 consist of the following:
Table RC.1b
All Other Compensation (Col.(i)) for 2024

	(i)(a)	(i)(b)	(i)(c)	(i)(d)	(i)(e)
Name	Perqs. & Other Personal Benefits $	401(k) & Savings Restor. Match $	Life Insur. Prem. $	Tax Reim- burse- ments $	Other $
Mr. Jordan	62,227	77,600	8,240	—	—
Ms. Dmuchowski	17,266	37,527	4,022	—	—
Mr. Restel	6,698	49,100	4,459	—	—
Mr. Popwell	53,539	48,333	4,189	—	—
Ms. LoCascio	27,422	45,977	3,993	—	—
Explanations of certain columns in Table RC.1b follow:
Col (i)(a) “Perqs. & Other Personal Benefits” includes the following types of benefits: Flexible Dollars, Financial
Counseling, Disability Insurance, Charitable Match, Aircraft Usage, Club, Auto, and Security. Benefits are valued at the incremental cost to us. “Flexible Dollars” represents our contribution to our broad-based benefits plan, a qualified cafeteria-type benefit plan. “Financial Counseling” represents payments for the preparation of income tax returns and related financial counseling. “Disability Insurance” represents insurance premiums with respect to our disability program. “Charitable Match” includes gifts made by First Horizon Foundation to match qualifying gifts made by an executive under our executive gift match program. “Security” includes security alarm expenses. “Aircraft Usage” represents imputed income to the executives when spouses accompany them on business trips using non-commercial aircraft, or direct incremental cost to us when the executive uses such aircraft for non-business trips. We estimate direct incremental cost of aircraft usage based on average operating cost (which includes direct costs such as fuel, maintenance, and landing fees) per flight hour or, in the case of chartered aircraft, based on the cost of the charter. This column also includes imputed taxable income from our company-wide wellness program and the cost of participating in an executive health program.
Col (i)(b) “401(k) & Savings Restor. Match” represents our matching contribution to our 401(k) savings plan and to the related savings restoration plan. Any flexible benefits plan contributions to the savings plan are included in column (i)(b).
Col(i)(c) “Life Insur. Prem.” represents supplemental life insurance premiums. Under our survivor benefits plan a benefit of 2.5 times annual base salary is paid upon the participant’s death prior to retirement, or one times final salary upon death after retirement.
Col (i)(d) “Tax Reimbursements” represents income and other taxes levied on NEOs which we reimbursed. Our commitments to make such reimbursements are few, and no such payments were made in 2024. Among the NEOs, only Mr. Restel has a tax reimbursement right stemming from an arrangement he had with IBKC. See Restel Letter Agreement, which begins on page 76, for additional information.
Col (i)(e) "Other" includes very minor, unusual, or non-periodic benefits. None were paid in 2024 to the NEOs.
Grants of Plan-Based Awards
Table RC.2 provides information about the annual cash incentive opportunity established for, and the grants of PSUs, RSUs, and performance-based RCUs during, 2024. In this table each annual incentive (cash bonus) opportunity is considered a “Non-Equity Incentive Plan Award” in columns (c) through (e) and is noted as "Cash"; PSUs and retention PSUs are considered to be “Equity Incentive Plan Awards” in columns (f) through (h); and RSUs and

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retention RSUs are shown as “All Other Stock Awards” in column (i). Each row represents a separate award grant; a column for a row is blank if it does not apply to the type of award listed in that row or if the dollar amount is zero. No stock options were granted to any NEO in 2024.

Table RC.2
Awards Granted in 2024

(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
NEO	Award	Grant Date	Estimated Possible Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/sh)	Grant Date Fair Value of Stock & Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Thres- hold (#)	Target (#)	Maximum (#)
Mr. Jordan	Cash	2/12	900,000	1,800,000	2,700,000
	PSU	2/12				83,162	221,766	415,811				3,240,000
	RSU	2/12							147,844			2,080,165
Ms. Dmuchowski	Cash	2/12	325,000	650,000	975,000
	PSU	2/12				20,021	53,388	100,103				751,169
	RSU	2/12							35,592			500,779
	RPSU	2/12				7,700	20,534	38,501				288,913
	RRSU	2/12							13,689			192,604
Mr. Restel	Cash	2/12	362,500	725,000	1,087,500
	PSU	2/12				22,331	59,548	111,653				837,840
	RSU	2/12							39,699			558,565
	RPSU	2/12				30,801	82,135	154,003				1,155,639
	RRSU	2/12							54,757			770,431
Mr. Popwell	Cash	2/12	362,500	725,000	1,087,500
	PSU	2/12				22,331	59,548	111,653				837,840
	RSU	2/12							39,699			558,565
Ms. LoCascio	Cash	2/12	362,500	725,000	1,087,500
	PSU	2/12				22,331	59,548	111,653				837,840
	RSU	2/12							39,699			558,565
	RPSU	2/12				30,801	82,135	154,003				1,155,639
	RRSU	2/12							54,757			770,431

Explanations of certain columns follow:
Col (b) Grant Date. An award is effective for legal and accounting purposes on its grant date. For each award shown, the Compensation Committee took final action to grant each award on that date.
Cols (c)-(e) Plan-based Bonus Opportunities (Cash). The Committee established performance criteria and set target amounts early in 2024 for annual cash incentive (bonus) opportunities for each NEO. Details about the opportunities, their goals, and their limitations are discussed in Annual Cash Incentive beginning on page 55.
The information in columns (c)-(e) shows bonus opportunities. Information concerning bonuses actually earned for 2024 is shown in column (g) of the Summary Compensation Table and in Annual Cash Incentive, beginning on pages 65 and 55, respectively.
Cols (f)-(h) Regular Annual Stock Incentives (PSU). The performance requirements for the regular 2024 PSU awards are discussed in the notes for column (e) of the Summary Compensation Table (RC.1) above. Performance below the threshold level will result in 0% payout. Performance above threshold will result in payouts ranging from 37.5% (col (f)) to 100% (col (g)) to 187.5% (col (h)) of target levels. See Performance Stock Units within the section captioned Long-Term Incentive Awards, which begins on page 59, for additional information. The 2024 PSUs are scheduled to vest on May 12, 2027, if threshold performance is achieved.
Cols (f)-(h) Targeted Retention Stock Incentives (RPSU). The performance requirements for the targeted retention PSU awards (2024) are discussed in the notes for column (e) of the Summary Compensation Table (RC.1) above. Performance below the threshold level will result in 0% payout. Performance above threshold will result in payouts ranging from 37.5% (col (f)) to 100% (col (g)) to

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187.5% (col (h)) of target levels. See Performance Stock Units within the section captioned Long-Term Incentive Awards, which begins on page 59, for additional information. The 2024 RPSUs are scheduled to vest on May 12, 2029, if threshold performance is achieved.
Col (i) Other Stock Awards (RSU & RRSU). Column (i) shows regular annual RSUs and targeted retention RSUs granted in 2024. For additional information, see the notes for column (e) of the Summary Compensation Table (RC.1) above.
Cols (j)-(k) Stock Options. No stock options were granted to any NEO in 2024.
Col (l) Grant Date Fair Values. Column (l) reflects the accounting value of the awards shown in columns (g), (i) and (j). For the regular annual and targeted retention PSUs and RSUs, our stock price on the grant date, February 12, 2024, was $14.07 per share. For additional information see the discussion of columns (e) and (f) of the Summary Compensation Table (RC.1) beginning on page 65.

Supplemental Compensation Disclosures
For information about the rationale behind, sizing of, and other aspects of the major compensation elements, see Pay Components & Decisions beginning on page 54.
The vesting and expiration schedules of equity-based awards granted in 2024 are as follows:
•Regular annual PSUs vest on May 12 three years after grant if goals are achieved at the 37.5% payout level or greater.
•Targeted retention PSUs vest on May 12 five years after grant if goals are achieved at the 37.5% payout level or greater.
•Regular annual RSUs vest on March 2 three years after grant.
•Targeted retention RSUs vest on March 2 five years after grant.
Vesting information related to all equity awards held by the NEOs at year-end appears under the heading Awards Outstanding at Year-End beginning on page 69, especially in the notes to the table in that section. For all awards, vesting will or may be accelerated or pro-rated in the cases of death, disability, retirement, and qualifying termination after a change in control. For performance awards, service-vesting may be waived, but performance goals generally are not waived, following retirement, and awards may be pro-rated. Additional information concerning the acceleration features of awards is set forth under the caption Change in Control (CIC) Arrangements on page 77.
Dividends or dividend equivalents accrue at normal declared rates on most full-value (non-option) stock awards; RSAs granted under a legacy IBKC plan pay dividends as they are paid to all shareholders. Stock options have no dividend or equivalent accruals. Accrued dividends and equivalents are paid at vesting or forfeit if the award is forfeited.
The Compensation Committee has approved a mandatory tax withholding feature under which vested shares are automatically withheld in an amount necessary to cover minimum required withholding taxes. A supplemental feature allows the holder to elect withholding at the maximum tax rate instead. When we granted stock options in the past, they had no mandatory or supplemental tax feature. We do not re-use, in new grants, shares withheld to cover taxes.
The special performance-based retention RCUs granted in 2023 (mentioned in the notes to Table RC.1) will vest on May 12, 2026. If the service requirement is met, these RCUs will pay, in cash and without interest, a target dollar amount which varies with the award recipient. An additional amount of 5%, up to a maximum of 25% of target, will be paid for each $1 that our stock price, at vesting, exceeds the base price of $10.58 per share. The base price was an average common stock price measured near the grant date.
The Compensation Committee generally has the power to impose deferral of payment as a term or condition of an award. No 2024 executive award contained a deferral requirement at grant.
Awards Outstanding at Year-End
Equity Awards
Table RC.3 provides information about stock options, all types of restricted stock and stock units, and all performance stock awards (at target levels) held at
December 31, 2024, by the named executive officers. Values are based on our market price at year-end, $20.14 per share.

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Table RC.3
Outstanding Equity Awards at Fiscal Year-End 2024

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
	Option Awards					Stock Awards
NEO	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexer-cised Options (#) Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options (#)	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock Held that have not Vested (#)	Market Value of Shares or Units of Stock Held that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Mr. Jordan [1]	120,385	—		18.69	3/2/2025
	116,655	—		15.43	3/2/2026
	125,786	—		15.90	3/2/2027
						459,736	9,259,083	689,604	13,888,625
Ms. Dmuchowski [1]						98,857	1,990,980	125,696	2,531,517
Mr. Restel [1]	8,182	—		16.01	1/9/2030
						187,878	3,783,863	222,221	4,475,531
Mr. Popwell	12,475	—		15.43	3/2/2026
	25,535	—		15.90	3/2/2027
						93,391	1,880,895	140,086	2,821,332
Ms. LoCascio [1]	3,686	—		15.43	3/2/2026
	8,806	—		15.90	3/2/2027
						164,178	3,306,545	216,468	4,359,666
1    Includes: a new-hire RSU award to Ms. Dmuchowski (15,060 shares) and major-promotion RSU awards to Mr. Restel (39,730 shares) and Ms. LoCascio (19,865 shares), all granted in 2021; special five-year PSU (223,713 shares) and RSU (149,142 shares) awards to Mr. Jordan granted in 2023 under his employment agreement; and targeted five-year retention awards to Ms. Dmuchowski (20,534 PSUs and 13,689 RSUs), Mr. Restel (82,135 PSUs and 54,757 RSUs), and Ms. LoCascio (82,135 PSUs and 54,757 RSUs), all granted in 2024.

Explanations of certain columns in Table RC.3 follow:
Col (g) Unvested Non-Performance Restricted Stock Unit Awards. Column (g) of Table RC.3 includes RSUs unvested at year-end. Numbers represent units (one unit = one share). The vesting dates of those awards are shown in Table RC.3a:
Table RC.3a
RSU Awards (#) Unvested at Year-End

Grant Date	Type	Vesting Date	Mr. Jordan	Ms. Dmuchowski	Mr. Restel	Mr. Popwell	Ms. LoCascio
10/26/2021	Retention	10/26/2025	—	—	19,864	—	9,932
		10/26/2026	—	—	19,866	—	9,933
12/6/2021	Retention	12/5/2025	—	7,530	—	—	—
		12/5/2026	—	7,530	—	—	—
2/10/2022	Annual	3/2/2025	93,833	19,900	30,956	30,956	28,745
8/3/2023	Sp. Equity	8/3/2028	149,142	—	—	—	—
1/23/2023	Annual	3/2/2026	68,917	14,616	22,736	22,736	21,112
2/12/2024	Annual	3/2/2027	147,844	35,592	39,699	39,699	39,699
2/12/2024	Retention	3/2/2029	—	13,689	54,757	—	54,757
Col (i) Unvested Performance Stock Unit Awards. Column (i) of Table RC.3 reports annual and special equity PSU awards that are outstanding at year-end. The performance periods and target numbers of units for those awards are shown in Table RC.3b. Awards are reported in units (one unit = one share) at target levels. For all PSUs, the maximum is 187.5% of target.

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Table RC.3b
PSU Awards (#) Unvested at Year-End
(Stock Units at Target Levels)

Grant Date	Performance Period	Mr. Jordan	Ms. Dmuchowski	Mr. Restel	Mr. Popwell	Ms. LoCascio
2/10/2022	2022-2024	140,749	29,850	46,434	46,434	43,117
1/23/2023	2023-2025	103,376	21,924	34,104	34,104	31,668
8/3/2023	7/2023 - 6/2028	223,713	—	—	—	—
2/12/2024	2024-2026	221,766	53,388	59,548	59,548	59,548
2/12/2024	2024-2028	—	20,534	82,135	—	82,135
Cols (h) & (j) Values. Columns (h) and (j) reflect year-end market values ($20.14/share) of the awards reported in columns (g) and (i), respectively, with no discount for risk of forfeiture or time delay until vesting. The values reported are not based on financial accounting methods.
RCU Awards
Table RC.4 shows RCU awards granted to the NEOs which were outstanding at year-end 2024. All were granted in May 2023 following the termination of the TD transaction, and all have a performance feature. For all RCUs in this table, the minimum payout is the target level, and the maximum is 125% of target, if the service requirements are met.
Table RC.4
RCU Awards ($) Unvested at Year-End
(Dollars at Target Levels)

Grant Date	Performance Period	Mr. Jordan	Ms. Dmuchowski	Mr. Restel	Mr. Popwell	Ms. LoCascio
5/6/2023	na	—	800,000	1,000,000	1,000,000	1,500,000

Awards Exercised & Vested
Table RC.5 shows stock options exercised by the NEOs along with all stock awards (regular, retention, and other special) that vested during 2024.
The value realized on exercise of options is the pretax difference between the market value on the exercise date and the option price, multiplied by the number of options exercised. Option awards have no dividend feature.
Regular annual stock awards consist of RSUs and PSUs granted in 2021, all of which are paid in stock. New-hire, retention, and other special RSUs also are paid in stock. The dollar values shown for the stock awards are based on market prices of our stock on the respective vesting dates plus accrued cash dividend equivalents. All amounts are pretax; withholding and other taxes are ignored.
Of the stock award amounts shown in the table, the portions associated with PSUs are: Jordan, 260,000 shares and $4,612,400; Restel, 74,544 shares and $1,322,411; Popwell, 77,305 shares and $1,371,391; and LoCascio, 52,062 shares and $923,580. Ms. Dmuchowski, who was hired late in 2021, had no PSUs vest during 2024. Similarly, the portions associated with new-hire, retention, or other special RSUs are: Dmuchowski, 7,530 shares and $168,672; Restel, 19,864 shares and $380,992; and LoCascio, 9,932 shares and $190,496.

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Table RC.5
Options Exercised & Stock Awards Vested During 2024

(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized upon Exercise ($)	Number of Shares Acquired or Units Paid on Vesting (#)	Value Realized upon Vesting ($)
Mr. Jordan	—	—	411,666	7,058,773
Ms. Dmuchowski	—	—	7,530	168,672
Mr. Restel	—	—	144,650	2,513,806
Mr. Popwell	—	—	129,408	2,211,812
Ms. LoCascio	—	—	96,969	1,678,222

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POST-EMPLOYMENT COMPENSATION
Post-Employment Compensation
We offer programs providing benefits after retirement and for certain other terminations. Other programs have features that enhance, accelerate, reduce, shorten, or forfeit benefits if employment terminates in various ways. Those programs and features are discussed in this section.
Common terms used in the post-employment context include:
•Discharge or Resignation. A termination of employment by First Horizon or by the executive, respectively, other than for disability or retirement.
•Disability. A permanent inability to work.
•Retirement. A termination of employment after meeting certain age and service requirements specified in the applicable program. Some programs specify early and normal retirement requirements; others specify only normal retirement or make no provision for retirement.
•Change in Control, or CIC. A corporate change in control of First Horizon as defined in the program. The definition used in active programs is discussed in CIC Definition on page 77.
•For Cause. A serious misconduct event by the terminated associate as defined in the applicable program will give First Horizon grounds to discharge the associate for cause.

Pension Plans
We operate two defined benefit retirement plans: a broad-based tax-qualified pension plan and an unfunded nonqualified pension restoration plan limited to associates for whom the qualified benefit is limited by tax law. The restoration plan extends the benefit beyond that tax law limit. The two plans effectively provide a single pension benefit. The plans were closed to new hires in 2007, and benefits were frozen at year-end 2012. Credited service years do not increase after 2012, and changes in compensation are ignored.
Pension benefits are based on average compensation for the highest 60 consecutive months of the last 120 months of service prior to 2013, length of service prior to 2013, and social security benefits. Covered compensation includes cash salary reportable to the IRS plus pretax contributions under the savings plan and employee contributions under the flexible benefits plan, and excludes bonuses, commissions, other deferred compensation, and incentives.
A “normal” pension benefit provides a monthly payment to the associate for life beginning at retirement at age 65. Participants under age 65 who are at least age 55 with 15 years of service may retire early with a reduced pension benefit. A participant may make other elections which change the benefit, including a spousal benefit election, a minimum (certain) payment term, and a lump sum benefit (restoration plan only).
Table PEC.1 shows estimated normal retirement benefits under the pension plans as of December 31, 2024. Messrs. Jordan and Popwell are the only NEOs who participate in the pension plans.
Table PEC.1
Pension Benefits at Year-End 2024

(a)	(b)	(c)	(d)	(e)
Name	Plan	No. of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mr. Jordan	Qualified	6 years	297,881	—
	Restoration	6 years	871,851	—
Mr. Popwell	Qualified	6 years	331,028	—
	Restoration	6 years	422,418	—
Explanations of certain columns follow:
Col (c). This column shows full years of credited service, unchanged since 2012.
Col (d). Column (d) reflects the actuarial present value of each NEO’s accumulated benefit. The computation: (i) was made by a pension plan actuary; (ii) used the same measurement date used for our 2024 financial statements except that retirement age is assumed to be 65; and (iii) used the projected unit credit cost method, which recognizes cost in an increasing pattern as a participant approaches retirement. The 2024 discount rates are 5.66% for the qualified pension plan and 5.50% for the non-qualified pension restoration plan and reflect the expected average term until settlement of each of these plans. The assumptions on which the amounts presented in the table are based are discussed in note 17 to our financial statements appearing in our annual report on Form 10-K for the year ended December 31, 2024.

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POST-EMPLOYMENT COMPENSATION
Nonqualified Deferred Compensation Plans
We provide a traditional deferral plan for executives and many other associates, not qualified under tax rules, which allows participants to defer receipt and taxation of cash salary and bonus. Deferred amounts are credited to accounts and earnings accrue according to the provisions of the plan. Participants have some discretion regarding the length of the deferral period, the investment criteria upon which earnings are based, and whether payout will be lump sum or an annuity. A commonly selected deferral period lasts until employment terminates.
Our qualified savings (401(k)) plan allows an associate to make contributions of salary into a plan account, subject to limits imposed by tax laws. We provide a 100% match under the qualified savings plan for the first 6% of salary each eligible participant (having at least one year of service) elects to contribute to the plan.
We have adopted a nonqualified savings restoration plan for those associates, including executives, whose base salary exceeds the tax limits imposed on the qualified savings plan. The restoration plan provides a nonqualified vehicle for employees to participate in a savings plan beyond the tax law limits. Unlike the qualified plan, the restoration plan is unfunded. The restoration plan offers many of the same investment options as the qualified plan, but our stock is not among those.
Both the traditional nonqualified plan and the savings restoration nonqualified plan are unfunded, meaning that no trust holds funds or investments for any of the accounts other than, in certain cases, a rabbi trust that our management cannot access but that our creditors could access in case of our bankruptcy. Legally, each plan account is an unsecured debt we owe the participant. Each account is fully vested and non-forfeitable. Except for the timing of payments, plan accounts are not reduced or enhanced by termination of employment, change in control, or other event.
We reduce the risk of our obligations under our nonqualified deferred compensation plans by purchasing investments designed to track the performance of the investment elections made by participants. The qualified savings plan has no such risk to us because all accounts are fully funded, with the plan’s trust holding the investments selected by each participant.
Information concerning account activities and balances of the NEOs with respect to both nonqualified deferred compensation plans is presented in Table PEC.2. Information related to the qualified savings plan is not included in the table.
Table PEC.2
Nonqualified Deferred Compensation
During 2024 & at Year-End

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Mr. Jordan	409,894	51,300	2,738,179	3,374,330	13,421,149
Ms. Dmuchowski	108,223	18,300	16,985	—	274,173
Mr. Restel	22,800	22,800	494,392	—	6,970,843
Mr. Popwell	22,800	22,800	472,813	962,312	1,717,454
Ms. LoCascio	22,800	22,800	191,193	284,313	942,711

Explanations of certain columns follow:
Col (b). Traditional nonqualified deferred compensation plan. Currently up to 80% of cash salary and 80% of annual cash bonus may be deferred in our traditional nonqualified deferred compensation plan for executives.
Col (b). Savings restoration plan. Column (b) also includes salary contributions to our savings restoration plan.
Col (c). Company matching contributions & deferred PSUs. Matching contributions are made under the savings restoration plan. Also included in column (c) are PSUs that vested during the year (valued at vesting). PSUs granted in 2020 and earlier (vested in 2023 and earlier) are subject to a mandatory two-year payment deferral after vesting. We make no company contributions to the traditional nonqualified deferred compensation plan.
Col (d). Earnings. Earnings reflect interest for those accounts that earn interest. For accounts that hold phantom shares of stock or mutual funds, earnings reflect increases and decreases of account value throughout the year. Those amounts are netted as applicable to the individual.

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Col (e). PSU payouts. For 2024, amounts shown are the values of deferred PSUs paid in 2024 that had vested in 2022. Hardship withdrawals are allowed under certain elective deferral plans (unrelated to PSUs). In our traditional plan, an in-service distribution date may be selected when the deferral election is made.
Col (f). Valuations. Certain plan accounts are denominated as numbers of shares of stock or mutual funds. All such accounts are valued based on the fair market value of those shares at year-end.
The information above excludes our tax-qualified savings plan. For additional information concerning deferred compensation plans see Deferral, Retirement, and Other Benefits beginning on page 61.

Employment & Termination Arrangements
We have ongoing special agreements with two of the named executives:
•Mr. Jordan signed a five-year employment agreement with us in 2023. See Jordan Employment Agreement immediately below.
•Mr. Restel signed a letter agreement in connection with our 2020 merger with IBKC. See Restel Letter Agreement beginning on page 76.
In addition, many plans and programs contain special provisions regarding termination of employment in various common situations, including in connection with retirement or a change in control. We have certain other arrangements that deal primarily with retirement and change in control situations.
This section provides information concerning those agreements, provisions, and arrangements.
Jordan Employment Agreement
On August 3, 2023, we entered into an employment agreement with Mr. Jordan. Key terms of the employment agreement are summarized below.
Mr. Jordan will continue to be employed as President and Chief Executive Officer for a five-year term expiring August 3, 2028. Mr. Jordan’s employment will terminate when that term expires unless the parties mutually agree later to extend the term. Our mandatory retirement policy is waived during the employment agreement's term.
Mr. Jordan’s annual base salary was raised approximately 6% to $1,125,000. Salary may be raised after August 3, 2023, by the Compensation Committee of our Board of Directors, but may not be lowered during the term of the employment agreement.
Mr. Jordan’s annual cash incentive (“bonus”) target amount during the term of the Employment Agreement is fixed at 150% of salary. That level is consistent with 2022 and 2023 practices of the Compensation Committee.
The target amount of Mr. Jordan’s annual long-term awards during the term of the Employment Agreement will be 450% of salary, starting with the 2024 grant cycle. In 2023, his long-term awards were 400% of salary.
Mr. Jordan received a special equity award consisting of $3 million of PSUs and $2 million of non-performance RSUs. These PSU and RSU awards have five-year service vesting requirements, structured so that all service requirements are fulfilled on the last day of the employment agreement’s five-year term.
The performance measure for the PSUs was our adjusted ROTCE (return on average tangible common equity) averaged over the five-year period July 1, 2023 through June 30, 2028, ranked against average ROTCE reported by the banks in the KBW regional bank index (ticker KRX) over that same period, similar to our 2022 and 2023 annual PSU practices. ROTCE performance above the threshold/minimum level will range from 50% to 150% of target. The ROTCE performance outcome will be adjusted by our TSR (total shareholder return) performance over five years ranked against the KRX banks, also similar to 2022 and 2023 PSU practices. TSR performance will range from 75% to 125%. The fully-adjusted non-zero outcomes range from 187.5% (150% x 125%) down to 37.5% (50% x 75%).
Mr. Jordan agreed to terminate his 2007 change in control severance agreement. Instead, he now participates in our Executive Change in Control Severance Plan at a benefit multiple of 3.0. That plan benefit multiple is similar to the benefit level under his 2007 agreement. However, under his 2007 agreement, Mr. Jordan was entitled to a tax gross-up benefit if he had been subjected to a certain federal excise tax following a change in control event. Under the plan, Mr. Jordan will not be entitled to a tax gross-up benefit.
After the employment agreement term ends, Mr. Jordan’s then-outstanding long-term awards, other than the special equity award mentioned above, generally will be treated as follows: all his outstanding long-term non-performance awards will accelerate, and all remaining service requirements of his outstanding long-term performance awards will be waived.

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Under the employment agreement, our Board of Directors retains the right to discharge Mr. Jordan without cause (as defined in the agreement) before the end of the term. However, if that were to happen, Mr. Jordan would be entitled to: (i) be paid cash severance equal to two times his annual salary and bonus target at that time; (ii) have all his outstanding long-term non-performance awards accelerate (including the special equity RSUs mentioned above); (iii) have waived the service requirements of all his regular outstanding performance awards (other than the special equity PSUs mentioned above), without impacting or accelerating performance determinations that will continue to be made in the normal course; and (iv) have his special equity PSUs reduced in proportion to the part of the service vesting period that Mr. Jordan will not be employed, and have the remaining special equity PSUs accelerated and paid based on actual performance through the most recently completed calendar quarter. If Mr. Jordan resigns for good reason (as defined) during the term of the employment agreement, he likewise would be entitled to the benefits outlined above.
Mr. Jordan has agreed to a non-solicitation covenant in his employment agreement, applicable to our clients and associates, which applies during the term of the agreement and for two years after his employment terminates. Mr. Jordan also has agreed to confidentiality, non-disparagement, and cooperation covenants.
Restel Letter Agreement
When we signed the IBKC merger agreement in 2019, IBKC signed a letter agreement with Mr. Restel. That letter agreement specified his position and role with First Horizon after the merger and provided him with a special RSA award. His award was granted in November 2019 and would have been forfeited if the merger had not closed. The award had a grant-date value of $1,350,000 and vested in 2021, on the anniversary of the merger’s closing date. Mr. Restel is subject to indefinite non-disparagement and confidentiality covenants under this letter agreement.
Mr. Restel had a change in control severance agreement with IBKC. His CIC severance agreement allowed him to trigger a severance benefit if a change in control of IBKC occurred, and if he resigned within 30 days after closing for any reason. To incentivize him to remain with First Horizon following the closing in 2020, his letter agreement guaranteed that Mr. Restel will receive, when his employment ends, the cash benefit that otherwise would have been paid had he resigned in July 2020. That amount was $5,766,018, and was treated as a contribution to his nonqualified deferred compensation plan account. That benefit is included in his nonqualified deferred compensation balance as discussed in Nonqualified Deferred Compensation Plans beginning on page 74.
In addition, we are required to pay Mr. Restel certain tax gross up amounts, which we estimate will be approximately $3 million.
Mr. Restel's letter agreement also provides for the continuation of certain health and welfare benefits for Mr. Restel and certain of his dependents for 39 months after his employment ends.
Termination Unrelated to a Change in Control
Table PEC.3 summarizes the impact upon the amounts of various items of compensation of a termination of employment under certain circumstances, other than termination related to a change in control event. Change in control situations are discussed in the following section.
In addition to forfeiture of unpaid benefits, many awards provide for clawback of paid benefits if discharge for cause, as defined in the applicable program, occurs within two years of payment.

Table PEC.3
Impact of Termination Events on Unpaid Compensation Items

Compensation Item	Resignation / Discharge	Death / Disability	Retirement	Key Factors
Annual Incentive Opportunity (cash bonus)	Forfeit	Generally forfeit, but discretionary payment is possible	Generally forfeit, but discretionary payment is possible	Committee may pro-rate or fully waive service requirement while maintaining performance conditions.
PSUs	Forfeit	Generally pro-rate for service period worked; no waiver of performance requirement	If approved, generally pro-rate for service period worked; no waiver of performance requirement	Committee may pro-rate or fully waive service requirement while maintaining performance conditions.
RSUs	Forfeit	Full or pro-rated payment, depending on award	Discretionary payment is possible, often pro-rated if approved	For retirement, Committee may accelerate vesting or waive forfeiture without acceleration. Approval often is conditioned on accepting departure covenants, such as non-solicitation.

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Compensation Item	Resignation / Discharge	Death / Disability	Retirement	Key Factors
Stock Options— exercisable	Expire 3 months after termination	Expire 3 years after termination	Expire 3 years after termination	Option term is shortened to new expiration date, cannot be extended.
Stock Options— unexercisable	Forfeit	Expire 3 years after termination	Expire 3 years after termination	Option term is shortened to new expiration date, cannot be extended.
Qual'd Savings Plan, Pension Plans, NQ Deferred Compensation Plans	No impact	No impact	No impact	Contributions, accounts, and benefits are fully vested.
Savings Restoration Plan	Lump sum payment	Lump sum payment	Lump sum payment	Benefits are fully vested; any termination triggers payment.
Change in Control (CIC) Arrangements
Special change in control (CIC) severance arrangements are in place with certain of the NEOs. In addition, many of our compensation programs have special provisions that apply if we experience a CIC event. This section provides information concerning arrangements and benefits that would apply if a CIC occurs.
CIC Definition
In our plans and programs, the term “change in control” includes the following events:
•A majority of the members of our Board of Directors changes, with certain exceptions.
•A person or other entity becomes the beneficial owner of 20 percent or more of our outstanding voting stock, with certain exceptions.
•Our shareholders approve, and there is a consummation of, a merger or other business combination, unless (i) more than 50% (60% in the CIC Plan and CIC severance agreements) of the voting power resulting from the business combination is represented by voting securities outstanding immediately prior thereto, (ii) no person or other entity beneficially owns 20% or more of the resulting corporation, and (iii) at least a majority (a two-thirds majority in the CIC severance agreements) of the members of the board of directors of the resulting corporation were our directors at the time of board approval of the transaction.
•Our shareholders approve a plan of complete liquidation or dissolution or a sale of substantially all of our assets. Certain plans provide that consummation of an asset sale, rather than mere approval, is a CIC event.
Summary of CIC Effects
Table PEC.4 summarizes the impacts of a hypothetical CIC event on various items of compensation. Details about current dollar amounts of many of these items are provided in the CIC Potential Payout section below.

Table PEC.4
Impact of CIC on Unpaid Compensation Items

Compensation Item	Impact of CIC	Key Factors
Annual Incentive Opportunity (cash bonus)	Pro-rate target amount of bonus if employment terminates	Performance at target is presumed; pro-rating is based on % of performance period that has elapsed.
PSUs	Award is paid at target if employment terminates. Award may be adjusted, or converted to non-performance RSUs, if employment continues.	Awards have a double-trigger feature. The Committee has discretion to adjust or convert awards depending on the CIC context.
RSUs	Accelerate if employment terminates; otherwise no impact	Awards have a double-trigger feature.
Stock Options—exercisable	No impact is mandated by option plan or program. If First Horizon ceases to exist, options will convert to shares of the acquiring company.	The CIC merger agreement may require options to be exercised or cashed out.
Stock Options—unexercisable	Vesting is accelerated if employment terminates. If First Horizon ceases to exist, options will convert to shares of the acquiring company.	The Committee may accelerate vesting without termination if the CIC merger agreement requires or permits that.
Qualified Pension Plan	Limited impact	Any excess funding in the Plan is allocated to all participants.
Pension Restoration Plan	Lump sum payment	See details in the discussion immediately following this table.
Qualified Savings Plan	No impact	Accounts are fully vested regardless of CIC.
Savings Restoration Plan	No impact	Any separation from service results in lump sum payment. CIC itself has no effect on the timing or amount of payment.

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Compensation Item	Impact of CIC	Key Factors
Nonqualified Deferred Compensation Plans	Limited impact	Accounts are paid into rabbi trusts when a CIC occurs. CIC itself has no effect on the timing or amount of payment.
CIC Severance Agreements & Executive CIC Severance Plan	Cash payment and other benefits if employment terminates.	All CIC agreements and plans have a double-trigger feature where benefits are triggered only if employment terminates. Benefits are discussed in the next section.
Under the pension restoration plan, a lump sum payment is made to participants representing the present value, using a discount rate of 4.2%, of the participant’s scheduled projected benefits actuarially adjusted based on the participant’s age at the time of the CIC event. For participants under age 55, the CIC calculation is made assuming age 55 has been reached.
CIC Severance Plan
All of the NEOs except Mr. Popwell participate in our Executive Change in Control Severance Plan (“CIC Plan”). For these officers, the CIC Plan provides a cash severance benefit equal to 3.0 times (Mr. Jordan) or 2.5 times (all other NEOs) the sum of annual base salary plus a “bonus amount” if we discharge the officer (other than for disability, retirement, or cause), or if the officer resigns for a predefined good reason, in either case within 36 months after a CIC event. The “bonus amount” is the average actual annual cash bonus paid over the preceding five years, excluding the years with the highest and lowest bonuses. The CIC plan does not provide for a federal excise tax gross-up benefit. Severance payments are to be reduced if a small reduction in benefit (up to 5% or $50,000) would avoid the excise tax. Non-disparagement, cooperation, and non-solicitation covenants are incorporated into the plan. The CIC plan does not guarantee employment for any term or period. Participation in the CIC plan generally can be terminated unilaterally with three years’ prior notice, subject to certain extensions.
CIC Severance Agreements
We have a legacy CIC severance agreement with Mr. Popwell. The agreement provides a cash severance benefit equal to three times annual base salary plus three times a
“bonus amount” if we discharge the officer other than for disability, retirement, or cause, or if the officer resigns for a predefined good reason, in either case within 36 months after a CIC event. The “bonus amount” is the average actual annual cash bonus paid over the preceding five years, excluding the years with the highest and lowest bonuses. Mr. Popwell’s agreement does not provide for a federal excise tax gross-up benefit. Severance payments are to be reduced if a small reduction in benefit (up to 5% or $50,000) would avoid the excise tax. Non-disparagement, cooperation, and non-solicitation covenants are included in the agreement. His agreement does not guarantee employment for any term or period. His agreement generally can be terminated unilaterally with three years’ prior notice.
CIC Potential Payout
Table PEC.5 shows potential amounts payable to the still-active NEOs if a CIC had occurred and employment with us had terminated on December 31, 2024. The closing stock price on December 31, 2024, of $20.14 per share is used when valuing stock based items. For purposes of the table, the following assumptions and adjustments have been made: (1) the present value of future health and welfare and other non-cash benefits is calculated by using current costs; (2) the value of non-forfeited stock options is based solely on the spread between the option price and our actual year-end stock price; and (3) no forfeiture factors exist. Many of the amounts shown in the table accelerate the timing of payment of an amount that would have been paid eventually without increasing the amount paid. The table shows all payment amounts, whether or not increased by the CIC and termination, for the sake of completeness.

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Table PEC.5
Potential Dollar Value of Payments Upon an Assumed Termination of
Employment at Year-End Related to a CIC Event

Name	Cash Severance	Pro Rated Bonus[1]	Stock Awards	Pension Restoration[2]	Savings Restoration	Health & Welfare	Other	Tax Gross-up Payments	Total
Mr. Jordan	8,190,000	1,800,000	22,109,657	1,023,729	1,056,078	35,150	25,000	na	34,239,614
Ms. Dmuchowski	2,747,083	650,000	4,959,219	—	36,722	35,269	25,000	na	8,453,293
Mr. Restel	3,503,077	725,000	8,743,650	—	212,316	32,721	25,000	na	13,241,764
Mr. Popwell	4,205,000	676,667	5,220,680	488,257	492,754	23,575	25,000	na	11,131,933
Ms. LoCascio	3,197,917	725,000	8,721,945	—	219,076	24,659	25,000	na	12,913,597
1    The amounts in this column reflect “the bonus amount” defined in each CIC severance plan or agreement, as applicable, discussed above.
2    Absent a CIC event, a participant in the pension restoration plan can elect, at termination of employment, to receive a lump sum payment based on the present actuarial value of the expected pension payment stream. In a CIC context, participants will receive a lump sum payment in lieu of the payment stream. If a participant terminated in relation to a CIC is under age 55 or has less than 15 years of service, the CIC lump-sum payment would be enhanced to reflect that age and those service years.

Table PEC.5 illustrates payments that would be owed if each NEO had experienced a qualifying termination of his or her employment at year-end following a hypothetical CIC event in 2024. The table does not reflect actual amounts that could or would be owed to any NEO in connection with an actual CIC event, which actual amounts will vary with the timing and other circumstances surrounding an actual qualifying termination following that CIC event. Moreover, Table PEC.5 is not intended to predict or suggest any probability that a CIC event will occur in the future or that any of the NEOs will experience a qualifying termination following such an event.

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Pay Versus Performance
The following table is presented as required by proxy disclosure rules. As discussed below, each of the compensation amounts presented in columns (b) through (e) is a composite of amounts actually paid or owed, plus amounts granted based on values at grant, and plus or minus adjustments which FHN does not employ in its compensation programs or decisions. Moreover, the amounts presented in columns (d) and (e) represent averages of those composites for four, five, or six executive officers, some of whom experienced major job changes in one or two of the years presented which substantially increased or reduced their total compensation for those years. For further information, see the column explanations below and Relation of Pay to Performance beginning on page 82.

Table PVP.1
Pay Versus Performance

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Year	Summary Compensation Table Total for CEO	Compensation Actually Paid to CEO	Average Summary Compensation Table Total for Non-CEO NEOs	Average Compensation Actually Paid to Non-CEO NEOs	Value of Initial Fixed $100 Investment Based on:		FHN Net Income (millions of $s)	Company-Selected Measure: Return on Avg. Tangible Common Equity (ROTCE)
					FHN Total Shareholder Return	Peer Group Total Shareholder Return
2024	9,429,980	15,729,053	3,954,568	5,826,331	149.23	130.96	794	10.99%
2023	13,043,041	(11,688,459)	2,584,098	(1,044,320)	101.06	115.69	916	14.11%
2022	7,237,769	17,866,977	4,464,277	6,279,548	167.06	116.15	912	15.58%
2021	8,414,496	11,818,805	3,641,125	2,576,321	108.52	124.78	1,010	16.46%
2020	5,580,188	(6,406,047)	11,989,412	13,708,341	81.83	91.32	857	19.03%
Explanations of certain columns follow:
Cols (b) & (d). Summary Compensation Table (SCT) data. Each year we report total compensation of our CEO and of four to six additional named executive officers ("NEOs") in the Summary Compensation Table. This year's SCT—Table RC.1—appears on page 65, and this year we have four NEOs in addition to the CEO. Total compensation for each of the NEOs is presented each year in the SCT as required by proxy disclosure rules.
Col (d). Average SCT data. For each year, Column (d) presents the average total compensation for the NEOs other than our CEO. Each year, the identity of the other NEOs varies, as shown in Table PVP.2 below. Moreover, in three instances, other NEOs had departed before year-end, and in one instance an NEO was hired late in the year. The circumstances of departure (retirement, negotiated separation, simple resignation) substantially altered the compensation outcomes for those persons in those years. The averaging calculations use each total "as is"; the calculations do not annualize or normalize any person's compensation for any given year.
Cols (c) & (e). Compensation Actually Paid (CAP). The information presented in these columns adjusts the SCT data in specific ways prescribed by the proxy disclosure rules. Although the CAP information does include amounts actually paid, it also includes amounts not yet earned or paid as well as amounts that do not represent specific and direct dollar obligations. Supplemental details concerning the two CAP columns, including the names of each NEO each year as well as the adjustments made, is presented under the caption Supplemental and Supporting Information beginning on page 81 below.
Col (e). Average CAP data. For each year, Column (e) presents the average of the total CAP for the NEOs other than our CEO.
Col (f). FHN TSR. For each year under column (f), Table PVP.1 shows the dollar value of $100 invested in FHN common stock on the last trading day of 2019 measured as of the last trading day of the year in question. All dividends are assumed reinvested, all transaction costs are assumed to be zero, and all taxes are ignored. For example, the "2022" row shows that value measured over the 3-year period December 31, 2019 through Friday December 30, 2022.
Col (g). Peer TSR. FHN uses different peer groups for different purposes. See Peer Group & Market Benchmarking beginning on page 61 for further information. For several years (including 2024) the peer group we used for a TSR performance measure used in long-term st

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ock awards has been the Keefe, Bruyette & Woods (KBW) Regional Bank Index, which is publicly reported under the trading symbol KRX. The peer group TSR data in column (g) relates to the KRX Index. As with column (f), for each year under column (g), the table shows the dollar value of $100 invested in a fund that exactly matches the KRX index on the last trading day of 2019 measured as of the last trading day of the year in question. All dividends are assumed reinvested, all transaction costs are assumed to be zero, and all taxes are ignored. KRX returns are market-capitalization weighted: the largest banks in the index have a much larger impact on index performance than the smallest banks.
Col (h). FHN Net Income. Column (h) shows, for each year, FHN's net income as reported in our Annual Reports on Form 10-K, in the Consolidated Statements of Income appearing in Item 8 of each Report.
Col (i). Company-Selected Measure: Return on average Tangible Common Equity (ROTCE). For all five of the years shown in Table PVP.1, return on average tangible common equity, or ROTCE, is the Company-Selected Measure which in FHN's assessment represents the most important financial performance measure (that is not otherwise required to be disclosed in the Table PVP.1) used by FHN to link compensation actually paid to FHN's named executive officers, for the most recently completed fiscal year, to company performance. ROTCE is the foundation for the primary driver of performance outcomes of our executive PSUs. For a given year, ROTCE is our net income available to common shareholders divided by our average (for the year) tangible common equity. Net income available to common shareholders appears in our audited Consolidated Statements of Income, and is the result of deducting Net income attributable to noncontrolling interest and Preferred stock dividends from Net income. Tangible common equity does not appear in our audited Consolidated Balance Sheets and is considered to be non-GAAP. It is calculated by deducting from Total equity the sum of: Noncontrolling interest, Preferred stock, Goodwill, and Other intangible assets. Average Tangible common equity uses the averages (for the year in question) of each of those balance sheet items.
Col (i). How ROTCE is used for PSUs. For each PSU, adjusted ROTCE (explained below) for each of the three performance years was averaged and ranked against the 3-year average ROTCE reported by each bank in the KRX Index. A median ROTCE rank by FHN would result in target (100%) PSU performance before adjustment for our TSR rank. Top-quartile rank would result in top (150%) ROTCE performance, while bottom-quartile rank would result in zero payout. The categories of PSU adjustments to ROTCE are set at the time of grant; although they can change from year to year, changes in one year are not applied retroactively to earlier years. Adjustments to arrive at FHN's adjusted ROTCE are made for certain specified items, including changes in accounting principles and certain unusual or non-recurring items, such as litigation settlements. Also, income and expenses recognized for pending or completed mergers, certain divestitures, and certain other strategic events are removed from adjusted ROTCE calculations. See Performance Stock Units within the section captioned Long-Term Incentive Awards, which begins on page 59, for additional information. The ROTCE data appearing in column (i) is annual (not a three-year average), and is unadjusted.

Supplemental and Supporting Information
NEOs Each Year
Table PVP.2
Named Executive Officers 2020-2024

	2024	2023	2022	2021	2020
CEO	D. Bryan Jordan	D. Bryan Jordan	D. Bryan Jordan	D. Bryan Jordan	D. Bryan Jordan
Other NEOs	Hope Dmuchowski Anthony J. Restel David T. Popwell Tammy S. LoCascio	Hope Dmuchowski Anthony J. Restel David T. Popwell Tammy S. LoCascio	Hope Dmuchowski Anthony J. Restel David T. Popwell Tammy S. LoCascio Daryl G. Byrd	Hope Dmuchowski Daryl G. Byrd Anthony J. Restel David T. Popwell Michael J. Brown William C. Losch III	William C. Losch III Daryl G. Byrd Michael J. Brown Anthony J. Restel

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Adjustments Resulting in CAP Data (Table PVP.1 Cols. (c) & (e))
The following two tables provide details regarding the specific adjustments made to create CAP data.
Table PVP.3a
Adjustments Made to SCT Data to Create CAP Data for CEO

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Year	Pension Adjustments		Stock Award Adjustments*
	Subtract Pension Plan Change in Value per GAAP (SCT Col. (h))	Add Pension Service Cost per GAAP	Subtract Non-Option Grant Date Value (SCT col (e))	Subtract Option Grant Date Value (SCT col (f))	Subtract Awards Forfeited during Year (using prior YE Values)	Add YE Value of Awards Granted during Year	Add Year-over-Year Value Change in Older Awards	Add Vesting Date Value of Short-Term Awards**	Add YTD through Vesting Value Change of Awards Vested during Year	Add Dividends Paid on Awards during Year
2024	(500,000)	—	(5,200,000)	—	—	7,443,945	3,483,200	—	291,929	779,999
2023	(1,134,668)	—	(9,243,562)	—	—	7,719,296	(20,022,131)	—	(3,054,341)	1,003,906
2022	—	—	(4,243,600)	—	—	5,747,259	5,652,925	—	3,026,733	445,891
2021	(868,537)	—	(4,815,250)	—	—	5,089,506	1,854,007	—	1,886,146	258,437
2020	(893,748)	—	(2,000,000)	(292,327)	—	3,345,672	(11,303,923)	—	(984,190)	142,281
*    In all cases, award "value" refers to fair value calculated using the same financial-statement methods used in the Summary Compensation Table. For columns (h) and (j), a negative number means the value declined.
** The adjustment in column (i) applies only if FHN granted a stock award that vested in the year of grant. The CEO received no such award.

Table PVP.3b
Adjustments Made to SCT Data to Create CAP Data for Other NEOs (Averaged)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Year	Pension Adjustments		Stock Award Adjustments*
	Subtract Pension Plan Change in Value per GAAP (SCT Col. (h))	Add Pension Service Cost per GAAP	Subtract Non-Option Grant Date Value (SCT col (e))	Subtract Option Grant Date Value (SCT col (f))	Subtract Awards Forfeited during Year (using prior YE Values)	Add YE Value of Awards Granted during Year	Add Year-over-Year Value Change in Older Awards	Add Vesting Date Value of Short-Term Awards**	Add YTD through Vesting Value Change of Awards Vested during Year	Add Dividends Paid on Awards during Year
2024	(150,000)	—	(1,350,000)	—	—	3,497,955	(294,942)	—	81,249	87,500
2023	(128,378)	—	(1,249,972)	—	—	718,620	(2,938,976)	—	(72,362)	42,651
2022	—	—	(1,848,720)	—	—	2,503,773	920,390	—	195,782	44,047
2021	—	—	(2,036,042)	—	(666,616)	1,871,856	(860,436)	—	541,862	84,572
2020	—	—	(144,375)	(28,136)	—	1,473,145	406,712	—	(39,182)	50,765
*    In all cases, award "value" refers to fair value calculated using the same financial-statement methods used in the Summary Compensation Table. For columns (h) and (j), a negative number means the value declined.
**    The adjustment in column (i) applies only if FHN granted a stock award that vested in the year of grant due to a severance situation.

Relation of CAP to Performance
Overview
Proxy statement rules require us to discuss the relationship of the compensation actually paid ("CAP") data presented in columns (c) (for the CEO) and (e) (for other NEOs) of Table PVP.1 to the performance measures presented in columns (f) (our TSR), (h) (our net income), and (i) (our ROTCE) of the Table. In addition, we are required to compare our TSR with that of the KRX index, presented in column (g) of Table PVP.1. In reviewing the following, please keep in mind that we do not use the CAP data for any purpose.

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PAY VERSUS PERFORMANCE
CAP
Chart PVP.1 presented below graphically shows the CAP of our CEO and, as an average, of our other NEOs for each of the years 2020-2024. That information is presented numerically in Table PVP.1 above, in columns (c) and (e). Charts PVP.2, .4, and .5 in this discussion show the relation of CAP to certain performance measures, but an understanding of CAP is necessary to appreciate those charts.
CAP—compensation actually paid—is a misnomer. Although the proxy disclosure rules require us to use that term, the CAP numbers that are shown only partly reflect amounts actually paid to anyone. CAP numbers should be viewed as being comprised of both actual and highly-adjusted compensation amounts. Tables PVP.3a and .3b above show in detail the numerical differences between CAP and the compensation reported in the Summary Compensation Table (Table RC.1) on page 65. The adjustments used in deriving CAP can result in large and seemingly idiosyncratic fluctuations from year to year, which is evident in Chart PVP.1. However, as discussed below, those fluctuations largely were driven by significant volatility in our stock price, much of which was driven by events external to our ordinary business operations.

Chart PVP.1
CEO CAP in Chart PVP.1 ranged from a low of $(11,688,459) in 2023 to a high of $17,866,977 in 2022. The two years for which CAP was a negative number—negative compensation "actually paid"—resulted from large down-swings in the market price of our stock from the beginning of the year to the end. A key adjustment to arrive at CAP is to add or subtract year-over-year changes in stock price associated with compensatory stock awards granted, vested, and outstanding during the year. In 2020, the key factor was COVID-19's impact on the market overall. In 2022, FHN's stock price was substantially boosted by the then-pending all-cash TD transaction. In 2023, the downward key factor was the termination of the TD transaction in May in the context of a banking crisis, as three regional banks failed in less than two months. In 2024, bank stocks generally recovered somewhat as the crisis fears faded, and FHN recovered a bit more than average, as illustrated in Chart PVP.3 below.
The 2020 and 2023 CAP numbers literally suggest that the CEO in each of those years was paid nothing, or even owed an amount to us. In fact, he was actually paid salary and bonus and had older stock awards vest. Significant losses in his stock award values did occur but were largely unrealized, as were his losses in stock holdings apart from awards, which CAP does not include.
The average CAP of the other NEOs over this five-year period also fluctuated substantially, though less severely than that of the CEO. Volatility was diminished in part because each year shown is an average of the CAPs for four or more other officers. The stock-price impacts noted for the CEO also affected the other NEOs. However, the other NEOs generally receive less of their total direct compensation in the form of stock awards, so price impacts on CAP are less. In addition, the other NEO average CAP was very significantly raised in 2020 because three of the four other NEOs that year received very large change in control benefits associated with our merger of

83	2025 PROXY STATEMENT

PAY VERSUS PERFORMANCE
equals with IBKC, which overwhelmed the negative impact of our COVID-driven stock price decline that year.
Relation of CAP to FHN's TSR
Chart PVP.2 graphically shows the relation of the CAP data in Table PVP.1 (columns (c) and (e)) to our TSR (column (f)).
Chart PVP.2
Our TSR for any given period depends on our stock price change from start to end, and on our dividends during the period which are assumed to be reinvested each quarter. For this presentation, TSR represents the value of $100 invested on December 31, 2019, measured at the end of each of the five years shown.
As mentioned above in the discussion of CAP, our stock price fell significantly in 2020 and again in 2023, directly resulting in a fall in TSR and a fall in the CEO's CAP for those years. The chart shows that the CEO's CAP was impacted by the 2020 and 2023 stock price decrease much more robustly than TSR. Similarly, CEO CAP in 2024 rose more sharply than TSR.
Average CAP for the other NEOs rose in 2020 despite the fall in stock price and TSR that year. Although the other NEOs were negatively impacted by the fall in our stock price, three of the four other NEOs that year received very large change in control benefits associated with our merger of equals with IBKC. Our CEO received no such benefit. Other NEO CAP fell in 2023 and rose in 2024 for the reasons mentioned above, but less robustly than the CEO's CAP. The compensation mix for the other NEOs generally contains a lower percentage of stock awards, reducing the effects of a stock price downturn.

84	2025 PROXY STATEMENT

PAY VERSUS PERFORMANCE
Relation of FHN TSR to Peer TSR
Chart PVP.3 graphically shows the relation of our TSR (column (f) of Table PVP.1) to the TSR of our peer group, represented by the Keefe, Bruyette & Woods (KBW) Regional Bank Index, which is publicly reported under the trading symbol KRX (column (g)).
Chart PVP.3
As mentioned above, our TSR depends significantly on our stock price change from start to end, and moderately on our dividends which are assumed to be reinvested each quarter. The KRX Index TSR is measured analogously, but differs somewhat from any particular company's TSR: (i) the index is a blend of the stock and dividend performance of 50 banks; (ii) the blending is market-weighted so that the largest index banks significantly outweigh the smallest; and (iii) over time, the 50 banks that comprise the KRX index change as some no longer satisfy KBW's criteria for inclusion and are replaced.
Chart PVP.3 shows significant correlation of FHN's TSR with the KRX TSR, except for 2022. As mentioned above, our year-end 2022 stock price was $24.50 per share, very substantially higher than a year earlier, while the KRX index fell modestly that year. Our price, and therefore our TSR, was inflated by our then-pending TD transaction. As Chart PVP.3 shows, after the TD transaction terminated, our TSR roughly fell back in line with the KRX Index by the end of 2023, and outperformed the Index in 2024.

85	2025 PROXY STATEMENT

PAY VERSUS PERFORMANCE
Relation of CAP to Net Income
Chart PVP.4 graphically shows the relation of the CAP data in Table PVP.1 (columns (c) and (e)) to our net income (column (h)).

Chart PVP.4
The increase in our reported net income from 2020 to 2021 was driven by the completion in 2020 of our merger of equals with IBERIABANK, which nearly doubled our size. Income from IBERIABANK's operations was not counted in the first half of 2020. Moderation in net income from 2021 to 2023 largely was driven by unfavorable market conditions and rising costs. Those conditions greatly impacted two of our business areas (related to fixed income trading and home mortgages), and compressed our net interest margin. Those impacts were partially moderated by steady loan growth during those years, which was supported by our investment discipline during the COVID-19 pandemic years, by our strong capital position, by low loan loss levels, and by strong execution of post-IBKC business plans. Net income in 2023 was boosted by a one-time merger termination fee, as mentioned above. Our net income in 2024 improved in many fundamental respects over 2022 and 2023, but was negatively impacted by the costs of repositioning some of our investments, realizing losses in 2024 but replacing them with higher-yielding securities going forward.
Our net income was very significantly unrelated to CAP during this period. Stock price volatility in this period, as noted above, was a significant driver of CAP, especially for the CEO, but stock price had an unusually weak connection to net income. As noted above, in this period our stock price, and CAP, were heavily impacted by the COVID-19 recession, our merger of equals with IBKC, our
2022 agreement to be acquired by TD and its termination in 2023, and the banking panic that followed the failures of three prominent banks in the spring of 2023. COVID-19 hurt our net income, but that impact was overwhelmed by the positive effects of the merger with IBKC. The TD transaction caused our stock price to rise sharply in 2022 but negatively affected our net income with 14 months of added direct expense and operational stand-stills. When the TD transaction terminated in 2023, our stock price fell sharply while our net income was boosted significantly with a termination fee. In 2024 we reported steady growth in core businesses without significantly impacting credit quality, and our stock price benefited. Also, in late 2024, FHN and most other banks experienced stock price growth following the U.S. federal elections.
Major components of compensation did not automatically rise following the 2020 merger, nor did our larger size directly affect any performance outcomes related to compensation. However, our executive compensation benchmarking after 2020 changed because our size was much larger. Major pay components (salary, bonus, long-term awards) have competitively increased for the CEO and the other NEOs generally. CAP levels after 2020 have been pushed up by that merger even if that impact is obscured in Chart PVP.4 by the large impacts from stock price volatility and 2020 change in control payments for the other NEOs, as discussed previously.

86	2025 PROXY STATEMENT

PAY VERSUS PERFORMANCE
Relation of CAP to ROTCE
Chart PVP.5 graphically shows the relation of the CAP data in Table PVP.1 (columns (c) and (e)) to ROTCE (column (i)).
Chart PVP.5
Comparing Charts PVP.4 and .5 shows that during this period, ROTCE was significantly less volatile than net income. Those differences, discussed below, resulted in ROTCE having a very poor correlation with the highly volatile, stock-price-dependent, CEO CAP. On the other hand, Chart PVP.5 shows that, during the period presented, ROTCE is less volatile than other NEO average CAP but otherwise is reasonably correlated.
ROTCE results during this period were significantly impacted by external events in two years: in 2020, a large accounting gain (much larger than the related merger expenses) was recognized at the closing of the IBKC merger; and in 2023, a large merger termination fee (also much larger than the related merger expenses) was recorded. Other major impactors during this period included: in 2020, our loan-loss provisioning rose substantially, related to the COVID-19 recession; in 2021, a significant amount of the 2020 loan-loss provisioning was reversed when it became clear that the losses were not going to occur; in 2022 and 2023, poor market conditions severely curtailed fixed income trading and mortgage-related businesses while diminishing our loan spreads; and in 2024, a repositioning of low-yield investments into better ones resulted in a significant non-recurring loss being recognized.
ROTCE (averaged over three years) is the key performance measure in our executive PSU program. Our use of ROTCE in the PSU program is discussed above in Compensation Discussion & Analysis—Long-Term Incentive Awards beginning on page 59.

87	2025 PROXY STATEMENT

PAY VERSUS PERFORMANCE
Key Performance Indicators (KPIs) Used in 2024
In 2024 FHN used five quantitative KPIs as financial performance measures for performance-based executive compensation (i.e., bonuses and PSUs), as shown in Table PVP.4.
Table PVP.4
Quantitative KPI Overview

Abbreviation	Description	Used In
ROTCE	return on average tangible common equity	PSUs
PPNR	pre-provision net revenue	Bonus
NPA	non-performing assets ratio	Bonus
NCO	net charge-off ratio	Bonus
TSR	FHN's total shareholder return (measured over the PSU performance period)	PSUs
Our use of these measures, along with the quantitative goals established and the outcomes achieved, are discussed within Compensation Discussion & Analysis above in the Annual Cash Incentive section beginning on page 55, and in the Long-Term Incentive Awards section beginning on page 59.
As discussed more fully in those sections above, some of the measures listed in Table PVP.4 (ROTCE and PPNR) are used on an adjusted basis. Categories of non-discretionary adjustments are selected by the Committee each year for the annual bonus and PSUs. The budget data used to set target and other performance levels assumes those adjustments will be made if the adjustment events occur.
The ROTCE and Net Income data presented earlier in this Pay Versus Performance section are not adjusted but instead reflect what was reported in our annual reports for the years presented. ROTCE information presented in Table PVP.1 and in Chart PVP.5 is not directly comparable to the adjusted ROTCE data used for PSUs.

88	2025 PROXY STATEMENT

OTHER MATTERS
Other Matters
The Board of Directors, at the time of the preparation and printing of this proxy statement, knew of no other business to be brought before the meeting other than the matters described in this proxy statement. If any other business properly comes before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.
2026 Annual Meeting—Proposal & Nomination Deadlines
Rule 14a-8 Proposals
If you intend to submit a shareholder proposal for inclusion in our proxy materials for the 2026 annual meeting in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, it must be received by the Corporate Secretary, First Horizon Corporation, 165 Madison Avenue, Memphis, Tennessee, 38103, not later than November 17, 2025.

Proxy Access Nominations
If you would like to nominate a director for inclusion in the proxy materials for our 2026 annual meeting in accordance with Section 3.16 of our Bylaws (our proxy access bylaw), such nomination must be submitted to the Corporate Secretary, 165 Madison Avenue, Memphis, Tennessee 38103 no earlier than 150 calendar days and no later than 120 calendar days before the anniversary of the date that the company mailed its proxy statement for the prior year’s annual meeting of shareholders. Our mailing date for the 2025 annual meeting is March 17, 2025, so a proxy access nomination would have to be submitted not earlier than October 18, 2025 and not later than November 17, 2025. If our annual meeting is not scheduled to be held within 30 days before or 30 days after the first anniversary date of the previous year’s annual meeting, the nomination must be submitted by the later of the close of business on the date that is 180 days prior to the annual meeting date or the tenth day following the date such annual meeting date is first publicly announced or disclosed.

Other Proposals or Nominations
To be Brought before the 2026 Annual Meeting
Sections 2.8 and 3.6 of our Bylaws provide that a shareholder who wishes to bring before a shareholder meeting a director nomination or other proposal, outside the processes that permit them to be included in our proxy statement, must comply with certain procedures. These procedures require written notification to us, generally not less than 90 nor more than 120 days prior to the date of the shareholder meeting. Such shareholder proposals and nominations must be submitted to the Corporate Secretary. Section 2.4 of our Bylaws provides that our annual meeting of shareholders will be held each year on the date and at the time fixed by the Board of Directors. The Board of Directors has determined that our 2026 annual meeting will be held on April 28, 2026. Thus, shareholder proposals and director nominations submitted outside the processes that permit them to be included in our proxy statement must be submitted to the Corporate Secretary between December 29, 2025, and January 28, 2026, or the proposals will be considered untimely. If we give fewer than 100 days’ notice or public disclosure of a shareholder meeting date to shareholders, then we must receive the shareholder notification not later than 10 days after the earlier of the date notice of the shareholders’ meeting was mailed or publicly disclosed. Untimely proposals may be excluded by the Chairman of the Board, or our proxies may exercise their discretion and vote on these matters in a manner they determine to be appropriate.

In order for shareholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2026 Annual Meeting, notice must be submitted by the same deadline as disclosed in this section above for submission of proposals and nominations under Sections 2.8 and 3.6 of our Bylaws and must include the information required by Section 3.6 of our Bylaws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) under the Securities Exchange Act of 1934, as amended.

89	2025 PROXY STATEMENT

OTHER MATTERS
Availability of Annual Report on Form 10-K
A copy of our annual report on Form 10-K, including the financial statements and schedules thereto, which is filed with the SEC, is included as part of these proxy materials. If you are a shareholder of record who did not receive a printed copy of the annual report on Form 10-K but would like one, you may obtain one free of charge upon written request to the Treasurer, First Horizon Corporation, P. O. Box 84, Memphis, Tennessee, 38101. Each such written request must set forth a good faith representation that as of the record date specified in the notice of annual shareholders’ meeting the person making the request was a beneficial owner of a security entitled to vote at the annual meeting of shareholders. The exhibits to the annual report on Form 10-K will also be supplied upon written request to the Treasurer and payment to us of the cost of furnishing the requested exhibit or exhibits. A document containing a list of the exhibits to Form 10-K, as well as a brief description and the cost of furnishing each such exhibit, will accompany the requested printed copy of annual report on Form 10-K.

Pay Ratio of CEO to Median Employee
We are required to disclose a comparison of the 2024 total compensation of our CEO with that of our median-paid associate. For that purpose, we selected the median associate using total federally taxable income reported by us for 2024 to the U.S. Internal Revenue Service. The median associate was that person, employed by us at year-end 2024, whose 2024 taxable income ranked at the fiftieth percentile of all our associates other than the CEO. For this purpose, all associates included part-time and seasonal personnel as well as persons who joined us during the year. Total compensation for our CEO in 2024, calculated using the methodology reported in the Summary Compensation Table section starting on page 65, was $9,429,980. Total compensation for our median associate fo
r 2024, calculated using the same methodology, was $79,790. The ratio of 2024 total compensation for the CEO in relation to that for the median associate is 118 to one.
The information disclosed in this section was developed and is provided solely to comply with specific legal requirements. We do not use any of this information in managing our company. We do not believe this information provides shareholders with a useful mechanism for evaluating our management’s effectiveness, operating results, or business prospects, nor for comparing our company with any other in any meaningful respect.

BY ORDER OF THE BOARD OF DIRECTORS
    Shannon M. Hernandez
    Senior Vice President,
    Assistant General Counsel and
    Corporate Secretary
March 17, 2025

90	2025 PROXY STATEMENT

FIRST HORIZON CORPORATION

Notice & Proxy Statement

for 2025 Annual Meeting of Shareholders

FIRST HORIZON CORPORATION

ANNUAL MEETING

April 29, 2025
8:00 a.m. Central Time

First Horizon Building
M-Level Auditorium
165 Madison Avenue
Memphis, TN 38103

If you plan to attend the annual meeting in person, you will need proof of your share ownership and a form of valid photo identification (or other identification acceptable to the company). See *What You Will Need to Attend the Meeting in Person* in the proxy statement for additional details. Directions to the Annual Meeting can be obtained by contacting our transfer agent at (877) 536-3558.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND VOTING INSTRUCTION CARD FOR FIRST HORIZON CORPORATION SAVINGS PLAN ("Plan")

FIRST HORIZON CORPORATION

Shareholders of Record: The undersigned appoints Ben C. Adams, Jr., Shannon M. Hernandez, Charles T. Tuggle, Jr. and T. Lang Wiseman or any one or more or all of them with full power of substitution, as proxy or proxies, to represent and vote all shares of stock standing in my name on the books of the corporation at the close of business on February 28, 2025, which I would be entitled to vote if personally present at the annual meeting of shareholders of First Horizon Corporation, to be held in the M-Level Auditorium of the First Horizon Building, 165 Madison Avenue, Memphis, TN 38103 on April 29, 2025 at 8:00 a.m. Central Time, or any adjournments thereof, upon the matters set forth in the notice of said meeting as stated on the reverse side. The proxies are further authorized to vote in their discretion as to any other matters which may properly come before the meeting. The board of directors, at the time of preparation of the proxy statement, knows of no business to come before the meeting other than that referred to in the proxy statement.

Plan Shareholders: Under the terms of the Plan, each participant having funds allocated to the First Horizon Common Stock Fund is entitled to instruct State Street Bank and Trust Company, plan trustee ("Plan Trustee"), as to the manner in which to vote the shares of First Horizon Common Stock held in the First Horizon Common Stock Fund represented by the participant's interest therein as of the close of business on February 28, 2025 (the record date for the annual meeting of shareholders). The purpose of this instruction card is for the participant to give instructions to the Plan Trustee as to how to vote such shares in connection with the annual meeting of shareholders of First Horizon Corporation to be held on April 29, 2025, at 8:00 a.m. Central Time, or any adjournments thereof, upon the matters set forth in the notice of said meeting as stated on the reverse side and also to give discretion to the Plan Trustee to vote on any other matters that may properly come before the meeting. The undersigned hereby directs the Plan Trustee to vote the shares of First Horizon Common Stock in the First Horizon Common Stock Fund represented by the undersigned's interest therein as specified on the reverse side.

THE SHARES COVERED BY THIS PROXY/VOTING INSTRUCTION CARD WILL BE VOTED IN ACCORDANCE WITH THE AUTOMATED TELEPHONE VOTING INSTRUCTIONS, THE INTERNET VOTING INSTRUCTIONS, OR THE INSTRUCTIONS GIVEN ON THE REVERSE SIDE. WHEN NO INSTRUCTIONS ARE GIVEN, SHARES HELD OF RECORD THAT ARE COVERED BY THIS CARD WILL BE VOTED, IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, FOR VOTE ITEMS 1, 2 AND 3, AND SHARES HELD IN THE PLAN THAT ARE COVERED BY THIS CARD WILL BE VOTED BY THE PLAN TRUSTEE IN THE SAME PROPORTION AS ALL OTHER PLAN SHARES AS TO WHICH INSTRUCTIONS ARE RECEIVED BY THE PLAN TRUSTEE. ALL THE VOTE ITEMS ARE DESCRIBED IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND ON THE REVERSE SIDE OF THIS CARD.

YOU CAN VOTE BY TELEPHONE, OVER THE INTERNET, OR BY SIGNING AND RETURNING THIS CARD AS DIRECTED ON THE REVERSE SIDE.

Vote by Internet, Telephone, or Mail

There are three ways to vote. Internet or telephone voting is available 24 hours a day, 7 days a week.

Your phone or Internet vote authorizes the named proxies and/or the Plan Trustee to vote your shares in the same manner as if you had marked, signed and returned this card.

INTERNET/MOBILE
www.proxypush.com/FHN

Use the Internet to vote your shares until 10:59 p.m. Central Time on April 28, 2025.*

TELEPHONE
1-866-883-3382

Use any touch-tone telephone to vote your shares until 10:59 p.m. Central Time on April 28, 2025.*

MAIL

Mark, sign, and date this card and return it in the postage-paid envelope provided or mail to Shareowner Services, P.O. Box 64873, St. Paul, MN 5564-0873 in time to be received by April 28, 2025.

*For shares held in the First Horizon Corporation Savings Plan, you must vote your shares no later than April 24, 2025 at 10:59 p.m. Central Time.

If you vote by Internet or by telephone, you do NOT need to mail back this card.

FIRST HORIZON CORPORATION

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

The Board of Directors unanimously recommends a vote FOR Items 1, 2 and 3.

1. Election of twelve directors to serve until the 2026 Annual Meeting of Shareholders:

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
01 Jeffrey J. Brown	☐	☐	☐	07 J. Michael Kemp, Sr.	☐	☐	☐
02 Velia Carboni	☐	☐	☐	08 Rick E. Maples	☐	☐	☐

Please fold here — Do not separate.

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
03 John C. Compton	☐	☐	☐	09 Vicki R. Palmer	☐	☐	☐
04 Wendy P. Davidson	☐	☐	☐	10 Colin V. Reed	☐	☐	☐
05 John W. Dietrich	☐	☐	☐	11 Cecelia D. Stewart	☐	☐	☐
06 D. Bryan Jordan	☐	☐	☐	12 R. Eugene Taylor	☐	☐	☐

3. Ratification of appointment of KPMG LLP as auditors. ☐ For ☐ Against ☐ Abstain

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF NOTICE OF SAID MEETING AND THE RELATED PROXY STATEMENT.

Meeting Attendance. Mark box to the right if you plan to attend the Annual Meeting. ☐

Date ________________________________, 2025

Signature(s) in Box

Shareholders sign here exactly as shown on the imprint on this card. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full name. If more than one Trustee, all should sign. All Joint Owners should sign.